Exhibit 4.13
                                                               EXECUTION COPY

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                              U.S. $1,150,000,000

                              TERM LOAN AGREEMENT

                                     among

                           NEW SUNWARD HOLDING B.V.,
                                 as Borrower,

                             CEMEX, S.A. DE C.V.,
                        CEMEX MEXICO, S.A. DE C.V., and
                   EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.,
                                 as Guarantors

              The Several Lenders from Time to Time Party Hereto,

                                CITIBANK, N.A.,
                           as Administrative Agent,

    ABN AMRO BANK N.V., BNP PARIBAS, CITIGROUP GLOBAL MARKETS INC., CREDIT
        AGRICOLE INDOSUEZ/CREDIT LYONNAIS, J.P. MORGAN SECURITIES INC.,
                        and SANTANDER CENTRAL HISPANO,
                          as Mandated Lead Arrangers,

                ING BANK N.V., MIZUHO CORPORATE BANK, LTD., and
                       THE ROYAL BANK OF SCOTLAND PLC.,
                                 as Arrangers,

          BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD.,
                      BBVA BANCOMER S.A., and SCOTIABANK,
                               as Co-Arrangers,

                   CREDIT AGRICOLE INDOSUEZ/CREDIT LYONNAIS,
                             as Syndication Agent,

                                      and

                      CITIGROUP GLOBAL MARKETS INC., and
                         J.P. MORGAN SECURITIES INC.,
                             as Joint Bookrunners

                         Dated as of October 15, 2003


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
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                                        TABLE OF CONTENTS

                                                                                             Page


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SECTION 1.        DEFINITIONS

         1.1.     Defined Terms..................................................................1
         1.2.     Other Definitional Provisions.................................................17

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS

         2.1.     Commitments...................................................................18
         2.2.     Procedure for Borrowing.......................................................19
         2.3.     Fees..........................................................................19
         2.4.     Optional Prepayments..........................................................20
         2.5.     Extension of Maturity Dates...................................................20
         2.7.     Interest Rates and Payment Dates..............................................21
         2.8.     Computation of Interest and Fees..............................................22
         2.9.     Inability to Determine Interest Rate..........................................22
         2.10.    Pro Rata Treatment and Payments...............................................23
         2.11.    Requirements of Law...........................................................24
         2.12.    Taxes.........................................................................25
         2.13.    Indemnity.....................................................................26
         2.14.    Change of Lending Office......................................................27
         2.15.    Replacement of Lenders........................................................27

SECTION 3.        REPRESENTATIONS AND WARRANTIES

         3.1.     Financial Condition...........................................................28
         3.2.     No Change.....................................................................28
         3.3.     Existence; Compliance with Law................................................28
         3.4.     Power; Authorization; Enforceable Obligations.................................28
         3.5.     Governmental Approvals........................................................29
         3.6.     Compliance with Law and Other Instruments.....................................29
         3.7.     Litigation....................................................................29
         3.8.     No Default....................................................................29
         3.9.     Ownership of Property; Liens..................................................29
         3.10.    Intellectual Property.........................................................29
         3.11.    Taxes.........................................................................30
         3.12.    Federal Reserve Regulations...................................................30
         3.13.    Labor Matters.................................................................30
         3.14.    Investment Company Act; Other Regulations.....................................31
         3.15.    Use of Proceeds...............................................................31
         3.16.    Subsidiaries; Capital Stock...................................................31
         3.17.    Environmental Matters.........................................................31
         3.18.    Accuracy of Information, etc..................................................32
         3.19.    No Immunity...................................................................32
         3.20.    Direct Obligations; Pari Passu................................................33
         3.21.    No Recordation Necessary......................................................33
         3.22.    Choice of Law; Submission to Jurisdiction and Waiver of Immunity..............33
         3.23.    Clauses Restricting Subsidiary Distributions..................................33
         3.24.    Solvency......................................................................34

SECTION 4.        CONDITIONS PRECEDENT

         4.1.     Loan Documents................................................................34
         4.2.     Financial Statements..........................................................34
         4.3.     Governmental Approvals........................................................34
         4.4.     Organizational Documents of the Loan Parties..................................34
         4.5.     Fees..........................................................................35
         4.6.     Legal Opinions................................................................35
         4.7.     No Material Adverse Change....................................................35
         4.8.     Financial Markets.............................................................36
         4.9.     Agent for Service of Process..................................................36
         4.10.    Representations and Warranties................................................36
         4.11.    No Default....................................................................36
         4.12.    Notice of Borrowing...........................................................36
         4.13.    Notice of Prepayment of Revolving Credit Facility.............................36
         4.14.    Other Documents...............................................................36

SECTION 5.        AFFIRMATIVE COVENANTS

         5.1.     Financial Statements..........................................................37
         5.2.     Certificates; Other Information...............................................38
         5.3.     Compliance with Laws and Contractual Obligations, Etc.........................38
         5.4.     Payment of Obligations........................................................39
         5.5.     Maintenance of Insurance......................................................39
         5.6.     Conduct of Business and Preservation of Corporate Existence...................39
         5.7.     Inspection of Property........................................................39
         5.8.     Books and Records.............................................................40
         5.9.     Maintenance of Properties, Etc................................................40
         5.10.    Notices.......................................................................40
         5.11.    Environmental Laws............................................................41
         5.12.    Maintenance of Governmental Approvals.........................................41
         5.13.    Use of Proceeds...............................................................41
         5.14.    Pari Passu Ranking............................................................41
         5.15.    Further Assurances............................................................41

SECTION 6.        NEGATIVE COVENANTS

         6.1.     Financial Condition Covenants.................................................42
         6.2.     Liens.........................................................................42
         6.3.     Consolidations and Mergers....................................................44
         6.4.     Sales of Assets, Etc..........................................................45
         6.5.     Restricted Payments...........................................................45
         6.6.     Transactions with Affiliates..................................................45
         6.7.     Accounting Changes............................................................45
         6.8.     Clauses Restricting Subsidiary Distributions..................................46
         6.9.     Change in Nature of Business..................................................46
         6.10.    Margin Regulations............................................................46
         6.11.    Ownership of Cemex Espana.....................................................46
         6.12.    Ownership of the Borrower.....................................................46
         6.13.    Ownership of Trademark Companies..............................................46
         6.14.    Incurrence of Debt by Trademark Companies.....................................47

SECTION 7.        EVENTS OF DEFAULT

SECTION 8.        THE AGENTS

         8.1.     Appointment...................................................................50
         8.2.     Delegation of Duties..........................................................50
         8.3.     Exculpatory Provisions........................................................50
         8.4.     Reliance by Agents............................................................51
         8.5.     Notice of Default.............................................................51
         8.6.     Non-Reliance on Agents and Other Lenders......................................51
         8.7.     Indemnification...............................................................52
         8.8.     Agent in Its Individual Capacity..............................................52
         8.9.     Successor Administrative Agent................................................53

SECTION 9.        GUARANTEES

         9.1.     The Guarantees................................................................53
         9.2.     Nature of Liability...........................................................53
         9.3.     Unconditional Obligations.....................................................54
         9.4.     Independent Obligation........................................................54
         9.5.     Waiver of Notices.............................................................55
         9.6.     Waiver of Defenses............................................................55
         9.7.     Bankruptcy and Related Matters................................................56
         9.8.     No Subrogation................................................................57
         9.9.     Right of Contribution.........................................................57
         9.10.    General Limitation on Guarantees..............................................57

SECTION 10.       MISCELLANEOUS

         10.1.    Amendments and Waivers........................................................58
         10.2.    Notices.......................................................................59
         10.3.    No Waiver; Cumulative Remedies................................................60
         10.4.    Survival of Representations and Warranties....................................60
         10.5.    Payment of Expenses and Taxes.................................................61
         10.6.    Successors and Assigns; Participations and Assignments........................62
         10.7.    Adjustments; Set-off..........................................................64
         10.8.    Counterparts..................................................................65
         10.9.    Severability..................................................................65
         10.10.   Integration...................................................................65
         10.12.   Submission To Jurisdiction; Waivers...........................................65
         10.13.   Appointment of Agent for Service of Process...................................66
         10.14.   Waiver of Sovereign Immunity..................................................66
         10.15.   Judgment Currency.............................................................67
         10.16.   Acknowledgements of Loan Parties..............................................67
         10.17.   Professional Market Party Status of Lenders...................................67
         10.18.   Confidentiality...............................................................68
         10.20.   Use of English Language.......................................................68
         10.21.   Conflict With Notes...........................................................68

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SCHEDULES

1.1      Commitments
3.7      Material Litigation
3.16     Subsidiaries
3.23     Restrictions on Distributions
6.2      Liens

EXHIBITS:

A-1      Form of Tranche A Note
A-2      Form of Tranche B Note
A-3      Form of Tranche C Note
B        Form of Compliance Certificate
C        Form of Assignment and Acceptance
D        Form of Notice of Borrowing
E-1      Form of Legal Opinion of Mayer, Brown, Rowe & Maw LLP
E-2      Form of Legal Opinion of Warendorf
E-3      Form of Legal Opinion of Lic. Ramiro G. Villareal Morales
F        Form of Process Agent Acceptance
G        Form of Non-Extension Notice
H        Form of Termination Notice


         TERM LOAN AGREEMENT (this "Agreement"), dated as of October 15, 2003, among NEW SUNWARD HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of The Netherlands (the "Borrower"), CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., each a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States (each a "Guarantor," and collectively, the "Guarantors"), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders (the "Lenders"), CITIBANK, N.A., as administrative agent (in such capacity, the "Administrative Agent"), ABN AMRO BANK N.V., BNP PARIBAS, CITIGROUP GLOBAL MARKETS INC., CREDIT AGRICOLE INDOSUEZ/CREDIT LYONNAIS, J.P. MORGAN SECURITIES INC. and SANTANDER CENTRAL HISPANO as mandated lead arrangers (in such capacities, the "Lead Arrangers"), ING BANK N.V., MIZUHO CORPORATE BANK, LTD., and THE ROYAL BANK OF SCOTLAND PLC., as Arrangers, BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD., BBVA BANCOMER S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, and SCOTIABANK, as Co-Arrangers, CREDIT AGRICOLE INDOSUEZ/ CREDIT LYONNAIS, as Syndication Agent, and CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as joint bookrunners (in such capacities, the "Joint Bookrunners").

         The parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Acquired Subsidiary": any Subsidiary acquired by any Loan Party or by any Subsidiary of any Loan Party after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

         "Acquiring Subsidiary": any Subsidiary formed by any Loan Party or by a Subsidiary of any Loan Party solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

         "Acquisition": any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, any Loan Party or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

         "Adjusted Consolidated Net Tangible Assets": with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Applicable GAAP (other than with respect to items referred to in clause (ii) below), minus (i) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents, un-amortized debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Applicable GAAP.

         "Administrative Agent": as defined in the preamble hereto.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent": any of the Administrative Agent, the Lead Arrangers and the Joint Bookrunners; collectively, the "Agents."

         "Agent Rate": for any date, with respect to amounts (i) in U.S. Dollars, the Federal Funds Effective Rate, (ii) in Euro or Yen, an interest rate calculated by the Administrative Agent to reflect its cost of funds.

         "Agent-Related Persons": the Agents and any successor agent to an Agent, pursuant to Section 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's Dollar Payment Office": the office of the Administrative Agent specified as such in Section 10.2, or such other office as may be specified from time to time by the Administrative Agent by written notice to the Borrower, the Guarantors and the Lenders.

         "Agent's Euro Payment Office": the office of the Administrative Agent specified as such in Section 10.2, or such other office as may be specified from time to time by the Administrative Agent by written notice to the Borrower, the Guarantors and the Lenders.

         "Agent's Yen Payment Office": the office of the Administrative Agent specified as such in Section 10.2, or such other office as may be specified from time to time by the Administrative Agent by written notice to the Borrower, the Guarantors and the Lenders.

         "Aggregate Exposure": with respect to any Lender under any Tranche at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time with respect to such Tranche and (b) thereafter, the aggregate unpaid principal amount of such Lender's Loans then outstanding under such Tranche.

         "Aggregate Exposure Percentage": with respect to any Lender under any Tranche at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure with respect to such Tranche at such time to the Aggregate Exposure of all Lenders with respect to such Tranche at such time.

         "Agreement": as defined in the preamble hereto.

         "Agreement Currency": as defined in Section 10.15(b).

         "Alternate Rate Loans": as defined in Section 2.9.

         "Applicable GAAP": with respect to any Person, Mexican GAAP or other generally accepted accounting principles required to be applied to such Person in the jurisdiction of its incorporation or organization and used in preparing such Person's financial statements.

         "Applicable Margin": for Loans under each Tranche, the rate per annum for Loans under such Tranche set forth below:

                  Tranche                         Applicable Margin

                  Tranche A....................          0.625%
                  Tranche B....................          0.925%
                  Tranche C....................          0.862%

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit C.

         "Assignor": as defined in Section 10.6(c).

         "Benefitted Lender": as defined in Section 10.7(a).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Business": as defined in Section 3.17(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close; provided that when such term is used in connection with a Loan of any Tranche, such term shall also exclude any day on which banks are not open for dealings in the currency of such Tranche in the London interbank market; provided further that when such term is used in connection with a Yen Loan, such term shall also exclude any day on which banks are not open for dealings in Yen in the Tokyo interbank market.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Applicable GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Applicable GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cemex": Cemex, S.A. de C.V., a sociedad anonima de capital variable, organized and existing under the laws of the United Mexican States.

         "Cemex Espana": Cemex Espana, S.A., a Spanish corporation, organized and existing under the laws of the Kingdom of Spain.

         "Closing Date": the date on which each of the conditions precedent set forth in Section 4 shall have been satisfied by or on behalf of the Borrower and each Guarantor or waived by the Lenders, but in no event later than the 5th Business Day after the date hereof.

         "Commitment": as to any Lender, the sum of its Tranche A, Tranche B and Tranche C Commitments; collectively, as to all the Lenders, the "Commitments."

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Confidential Information Memorandum": the Confidential Information Memorandum relating to the Borrower, dated September 2003, and furnished to the Lead Arrangers in connection with this Agreement.

         "Consolidated EBITDA": for any period, the sum for Cemex and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operacion), (b) cash interest income and (c) depreciation and amortization expense (to the extent deducted from operating income), in each case determined in accordance with Mexican GAAP consistently applied for such period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") in connection with any determination of Consolidated Leverage Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if at any time during such Reference Period Cemex or any of its Subsidiaries shall have made any Material Disposition, Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period and
(ii) if at any time during such Reference Period Cemex or any of its Subsidiaries shall have made any Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Reference Period. Additionally, if since the beginning of such Reference Period any Person that subsequently became a Subsidiary of Cemex or was merged or consolidated with Cemex or any of its Subsidiaries as a result of a Material Acquisition occurring during such Reference Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by Cemex or any of its Subsidiaries during such Reference Period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such Reference Period.

         "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) mandatory dividend payments during such period in respect of preferred Capital Stock of Cemex or any of its Subsidiaries, and (c) to the extent not included in (a) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps.

         "Consolidated Interest Expense": for any period, the total gross interest expense of Cemex and its consolidated Subsidiaries allocable to such period in accordance with Mexican GAAP.

         "Consolidated Leverage Ratio": at any time during any fiscal quarter, the ratio of (a) Consolidated Net Debt at such time to (b) Consolidated EBITDA for the four consecutive fiscal quarters immediately preceding such fiscal quarter.

         "Consolidated Net Debt": at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of Cemex and its Subsidiaries at such date, plus (b) to the extent not included in Debt, the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date, plus (c) to the extent not included in Debt, all payment obligations of Cemex or any of its Subsidiaries under the 9.66% Puttable Capital Securities issued by CEMEX International Capital LLC on May 14, 1998 or under any similar instrument, minus (d) all Temporary Investments of Cemex and its Subsidiaries at such date.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it or any of its property is bound.

         "CTW": Cemex Trademarks Worldwide, Ltd., a commercial company organized and existing under the laws of Switzerland.

         "Debt": as to any Person at any time, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all Debt of others secured by a Lien on any asset or property of such Person, up to the value of such asset, as recorded in such Person's most recent balance sheet, (vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, (vii) all obligations of such Person under repurchase agreements for stock issued by such Person or another Person and (viii) all obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing obligations of any other Person of the kind referred to in clauses (i) through (vii).

         "Default": any condition, event or circumstance, which with the giving of notice or lapse of time or both, would become an Event of Default.

         "Derivatives Obligations": as to any Person, all obligations of such Person in respect of any financial derivatives, including without limitation any rate swap transaction, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, equity or equity index forward purchase transaction, equity option, bond option, interest rate option, foreign exchange transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, and all obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing obligations of any other Person of the kind referred to above.

         "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollar Amount": at any date with respect to any, Commitments or Loans (i) denominated in Dollars, the amount of such Commitment or the outstanding principal amount of such Loans, as the case may be on such date and (ii) denominated in Euro or Yen, the amount of Dollars that would be required to purchase Euro or Yen in the amount of such Commitment or the then outstanding principal amount of such Euro Loans or Yen Loans, as the case may be, at an exchange rate equal to the relevant Exchange Rate.

         "Dollar Borrowing": a borrowing of Dollar Loans hereunder.

         "Dollar Loan": a Loan denominated in Dollars.

         "Dollars", "U.S.$" and "$": the lawful currency of the United States.

         "Dutch Banking Act": the Dutch Act of the Supervision of Credit System of 1992 (Wet toezicht kredietwezen 1992), as amended from time to time.

         "Dutch Central Bank": the central bank of The Netherlands (De Nederlandsche Bank).

         "Dutch Exemption Regulation": the Exemption Regulation of the Dutch Minister of Finance of June 26, 2002 (Vrijstellingsregeling Wtk 1992), as amended from time to time.

         "Dutch Policy Guidelines": the Dutch Central Bank's policy guidelines of July 10, 2002 issued in relation to the Dutch Exemption Regulation (beleidsregel kernbegrippen markttoetreding en handhaving Wtk 1992), as amended from time to time.

         "Environmental Laws" any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, technical standards (norma tecnica), codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "Euro" and "(euro)": the lawful currency of the participating member states of the European Monetary Union.

         "Euro Borrowing": a borrowing of Euro Loans hereunder.

         "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to the Loans under any Tranche, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) determined on the basis of the London inter-bank offered rate for deposits in the currency in which such Loans are denominated for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent in consultation with the Borrower or, in the absence of such availability, by reference to the rate (rounded upwards, if necessary, to the next 1/100th of 1%) at which deposits in the relevant currency for a period equal to or closest to (but greater than) such Interest Period are offered by the principal London office of the Administrative Agent in the relevant interbank market at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

         "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to the Loans under any Tranche, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                            Eurocurrency Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

         "Eurocurrency Reserve Requirements": for any day as applied to the Loans under any Tranche, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction over any Lender dealing with reserve requirements prescribed for funding in eurodollars, Euro or Yen, as the case may be (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

         "Euro Loan": a Loan denominated in Euro.

         "Event of Default": any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Exchange Act": the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Rate": (a) with respect to Euro, $/(euro) 0.85455 and (b) with respect to Yen, $/(Y) 108.9600.

         "FAS 140": Financial Accounting Standards Board Statement No. 140 or any Statement replacing the same, in each case as amended, modified or supplemented from time to time.

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Citibank, N.A., from three federal funds brokers of recognized standing selected by it.

         "Governmental Authority": any foreign or domestic branch of power or government or any state, department or other political subdivision thereof, or any foreign or domestic governmental body, agency, authority (including any central bank or taxing authority), any entity or instrumentality (including any court or tribunal) exercising, or asserting jurisdiction to exercise, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group Members": the collective reference to the Borrower, each Guarantor and all of their respective Subsidiaries.

         "Guarantee": the guarantee of the Borrower's Obligations by each Guarantor hereunder.

         "Guarantors": as defined in the preamble hereto.

         "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations (including any option with respect to any of the foregoing transactions), either generally or under specific contingencies.

         "Indemnitee" and "Indemnified Liabilities": as defined in Section
10.5.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Mexican, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, trade secrets, any applications associated with the foregoing, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": the last day of any Interest Period.

         "Interest Period": as to the Loans of any Tranche, (a) initially, the period commencing on the Closing Date and ending (i) in the case of Tranche C Loans, six months thereafter and (ii) in the case of Tranche A or Tranche B Loans, one, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to the Loans of such Tranche and ending one, three or six months thereafter, as determined pursuant to Section 2.6; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period shall be selected with respect to any Tranche that would extend beyond any Maturity Date with respect to such Tranche; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Joint Bookrunners": as defined in the preamble hereto.

         "Judgment Currency": as defined in Section 10.15(b).

         "Lead Arrangers": as defined in the preamble hereto.

         "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

         "Lenders": as defined in the preamble hereto.

         "Lien": with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement of any kind whatsoever that has the practical effect of creating a Lien, in respect of such asset. Any Group Member shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement and each of the Notes.

         "Loan Party": the Borrower and each Guarantor, collectively, the "Loan Parties."

         "Majority Lenders": with respect to any Tranche at any time, the holders at such time of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Tranche at such time.

         "Material Acquisition": any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary of Cemex or any Person which becomes a Subsidiary of Cemex or is merged or consolidated with any Group Member, in each case which involves the payment of aggregate consideration by any one or more Group Members in excess of U.S.$25,000,000 (or the equivalent thereof in other currencies).

         "Material Adverse Effect": a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or of any Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Borrower or any other Loan Party to perform its obligations under this Agreement or any other Loan Document.

         "Material Disposition": any Disposition of property or series of related Dispositions of property that yields aggregate gross proceeds to any one or more Group Members in excess of U.S.$25,000,000 (or the equivalent thereof in other currencies).

         "Material Subsidiary": at any date, (a) Cemex Espana, each Trademark Company and each Loan Party that is a Subsidiary of Cemex and (b) each other Subsidiary of any Loan Party (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute 5% or more of the consolidated assets of Cemex and its Subsidiaries as of the end of the then most recently ended fiscal quarter or (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis, without duplication, constitutes 5% or more of the consolidated operating profit of Cemex and its Subsidiaries for the then most recently ended fiscal quarter.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date": with respect to any Loan, any date on which the outstanding principal amount of such Loan is payable by the Borrower pursuant to the provisions of Section 2.1(d), (e) or (f).

         "Mexican Bank": any bank incorporated under the laws of Mexico and duly authorized by the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) to carry out the business of banking in Mexico under the Credit Institutions Law (Ley de Instituciones de Credito).

         "Mexican GAAP": generally accepted accounting principles in Mexico as in effect from time to time, except that for purposes of Section 6.1, Mexican GAAP shall be determined on the basis of such principles in effect as of the date of, and applied in the preparation of, the audited financial statements of Cemex and its consolidated Subsidiaries as of and for the year ended December 31, 2002. In the event that any change in Mexican GAAP shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican GAAP with the desired result that the criteria for evaluating the financial condition of Cemex and its consolidated Subsidiaries shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican GAAP had not occurred.

         "Mexico": the United Mexican States.

         "Non-Excluded Taxes": as defined in Section 2.12(a).

         "Non-Extension Notice": as defined in Section 2.5(a).

         "Notes": the collective reference to each Tranche A Note, each Tranche B Note and each Tranche C Note.

         "Notice of Borrowing": as defined in Section 2.2(a).

         "Obligations": (a) as to the Borrower, all of the Debt, obligations and liabilities of the Borrower to the Lenders and the Agents now or in the future existing under or in connection with the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due and (b) as to each Guarantor, all the Debt, obligations and liabilities of such Guarantor to the Lenders and the Agents now or in the future existing under or in connection with this Agreement, whether direct or indirect, absolute or contingent, due or to become due.

         "Off-Balance-Sheet Transactions": any financing transaction of any Person not reflected as Debt on the balance sheet of such Person, but being structured in a way that may result in payment obligations by such Person.

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant": as defined in Section 10.6 (b).

         "Permitted Liens": as defined in Section 6.2.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other business entity, or Governmental Authority, whether or not having a separate legal personality.

         "Process Agent": as defined in Section 10.13.

         "Professional Market Party": a professional market party (professionele marktpartij) as defined from time to time under the Dutch Exemption Regulation. As of the date hereof, only the following are Professional Market Parties: (a) banks, insurance companies, securities firms, investment institutions and pension funds that are (i) supervised or licensed under Dutch law or (ii) established and acting under supervision in a European Union member state (other than The Netherlands), Hungary, Monaco, Poland, Puerto Rico, Saudi Arabia, Slovakia, Czech Republic, Turkey, South Korea, the United States, Japan, Australia, Canada, Mexico, New Zealand or Switzerland;
(b) investment institutions that offer their participation rights exclusively to professional market parties and are not required to be supervised or licensed under Dutch law; (c) the State of The Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign de-centralized government bodies, international treaty organizations and supranational organizations; (d) enterprises or entities with total assets of at least
(euro)500,000,000 (or the equivalent thereof in other currencies) as per the balance sheet of such entity as of the year-end preceding the date of the making of, or acceptance of an assignment of (as the case may be), any Loan hereunder; (e) enterprises, entities or individuals with net assets (eigen vermogen) within the meaning of the Dutch Exemption Regulation of at least
(euro)10,000,000 (or the equivalent thereof in other currencies) as of the year-end preceding the date of the making of, or acceptance of an assignment of (as the case may be), any Loan hereunder and who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding such date; (f) subsidiaries of the entities referred to under (a) above, provided such subsidiaries are subject to supervision; and (g) an enterprise or institution that has a rating from or that issues securities having a rating from a rating agency recognized for such purposes by the Dutch Central Bank.

         "Properties": as defined in Section 3.17(a).

         "Qualified Receivables Transaction": any transaction or series of transactions that may be entered into by any Group Member pursuant to which such Group Member may sell, convey or otherwise transfer to a Special Purpose Vehicle (in the case of a transfer by Cemex or any other Seller) and any other Person (in the case of a transfer by a Special Purpose Vehicle), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                  (a) no portion of the Debt or any other obligations (contingent or otherwise) of a Special Purpose Vehicle (i) is guaranteed by Cemex or any other Seller or (ii) is recourse to or obligates Cemex or any other Group Member in any way such that the requirements for off balance sheet treatment under FAS 140 are not satisfied; and

                  (b) Cemex and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

         "Receivables": all rights of Cemex or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of Cemex or such Seller as accounts receivable.

         "Receivables Documents": (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreement to acquire undivided interests in or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by Cemex, another Seller and/or a Special Purpose Vehicle, and (b) each other instrument, agreement and other document entered into by Cemex, any other Seller or a Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

         "Receivables Program Assets": (a) all Receivables which are described as being transferred by Cemex, another Seller or a Special Purpose Vehicle pursuant to the Receivables Documents, (b) all Receivables Related Assets in respect of such Receivables, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "Receivables Program Obligations": (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets and (b) related obligations of Cemex, a Subsidiary of Cemex or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield hedging obligations, breach of warranty or covenant claims and expense reimbursement and indemnity provisions).

         "Receivables Related Assets": with respect to any "Receivables" (i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of Liens securing such Receivables),
(ii) any proceeds of such Receivables and (iii) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Register": as defined in Section 10.6(d).

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the aggregate Dollar Amount of the Commitments then in effect and (b) thereafter, the aggregate unpaid principal Dollar Amount of the Loans then outstanding.

         "Requirement of Law": as to any Person, the charter, statuten, and estatutos sociales or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": of any Person means the Chief Financial Officer, the Corporate Planning and Finance Director, the Finance Director or the Comptroller (or, if there is no officer with such title, an officer equivalent to any of the foregoing) of such Person; provided, that for purposes of delivery of any Compliance Certificate pursuant to Section 5.2(b) hereof, the Chief Financial Officer of Cemex may be the Responsible Officer executing such Compliance Certificate with respect to any Person.

         "Restricted Payments": as defined in Section 6.5.

         "Restricted Subsidiary": at any time, any of (a) Cemex Mexico, S.A. de C.V., (b) Empresas Tolteca de Mexico, S.A. de C.V., (c) any Trademark Company, (d) any Material Subsidiary of Cemex that, as of the date hereof, (i) is incorporated or organized in Mexico, (ii) has its principal place of business in Mexico or (iii) conducts a majority of its business or holds a majority of its assets in Mexico and (e) any Subsidiary of Cemex that at such time owns or operates any portion, beyond a de minimis amount, of the assets owned or operated as of the date hereof by the Persons described in clauses
(a) through (d).

         "SEC": the U.S. Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Seller": Cemex or any Subsidiary of Cemex or other Affiliate of Cemex (other than a Subsidiary of Cemex or Affiliate that is a Special Purpose Vehicle) which is a party to a Receivables Document.

         "S&P": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Special Purpose Vehicle": a trust, partnership or other special purpose Person established by any Group Member to implement a Qualified Receivables Transaction.

         "Subsidiary": with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) in the case of a corporation, the issued and outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or
(c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (i) such Person, (ii) such Person and one or more of its other Subsidiaries or (iii) one or more of such Person's other Subsidiaries. For purposes of this definition, "control" by a Person means the power directly or indirectly to direct (x) the exercise of voting power of, or (y) the disposition of, any interest of the kind set forth in clauses (a) through (c) above. For purposes of determining whether a trust formed in connection with a Qualified Receivables Transactions is a Subsidiary, notes, trust certificates, undivided interests, partnership interests or other interests of the type described in clause (a) of the definition of Receivables Program Obligations shall be counted as beneficial interests in such trust.

         "Successor": as defined Section 6.3(a).

         "Taxes": as defined in Section 2.12.

         "Temporary Investments": at any date, all amounts that would, in conformity with Mexican GAAP consistently applied, be set forth opposite the captions "cash and cash equivalents" ("efectivo y equivalentes de efectivo") and/or "temporary investments" ("inversiones temporales") on a consolidated balance sheet of Cemex at such date.

         "Termination Amount": at any date and with respect to any Derivatives Obligation, the aggregate of all settlement and other amounts (without giving effect to any set-off, counterclaim or other reduction) which in the good faith determination of the Required Lenders would be payable if any default, event of default, termination event, illegality, or other event giving rise to an early termination or liquidation of the relevant derivative transaction were to occur in respect of such Derivatives Obligation on such date.

         "Termination Notice": as defined in Section 4.13.

         "Total Borrowings": without duplication, in respect of any Person, the amount of all Debt of such Person plus the aggregate amount of all payment obligations, contingent or otherwise, of such Person in respect of Off-Balance-Sheet Transactions entered into by such Person.

         "Total Net Worth of Cemex Espana": at any date, the shareholders' equity of Cemex Espana and its Subsidiaries (including minority interests) at such date, in accordance with Spanish GAAP.

         "Trademark Companies": collectively, CTW and any other Person at any time conducting business or serving a purpose similar to the business and purposes of CTW as of the date hereof, with respect to Intellectual Property owned or held under license by CTW as of the date hereof, and any of their Successors or transferees in the event of a merger or consolidation of any such Person or the transfer, conveyance, sale, lease or other disposition of all or substantially all of its properties or assets in accordance with
Section 6.3.

         "Tranche": when used with respect to Loans or Commitments, refers to whether such Loans or Commitments are Tranche A Loans, Tranche B Loans or Tranche C Loans, or Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, as applicable.

         "Tranche A Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Commitment" opposite such Lender's name on Schedule 1.1.

         "Tranche A Lender": a Lender making a Tranche A Loan.

         "Tranche A Loan": a Loan made pursuant to Section 2.1(a).

         "Tranche A Maturity Date": the second anniversary of the Closing Date; provided that if such day is not a Business Day, the Tranche A Maturity Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the Tranche A Maturity Date shall be the immediately preceding Business Day.

         "Tranche A Note": a promissory note of the Borrower substantially in the form of Exhibit A-1.

         "Tranche B Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Commitment" opposite such Lender's name on Schedule 1.1.

         "Tranche B Extended Maturity Date": the date that is 180 days after the Tranche B Maturity Date; provided that if such day is not a Business Day, the Tranche B Extended Maturity Date shall be the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case the Tranche B Extended Maturity Date shall be the immediately preceding Business Day.

         "Tranche B Lender": a Lender making a Tranche B Loan.

         "Tranche B Loan": a loan made pursuant to Section 2.1(b).

         "Tranche B Maturity Date": the third anniversary of the Closing Date; provided that if such day is a Business Day, the Tranche B Maturity Date shall be the next succeeding Business Day unless such next succeeding day would fall in the next calendar month, in which case the Tranche B Maturity Date shall be the immediately preceding Business Day.

         "Tranche B Note": a promissory note of the Borrower substantially in the form of Exhibit A-2.

         "Tranche C Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche C Commitment" opposite such Lender's name on Schedule 1.1.

         "Tranche C Extended Maturity Date": the date that is 180 days after the Tranche C Maturity Date; provided that if such day is not a Business Day, the Tranche C Extended Maturity Date shall be the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case the Tranche C Extended Maturity Date shall be the immediately preceding Business Day.

         "Tranche C Lender": a Lender making a Tranche C Loan.

         "Tranche C Loan": a Loan made pursuant to Section 2.1(c).

         "Tranche C Maturity Date": the third anniversary of the Closing Date; provided that if such day is not a Business Day, the Tranche C Maturity Date shall be the next succeeding Business Day, unless such next succeeding day would fall in the next calendar month, in which case the Tranche C Maturity Date shall be the immediately preceding Business Day.

         "Tranche C Note": a promissory note of the Borrower substantially in the form of Exhibit A-3.

         "Transferee": any Assignee or Participant.

         "U.S." or "United States": the United States of America.

         "Verifiable Professional Market Party": a Professional Market Party whose status as such may be determined on the basis of (a) its entry in a public register (including on-line-registers available on the internet) of the Dutch Central Bank, (b) its rating as provided by a rating agency recognized for such purposes by the Dutch Central Bank and as it appears from any public register and/or written statement of such rating agency, (c) its balance sheet, as confirmed by an auditor's statement showing a value of its assets as per the last day of the preceding calendar year of at least (euro)500,000,000 (or such other amount and/or at such other time as may be required pursuant to the Dutch Exemption Regulation), or (d) its entry in a public register published by a regulator (other than the Dutch Central Bank) of a country as referred to in Section 1(e)(11) of the Dutch Exemption Regulation, exercising supervision over the Professional Market Party.

         "Yen" and "(Y)": the lawful currency of Japan.

         "Yen Borrowing": a borrowing of Yen Loans hereunder.

         "Yen Loan": a Loan denominated in Yen.

         1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume or otherwise become liable in respect of (and the words "incurred" and "incurrence" shall have correlative meanings),
(iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) In this Agreement, whenever pro forma effect is to be given to any Material Acquisition or Material Disposition by any Group Member for purposes of including or excluding (as the case may be) the amount of income or earnings or other amounts relating thereto in any calculation under the definition of Consolidated EBITDA, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Cemex; provided that such pro forma calculations shall not include any pro forma expense or cost reductions except to the extent calculated on a basis consistent with Regulation S-X under the U.S. Securities Act of 1933, as amended.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1. Commitments. (a) Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make a Tranche A Loan denominated in Euro to the Borrower on the Closing Date, in a principal amount not to exceed the amount of such Lender's Tranche A Commitment. The maximum aggregate principal amount of all Tranche A Loans shall not exceed (euro)256,365,000.

         (b) Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make a Tranche B Loan denominated in Dollars to the Borrower on the Closing Date, in a principal amount not to exceed the amount of such Lender's Tranche B Commitment. The maximum aggregate principal amount of all Tranche B Loans shall not exceed U.S.$550,000,000.

         (c) Subject to the terms and conditions hereof, each Tranche C Lender severally agrees to make a Tranche C Loan denominated in Yen to the Borrower on the Closing Date, in a principal amount not to exceed the amount of such Lender's Tranche C Commitment. The maximum aggregate principal amount of all Tranche C Loans shall not exceed (Y)32,688,000,000.

         (d) The Borrower shall repay to the Administrative Agent on the Tranche A Maturity Date for the ratable account of the Tranche A Lenders the aggregate principal amount outstanding under the Tranche A Loans.

         (e) The Borrower shall repay to the Administrative Agent (i) on the Tranche B Maturity Date, for the ratable account of the Tranche B Lenders holding Tranche B Loans the Maturity Date of which was not extended pursuant to Section 2.5, the aggregate principal amount outstanding under such Tranche B Loans and (ii) on the Tranche B Extended Maturity Date, for the ratable account of the Tranche B Lenders holding Tranche B Loans the Maturity Date of which was extended pursuant to Section 2.5, the aggregate principal amount outstanding under such Tranche B Loans.

         (f) The Borrower shall repay to the Administrative Agent (i) on the Tranche C Maturity Date, for the ratable account of the Tranche C Lenders holding Tranche C Loans the Maturity Date of which was not extended pursuant to Section 2.5, the aggregate principal amount outstanding under such Tranche C Loans and (ii) on the Tranche C Extended Maturity Date, for the ratable account of the Tranche C Lenders holding Tranche C Loans the Maturity Date of which was extended pursuant to Section 2.5, the aggregate principal amount outstanding under such Tranche C Loans.

         (g) Each Loan made by each Lender shall be evidenced by a Tranche A Note, Tranche B Note or Tranche C Note, as the case may be, executed by the Borrower and each Guarantor, as "avalista," and representing the obligation of the Borrower to pay to such Lender the unpaid principal amount of such Loan, plus interest thereon as provided in Section 2.7. Each Note shall qualify as a pagare under Mexican law. No Lender shall, in connection with the enforcement of any Note, be required to introduce into evidence or prove the existence of this Agreement or the other Loan Documents (other than such Note) or the making of Loans. In addition, the Borrower and each Guarantor shall, from time to time at its expense, execute and/or deliver to each Lender such amendments to the Notes, or replacement Notes, that may, in the judgment of such Lender, be necessary and desirable in order to ensure that the Notes duly reflect the terms of this Agreement. In addition, and without limiting the foregoing, in the event that (i) any Interest Period of a different duration from the prior Interest Period shall be selected with respect to any Tranche pursuant to
Section 2.6 or (ii) the Maturity Date of any Tranche shall be extended for any reason, the Borrower and each Guarantor shall, at its expense, execute and deliver to each Lender under such Tranche a replacement Note, which shall be subscribed in the same manner and on the same terms and conditions as the Note theretofore held by such Lender, and shall be delivered to each such Lender no later than date on which any such change shall become effective.

         2.2. Procedure for Borrowing. (a) The Borrower shall deliver to the Administrative Agent irrevocable written notice, in the form of Exhibit D (the "Notice of Borrowing") (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, at least three Business Days prior to the requested Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying (i) the aggregate principal amount of the Loans to be made in respect of each Tranche on the Closing Date, which shall not exceed the maximum principal amounts with respect to each Tranche as set forth in Section 2.1 and which shall (x) in the case of Tranche A, be a whole multiple of (euro)5,000, (y) in the case of Tranche B, be a whole multiple of U.S.$1,000,000 and (z) in the case of Tranche C, be a whole multiple of (Y)1,000,000, and (ii) the initial Interest Period with respect to each of Tranche A and Tranche B. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Lender shall make available to the Administrative Agent (i) at the Agent's Dollar Payment Office an amount in immediately available funds equal to its pro rata share of each Dollar Borrowing (if any), (ii) at the Agent's Euro Payment Office an amount in immediately available funds equal to its pro rata share of each Euro Borrowing (if any), and (iii) at the Agent's Yen Payment Office an amount in immediately available funds equal to its pro rata share of each Yen Borrowing (if any). The Administrative Agent shall pay to the Borrower in accordance with the payment instructions set forth in the Notice of Borrowing the aggregate of the amounts made available to the Administrative Agent by the Lenders on the Closing Date in immediately available funds.

         (b) Each Lender at its option may make any Euro Loan or Yen Loan by causing any domestic or foreign branch or Lender Affiliate of such Lender to make such Loan in accordance with Section 2.2(a); provided that any exercise of such option shall not result in any Loan being made by a Person that is not a Professional Market Party and shall not affect the obligation of the Borrower to repay such Loan in accordance with this Agreement.

         2.3. Fees. On the Closing Date, the Borrower shall pay:

         (a) to the Administrative Agent for the account of each Lender, the participation fees previously agreed in writing by the Borrower and each Lender;

         (b) to the Administrative Agent, the fees in the amounts previously agreed to in writing by the Borrower and the Administrative Agent;

         (c) to each Joint Bookrunner, the fees in the amounts previously agreed in writing by the Borrower and the Joint Bookrunners; and

         (d) to each Lead Arranger, the fees in the amounts previously agreed by the Borrower and the Lead Arrangers.

         2.4. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans of any Tranche, in whole or ratably in part, without premium or penalty, upon irrevocable written notice delivered to the Administrative Agent at least four Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided that if a Loan is prepaid in whole or ratably in part on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Each partial prepayment of Loans shall be (x) in the case of Dollar Loans, in an aggregate principal amount equal to at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) in the case of Euro Loans, in an aggregate principal amount equal to at least
(euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof or
(z) in the case of Yen Loans, in an aggregate principal amount equal to at least (Y)500,000,000 or a whole multiple of (Y)100,000,000 in excess thereof.

         2.5. Extension of Maturity Dates. (a) On the Tranche B Maturity Date, the principal amount then outstanding under each Tranche B Loan that would otherwise be due and payable on such Maturity Date shall become due and payable as of the Tranche B Extended Maturity Date automatically and without further notice, unless (i) the Lender with respect to such Loan shall, at its sole discretion, have provided written notice substantially in the form of Exhibit G (each such notice, a "Non-Extension Notice") to the Borrower and the Administrative Agent, not less than 90 days prior to the Tranche B Maturity Date, that such Lender will not extend the maturity of such Loan to the Tranche B Extended Maturity Date or (ii) Lenders representing more than fifty percent of the total aggregate principal Dollar Amount of the Loans outstanding under Tranche B and Tranche C shall have provided Non-Extension Notices to the Borrower and the Administrative Agent not less than 90 days prior to the Tranche B Maturity Date. In the case of (i) above, the principal amount outstanding under each such Tranche B Loan shall be due and payable on the Tranche B Maturity Date. In the case of (ii) above, the principal amount outstanding under all Tranche B Loans shall be due and payable on the Tranche B Maturity Date. The Administrative Agent shall provide to each Tranche B Lender, not later than 30 days prior to the Tranche B Maturity Date, a notice specifying the Maturity Date applicable to the Tranche B Loans of such Lender.

         (b) On the Tranche C Maturity Date, the principal amount then outstanding under each Tranche C Loan that would otherwise be due and payable on such Maturity Date shall become due and payable as of the Tranche C Extended Maturity Date automatically and without further notice unless (i) the Lender with respect to such Loan shall, at its sole discretion, have provided a Non-Extension Notice to the Borrower and the Administrative Agent, not less than 90 days prior to the Tranche C Maturity Date, that such Lender will not extend the maturity of such Loan to the Tranche C Extended Maturity Date or
(ii) Lenders representing more than fifty percent of the total aggregate principal Dollar Amount of the Loans outstanding under Tranche B and Tranche C shall have provided Non-Extension Notices to the Borrower and the Administrative Agent not less than 90 days prior to the Tranche C Maturity Date. In the case of (i) above, the principal amount then outstanding under each such Tranche C Loan shall be due and payable on the Tranche C Maturity Date. In the case of (ii) above, the principal amount outstanding under all Tranche C Loans shall be due and payable on the Tranche C Maturity Date. The Administrative Agent shall provide to each Tranche C Lender, not later than 30 days prior to the Tranche C Maturity Date, a notice specifying the Maturity Date applicable to the Tranche C Loans of such Lender.

         2.6. Interest Periods. (a) Upon the expiration of the then current Interest Period with respect to any Tranche, if no Default or Event of Default shall have occurred and be continuing, (i) in the case of Tranche A or Tranche B Loans, the Borrower shall select a new Interest Period, by irrevocable written notice to the Administrative Agent given not later than 11:00 am New York City time on the third Business Day prior to the last day of the then current Interest Period with respect thereto and (ii) in the case of Tranche C Loans, a new six month Interest Period shall begin. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) If, upon the expiration of any Interest Period, the Borrower shall have failed to select, or is not permitted to select, a new Interest Period as provided in clause (a) above, or if a Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall select a new Interest Period in accordance with the criteria set forth in the definition of "Interest Period;" provided that such Interest Period may, at the discretion of the Administrative Agent, have a duration of one day or one week with respect to any overdue amounts bearing interest as determined pursuant to Section 2.7(b) hereof.

         2.7. Interest Rates and Payment Dates. (a) Loans under each Tranche shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate with respect to such Tranche determined for such day, plus the Applicable Margin.

         (b) Any principal amount and (to the extent permitted by applicable law) any interest or other amount not paid when due under this Agreement shall bear interest for each day until paid in full, at a rate equal to the Applicable Margin plus the Eurocurrency Rate that would otherwise be applicable to the relevant Tranche, plus, in the case of principal and interest, 2% per annum.

         (c) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

         2.8. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders under each Tranche of each determination of a Eurocurrency Rate for such Tranche. Any change in the interest rate on a Loan under any Tranche resulting from a change in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders under each Tranche of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.7.

         2.9. Inability to Determine Interest Rate. If prior to the first day of any Interest Period with respect to any Tranche:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the Eurocurrency Rate with respect to such Tranche for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Lenders with respect to such Tranche (excluding for such purposes any Mexican Bank that has not received the approval of Banco de Mexico as provided below) that the Eurocurrency Rate determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders, which certification shall be conclusive absent manifest error) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telephonic or facsimile notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, all Loans outstanding under such Tranche shall be converted, on the last day of the then-current Interest Period, to Loans ("Alternate Rate Loans") bearing interest according to an interest rate convention determined in good faith by the Administrative Agent, after consultation with the relevant Lenders, to compensate the relevant Lenders for their cost of obtaining, as of the commencement of the then current Interest Period, funds for such Interest Period, plus the Applicable Margin. Until such notice has been withdrawn by the Administrative Agent, such Loans shall be continued as Alternate Rate Loans. The parties hereto hereby agree that the provisions of this Section 2.9 shall not apply to any Loan held by any Lender that is a Mexican Bank, unless such Lender has received the approval of Banco de Mexico.

         2.10. Pro Rata Treatment and Payments. (a) Each borrowing of Loans under any Tranche hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders under any Tranche shall be made pro rata according to the respective Aggregate Exposure Percentages of such Lenders with respect to such Tranche.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans under any Tranche shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders of such Tranche. Amounts prepaid on account of the Loans may not be reborrowed.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Agent's Dollar Payment Office, in Dollars and in immediately available funds; provided that (i) all payments of principal and interest on the Euro Loans shall be made in Euro at the Agent's Euro Payment Office prior to 10:00 A.M., London time, on such date and (ii) all payments of principal and interest on the Yen Loans shall be made in Yen at the Agent's Yen Payment Office prior to 10:00 A.M., Tokyo time, on such date. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be due and payable on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its share of the Loans under any Tranche available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and, in reliance upon such assumption, the Administrative Agent may (but shall not be required to) make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Agent Rate with respect to such Tranche for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum otherwise applicable to such Loans, on demand, from the Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Agent Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or any Guarantor.

         2.11. Requirements of Law. (a) If any Lender shall have determined that the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes in respect of which additional amounts are payable pursuant to Section 2.12, or would be so payable but for an exception set forth in Section 2.12, and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of any Eurocurrency Rate applicable to such Lender's Loans; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) If any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Loans as contemplated by this Agreement, (a) the obligation of such Lender hereunder to make Loans shall forthwith be cancelled to the extent required by law and (b) all outstanding Loans, if any, shall (i) if so required by law be repaid or (ii) if so permitted by law, at the option of the Borrower either (A) be repaid or (B) be converted to Alternate Rate Loans, in each case, on the last day of the Interest Period therefor. If any such repayment or conversion is made on a day which is not the last day of the Interest Period therefor, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

         2.12. Taxes. (a) All payments made and to be made by the Borrower or any Guarantor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or in which its principal place of business or applicable lending office is located or any political subdivision or taxing authority thereof or therein. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (that are not Other Taxes) that are in excess of those that would have been payable had such Lender complied with the requirements of paragraph (e) of this Section.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable hereunder, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt, a duplicate original or a duly certified or authenticated copy showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, additions, fines or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Non-Excluded Taxes and Other Taxes imposed on or paid by such Lender or the Administrative Agent (as the case may be), together with interest thereon from and including the date on which such Lender or Administrative Agent (as the case may be) provides notice to the Borrower that indemnification is due pursuant to this
Section 2.12(d) to but excluding the date of reimbursement at a rate per annum equal to the interest rate from time to time applicable to the Loans to which such amounts relate, and any other liability arising therefrom or with respect thereto.

         (e) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), upon the Borrower's reasonable request, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced withholding tax rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not cause such Lender or its lending office(s) to suffer any economic, legal or regulatory disadvantage.

         (f) The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13. Indemnity. The Borrower agrees to indemnify each Lender within 15 days after demand for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Loans after the Borrower has given a notice to the Administrative Agent requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Loans after the Borrower has given a notice thereof to the Administrative Agent in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification shall include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein) over (ii) the amount of interest (as determined in good faith by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section 2.13 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11 or 2.12(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event if such designation would avoid the consequences of such event; provided that such designation (i) is made on terms that, in the judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage and (ii) does not (if at such time it is a requirement of Dutch law that each Lender be a Professional Market Party) result in any Loan being made by a Person that is not a Professional Market Party), and provided further that nothing in this Section 2.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.11 or 2.12(a).

         2.15. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.12(a), other than withholding taxes generally payable on the date hereof, or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement such Lender shall have taken no action under Section 2.14 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.11 or 2.12(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.13 if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be a Professional Market Party (if at such time it is a requirement of Dutch law that each Lender be a Professional Market Party) and shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Loan Parties, except as otherwise indicated, hereby represents and warrants to the Administrative Agent and each Lender, as of the date hereof and as of the Closing Date that:

         3.1. Financial Condition. (a) The financial statements delivered pursuant to Section 4.2 are complete and correct in all material respects and present fairly (i) the consolidated financial condition of each of Cemex and its Subsidiaries and Cemex Espana and its Subsidiaries as at the dates thereof, and the consolidated results of its operations and its consolidated cash flows for the periods then ended (subject, in the case of quarterly financial statements, to normal year-end audit adjustments) and (ii) the financial condition of the Borrower and each of the Guarantors other than Cemex as at the dates thereof, and the results of each of their operations and cash flows for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with Applicable GAAP applied consistently throughout the periods involved.

         (b) No Group Member has any guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including without limitation any interest rate or foreign currency swap or exchange transaction or other obligation in respect of Derivatives Obligations, which is material and is not reflected in the most recent financial statements referred to in clause (a) above.

         3.2. No Change. Since December 31, 2002, (a) there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect and (b) there has been no Disposition by any Group Member which has had or would reasonably be expected to have a Material Adverse Effect.

         3.3. Existence; Compliance with Law. (a) Each Group Member (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except, in the case of clauses
(ii), (iii) and (iv) only, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower is in full compliance with the applicable provisions of the Dutch Banking Act and any implementing regulations, including, but not limited to, the Dutch Exemption Regulation and the Dutch Policy Guidelines. The Borrower has verified the status of each Lender and each such Lender is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

         3.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each of the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. This Agreement has been and as of the Closing Date each Loan Document to which any Loan Party is a party will have been duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each Loan Document upon execution by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5. Governmental Approvals. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents.

         3.6. Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which each Loan Party is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of any Group Member pursuant to, any material Contractual Obligation (including, for the avoidance of doubt and without limitation, any Contractual Obligation involving payment obligations in excess of U.S.$5,000,000) or (b) result in any violation of the statuten, estatutos sociales or other organizational or governing documents of any Group Member or any provision of any Requirement of Law applicable to any such Group Member.

         3.7. Litigation. No action, suit, investigation, litigation or proceeding before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened by or against any Group Member or against any Group Member's properties or revenues that (a) if adversely determined would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of any transaction contemplated thereby, except, in the case of clause (a), as described in Schedule 3.7. There has been no material adverse change in the status, or financial effect on any Group Member, of any litigation described in Schedule 3.7.

         3.8. No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.9. Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, with such exceptions as could not reasonably be expected to have a Material Adverse Effect, and none of its material property is subject to any Lien except as permitted by Section 6.2.

         3.10. Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of Liens, conditions, adverse claims or other restrictions. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity, enforceability or effectiveness of any Intellectual Property owned by any Group Member, nor does any Loan Party know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

         3.11. Taxes. (a) Each Group Member has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes due and payable pursuant to such returns or pursuant to any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority except where the same may be contested in good faith by appropriate proceedings and with respect to which reserves to the extent required by law or pursuant to Applicable GAAP have been provided on the books of such Group Member. No material tax Lien has been filed, and, to the knowledge of any Loan Party, no material claim is being asserted, with respect to any such tax, fee or other charge.

         (b) There is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in the jurisdiction in which such Loan Party is domiciled or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution, delivery, performance, enforcement, or admissibility into evidence of this Agreement or any of the other Loan Documents or (ii) on any payment to be made by such Loan Party pursuant to this Agreement or any of the other Loan Documents, other than, with respect to each Guarantor, withholding taxes imposed pursuant to the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) on payments of interest, fees and other amounts deemed to constitute interest to any Lender that is not a resident of Mexico for tax purposes. Each Loan Party is permitted to pay any amounts payable pursuant to Section 2.12.

         3.12. Federal Reserve Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board or any Governmental Authority.

         3.13. Labor Matters. There are no strikes pending or threatened against any Group Member, and the hours worked and payments made to employees of each Group Member have not been in violation of any applicable Requirement of Law where any of the foregoing would reasonably be expected to have a Material Adverse Effect. All material payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of each Group Member. The execution, delivery and performance of the Loan Documents by any of the Loan Parties will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member (or any predecessor) is a party or by which any Group Member (or any predecessor) is bound.

         3.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the U.S. Investment Company Act of 1940, as amended. No Loan Party is subject to, or has not fully complied with, any Requirement of Law that limits its ability to enter into this Agreement and incur any Debt or make any Guarantee hereunder.

         3.15. Use of Proceeds. The net proceeds of the Loans will be used (i) first, to repay all amounts outstanding under, and terminate, the Amended and Restated Facility Agreement for up to U.S.$1,200,000,000 credit facilities provided to Rey Holding (Jersey) Limited dated February 15, 2002 and the U.S.$600,000,000 Cemex Syndicated Credit Facility dated June 11, 2001 (the "Revolving Credit Facility") (or, to the extent the foregoing facilities are repaid in full and terminated, any other Debt incurred to repay such facilities) and (ii) second, to repay any other senior Debt of any Loan Party. All amounts outstanding under the Revolving Credit Facility shall be repaid in full no later than the Closing Date, no further amounts shall be borrowed thereunder and all commitments thereunder shall be terminated not later than six Business Days after the Closing Date.

         3.16. Subsidiaries; Capital Stock. Part A of Schedule 3.16 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and each Restricted Subsidiary as of the date hereof and the Closing Date and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party as of the date hereof and the Closing Date. Part B of
Schedule 3.16 sets forth the name and jurisdiction of incorporation of each Subsidiary of Cemex as of the Closing Date other than those referred to in the preceding sentence. All of the outstanding Capital Stock of Cemex and each Material Subsidiary has been validly issued and is fully paid and non-assessable.

         3.17. Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

         (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

         (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened;

         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

         (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

         (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

         (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

         (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

         3.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or in any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents contained, as of the date such statement, information, document or certificate was so furnished (or, in the case of this Agreement (including all schedules and exhibits hereto) and the Confidential Information Memorandum, as of the date of this Agreement and as of the Closing Date) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower and the Guarantors to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent and the Lenders pursuant to the Loan Documents.

         3.19. No Immunity. Each Loan Party is subject to civil and commercial law with respect to its obligations under each Loan Document to which it is a party, and the execution, delivery and performance of the Loan Documents by each Loan Party constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico and The Netherlands none of the Loan Parties nor any of their respective properties has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         3.20. Direct Obligations; Pari Passu. (a) The Borrower's and each Guarantor's obligations under this Agreement and under the Notes constitute direct, unconditional, senior, unsubordinated and unsecured obligations of the Borrower or such Guarantor, as the case may be.

         (b) The Borrower's and each Guarantor's obligations under this Agreement and under the Notes rank and will at all times rank at least pari passu in all respects with all other present and future senior unsecured and unsubordinated Debt of the Borrower or such Guarantor, as the case may be.

         3.21. No Recordation Necessary. (a) This Agreement and each of the other Loan Documents are in proper legal form under the law of Mexico and of The Netherlands for the enforcement thereof against the Loan Parties under such law. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Loan Documents in Mexico or The Netherlands, it is not necessary that this Agreement or any other Loan Document be filed or recorded with any Governmental Authority in Mexico or The Netherlands or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement; provided that in the event any legal proceedings with respect to any Loan Document are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings, including such Loan Document, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         (b) It is not necessary (i) in order for any Agent or any Lender to enforce any rights or remedies under any of the Loan Documents or (ii) solely by reason of the execution, delivery or performance of this Agreement by any Agent or any Lender, that such Agent or such Lender be licensed or qualified with any Mexican or Dutch Governmental Authority or be entitled to carry on business in Mexico or The Netherlands.

         3.22. Choice of Law; Submission to Jurisdiction and Waiver of Immunity. In any action or proceeding involving any Loan Party arising out of or relating to any Loan Document in any Mexican or Dutch court or tribunal, the Lenders and each Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 10.11, 10.12 and 10.14.

         3.23. Clauses Restricting Subsidiary Distributions. There is no encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Debt owed to, any Loan Party or any other such Restricted Subsidiary, (b) make loans or advances to, or other investments in, any Loan Party or any other such Restricted Subsidiary or (c) transfer any of its assets to any Loan Party or any other such Restricted Subsidiary, other than, in the case of any such Restricted Subsidiary that is not a Trademark Company, such encumbrances or restrictions existing as of the date hereof and described in Schedule 3.23 hereof.

         3.24. Solvency. As of the date hereof and as of the Closing Date, after giving effect to the application of the proceeds of the Loans and the making of the Guarantees hereunder, (a) the fair value of the assets of each Loan Party will exceed its Debts and all other liabilities, whether subordinated, contingent or otherwise, and (b) each Loan Party will be able to pay its Debts and all other liabilities, whether subordinated, contingent or otherwise, as such Debts and liabilities become due and payable.

                       SECTION 4. CONDITIONS PRECEDENT

         The agreement of each Lender to make the Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

         4.1. Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by each of the Agents, the Borrower, the Guarantors and each Person listed on Schedule 1.1, and (ii) the Notes evidencing the Loans made on the Closing Date, executed and delivered by the Borrower and each Guarantor, in favor of each Lender.

         4.2. Financial Statements. The Lenders shall have received true and current copies of (i) audited consolidated financial statements of each of Cemex and its Subsidiaries and Cemex Espana and its Subsidiaries for the 2002 fiscal year; (ii) audited unconsolidated financial statements of the Borrower and each Guarantor other than Cemex for the 2002 fiscal year; (iii) unaudited interim consolidated financial statements of each of Cemex and its Subsidiaries and Cemex Espana and its Subsidiaries for the quarter ended June 30, 2003 or, if available, for the quarter ended September 30, 2003, and such financial statements shall not, in the judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Cemex and its Subsidiaries or Cemex Espana and its Subsidiaries, in each case taken as a whole, from that reflected in the financial statements delivered pursuant to clause (i) of this paragraph; and (iv) unaudited unconsolidated interim financial statements of the Borrower and each Guarantor other than Cemex for the quarter ended June 30, 2003 or, if available, for the quarter ended September 30, 2003, and such financial statements shall not, in the judgment of the Lenders, reflect any material adverse change in the financial condition of the Borrower or such Guarantor, as the case may be, from that reflected in the financial statements delivered pursuant to clause (ii) of this paragraph.

         4.3. Governmental Approvals. The Administrative Agent shall have received certified copies of all necessary approvals, authorizations, certifications, licenses, or consents of, or notices to, or registrations with, any Governmental Authority required for each of the Loan Parties to enter into, or perform their respective obligations under, the Loan Documents or, if no such approvals, authorizations, consents, notices or registrations are required, a certificate of a Responsible Officer of each such Loan Party so stating.

         4.4. Organizational Documents of the Loan Parties. The Administrative Agent shall have received certified copies of (a) the akte van oprichting and statuten of the Borrower and a copy of the extract from the trade register of Chamber of Commerce of Amsterdam, in each case as in effect as of the Closing Date, (b) the acta constitutiva and estatutos sociales in effect on the Closing Date of each Guarantor, (c) the notarized power-of-attorney of each Person executing any Loan Document on behalf of any Loan Party, together with specimen signatures of such Person and (d) all documents evidencing other necessary corporate action by any Loan Party, if any, with respect to the authorization for the execution, delivery and performance of each such Loan Document and the transactions contemplated hereby and thereby. All certificates shall state that the resolutions and other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the Closing Date.

         4.5. Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented before the Closing Date to the Borrower (including the reasonable fees and expenses of legal counsel). Except to the extent previously paid by the Borrower, all such amounts shall be paid with the proceeds of the Loans on the Closing Date and shall be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

         4.6. Legal Opinions. The Administrative Agent shall have received the following executed legal opinions, each in form and substance satisfactory to the Administrative Agent and the Lenders and dated as of the Closing Date:

                  (i) the legal opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Borrower and each of the Guarantors, substantially in the form of Exhibit E-1;

                  (ii) the legal opinion of Warendorf, Dutch counsel to the Borrower, substantially in the form of Exhibit E-2;

                  (iii) the legal opinion of Lic. Ramiro G. Villareal Morales, internal Mexican counsel to the Borrower and each of the Guarantors, substantially in the form of Exhibit E-3;

                  (iv) the legal opinion of Cleary, Gottlieb, Steen & Hamilton, special New York counsel to the Lenders and the Administrative Agent, in form and substance satisfactory to them;

                  (v) the legal opinion of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Lenders and the Administrative Agent, in form and substance satisfactory to them; and

                  (vi) the legal opinion of Cleary, Gottlieb, Steen & Hamilton, special Dutch counsel to the Lenders and the Administrative Agent, in form and substance satisfactory to them.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         4.7. No Material Adverse Change. As of the Closing Date, since December 31, 2002, no change, occurrence, circumstance or development shall have occurred that, in the opinion of the Administrative Agent, has had or could reasonably be expected to have, a Material Adverse Effect.

         4.8. Financial Markets. As of the Closing Date, no disruption or adverse change in the financial, banking, loan syndication or capital markets generally or in the market for loans to or debt securities issued by companies in Mexico or The Netherlands shall have occurred since August 8, 2003, which disruption or adverse change is deemed material, in the judgment of the Administrative Agent or the Required Lenders, in connection with the syndication of the Loans.

         4.9. Agent for Service of Process. The Administrative Agent shall have received powers of attorney, notarized under Mexican law, in the case of each Guarantor and under Dutch law, in the case of the Borrower, granted by each Loan Party to the Process Agent in respect of the Loan Documents appointing such Process Agent as agent for service of process thereunder, together with a letter from each Loan Party appointing such Process Agent and a letter from the Process Agent to each Loan Party, in each case substantially in the form of Exhibit F, evidencing that the Process Agent has accepted its appointments pursuant to Section 10.13 hereof.

         4.10. Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of the date made and on and as of the Closing Date as if made on and as of such date, and the Borrower and each Guarantor shall have provided to the Administrative Agent (a) a certificate from a Responsible Officer of each such Loan Party to such effect and (b) all related schedules which shall be accurate and complete in all material respects.

         4.11. No Default. No Default or Event of Default shall have occurred and be continuing as of the Closing Date or after giving effect to the Loans requested to be made on such date and each Loan Party shall have provided a certificate from a Responsible Officer of such Loan Party to such effect to the Administrative Agent.

         4.12. Notice of Borrowing. The Administrative Agent shall have received a duly executed Notice of Borrowing, substantially in the form of Exhibit D, in accordance with the terms of Section 2.2.

         4.13. Notice of Prepayment of Revolving Credit Facility. Cemex shall have timely delivered to the administrative agent under the Revolving Credit Facility a duly executed notice pursuant to Section 2.7 of the Revolving Credit Facility, irrevocably providing for the payment on the Closing Date of all amounts due to the lenders under the Revolving Credit Facility, and the Administrative Agent shall have received a copy thereof.

         4.14. Other Documents. The Administrative Agent shall have received such other certificates, powers of attorney, approvals, opinions or documents as any Lender through the Administrative Agent shall reasonably request.

                       SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower and the Guarantors hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower and the Guarantors shall, and shall cause each of their Subsidiaries to:

         5.1. Financial Statements. In the case of each Loan Party, furnish or cause to be furnished to the Administrative Agent and each Lender:

         (a) as soon as available, but in any event (i) within 120 days after the end of each fiscal year of Cemex, a copy of the audited consolidated balance sheet of Cemex and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an opinion acceptable to the Required Lenders by KPMG Cardenas Dosal, S.C., or other independent certified public accountants of internationally recognized standing and (ii) within 183 days after the end of each fiscal year of the Borrower and Cemex Espana, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and Cemex Espana and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and, to the extent prepared, of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an opinion acceptable to the Required Lenders by KPMG Auditores S.L., or other independent certified public accountants of internationally recognized standing;

         (b) as soon as available, but in any event (i) not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Cemex, the unaudited consolidated balance sheet of Cemex and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) not later than 90 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower and Cemex Espana, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and of Cemex Espana and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and, to the extent prepared, of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified in each case by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments), and

         (c) at the request of any Lender, as soon as available and to the extent prepared, a copy of the audited unconsolidated balance sheet of any Guarantor (other than Cemex) as at the end of the most recently completed fiscal year of such Guarantor and the related audited unconsolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an opinion acceptable to the Required Lenders by KPMG Cardenas Dosal, S.C., or other independent certified public accountants of internationally recognized standing.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with Applicable GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided that in the event of any change in the Applicable GAAP used in the preparation of such financial statements, the Borrower and the Guarantors shall also provide, for purposes of determining compliance with Section 6.1, a statement of reconciliation conforming such financial statements to such Applicable GAAP as in effect on the date hereof and consistent with those applied in the preparation of the financial statements referred to in Section 4.2.

         5.2. Certificates; Other Information. In the case of each Loan Party, furnish or cause to be furnished to the Administrative Agent:

         (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in the course of the regular audit of the business of the Person to whom such financial statements relate and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Applicable GAAP, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing a statement as to the nature thereof;

         (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a Compliance Certificate of a Responsible Officer with respect to each Person to whom such financial statements relate stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it; and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such Compliance Certificate and (ii) a certificate containing all information and calculations necessary for determining compliance by each Loan Party with the provisions of this Agreement as of the last day of the most recently ended fiscal quarter to which such financial statements relate (including without limitation calculations setting forth in reasonable detail any pro forma adjustments as may have been made to Consolidated EBITDA) and, in the case of the Borrower, setting forth a calculation of the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Espana as of the last day of the period covered by such Compliance Certificate;

         (c) within five days after the same are sent, copies of all financial statements and reports that any Loan Party sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party may make to, or file with, the SEC or any other securities exchange or securities regulator; and

         (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

         5.3. Compliance with Laws and Contractual Obligations, Etc.

         (a) Comply with all applicable Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all Contractual Obligations, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

         (b) In the case of the Borrower, comply with any applicable provisions of the Dutch Banking Act and any implementing regulations, including, without limitation, the Dutch Exemption Regulation and the Dutch Policy Guidelines.

         (c) In the case of the Borrower, for so long as it is a requirement of Dutch law that each Lender hereunder be a Professional Market Party at the time such Lender enters into this Agreement, the Borrower shall represent and warrant to each Lender, as of each date that any Assignee becomes a Lender hereunder, that the Borrower has verified that on such date such Assignee is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

         5.4. Payment of Obligations. Pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges would not reasonably be expected to have a Material Adverse Effect; provided that no Group Member shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         5.5. Maintenance of Insurance. Maintain insurance with reputable insurance companies or associations in such amounts and covering such risks as is customary for companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which such Group Member operates.

         5.6. Conduct of Business and Preservation of Corporate Existence. Continue to engage in business of the same general type as now conducted by the Group Members, and preserve and maintain its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that no Group Member shall be required to maintain its corporate existence in connection with a merger or consolidation permitted by Section 6.3, and provided further that no Subsidiary of Cemex, other than any Loan Party, shall be required to preserve any right or franchise if the Loan Parties shall determine in good faith that the preservation thereof is no longer in the best interests of the Borrower or the Guarantors and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         5.7. Inspection of Property. At any reasonable time during normal business hours and from time to time with at least ten Business Days prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make abstracts from the records and books of account of, and visit the properties of, such Group Member, and to discuss the affairs, finances and accounts of such Group Member with any of its officers or directors and with its independent certified public accountants. All expenses associated with such inspection shall be borne by the inspecting Lenders; provided that if a Default or an Event of Default shall have occurred and be continuing, any expenses associated with such inspection shall be borne by the Borrower.

         5.8. Books and Records. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Group Member in accordance with Applicable GAAP, consistently applied.

         5.9. Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain, preserve and protect all Intellectual Property and all necessary governmental and third party approvals, franchises, licenses and permits; provided that none of the foregoing shall prevent any Group Member from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits the discontinuance of which is desirable in the conduct of its business and which discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10. Notices. Give notice to the Administrative Agent and each Lender as soon as practicable (but in any event, in the case of any event described in clause (a), no later than five Business Days) after the occurrence of:

         (a) any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Group Member (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) which relates to any Loan Document;

         (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

         (e) any increase of the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Espana above 0.35 to 1.00, or any event or change resulting in any senior unsecured long-term foreign currency denominated Debt of Cemex Espana being rated less than BBB- by S&P or not being rated by S&P.

Each notice pursuant to this Section 5.10 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         5.11. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         5.12. Maintenance of Governmental Approvals. Maintain in full force and effect at all times all approvals of and filings with any Governmental Authority required under applicable law for (a) the conduct of its business (including, without limitation, antitrust laws or Environmental Laws), except where failure to maintain any such approvals or filings would not reasonably be expected to have a Material Adverse Effect and (b) the execution, delivery and performance by each Loan Party of its obligations hereunder and under the other Loan Documents and for the validity or enforceability hereof and thereof.

         5.13. Use of Proceeds. (a) Use the net proceeds of the Loans (i) first, to repay all the amounts outstanding under, and terminate, the existing Amended and Restated Facility Agreement for up to U.S.$1,200,000,000 credit facilities provided to Rey Holding (Jersey) Limited dated February 15, 2002 and the Revolving Credit Facility (or, to the extent the foregoing facilities are repaid in full and terminated, any other Debt incurred to repay such facilities) and (ii) second, to repay any other senior Debt of any Loan Party. All amounts outstanding under the Revolving Credit Facility shall be repaid in full no later than the Closing Date.

         (b) (i) Deliver to the administrative agent under the Revolving Credit Facility, not later than one Business Day after the Closing Date, a duly executed notice pursuant to Section 2.6 of the Revolving Credit Facility, in the form of Exhibit H hereto (the "Termination Notice"), irrevocably providing for the termination of all commitments by the lenders under the Revolving Credit Facility effective as of a date no later than six Business Days after the Closing Date, (ii) neither borrow nor attempt to borrow any further amounts under the Revolving Credit Facility at any time on or after the Closing Date and (iii) cause all commitments under the Revolving Credit Facility to be terminated no later than six Business Days after the Closing Date.

         5.14. Pari Passu Ranking. Take all actions to ensure that at all times the Obligations of each Loan Party under the Loan Documents constitute unconditional general obligations of such Loan Party ranking at least pari passu in all respects with all other present and future senior unsecured, unsubordinated Debt of such Loan Party.

         5.15. Further Assurances. From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by any Lender in order to effect the purposes of this Agreement or to protect the rights or interests of the Lenders in any of the Notes or under any of the Loan Documents.

                        SECTION 6. NEGATIVE COVENANTS

         The Borrower and the Guarantors hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

         6.1. Financial Condition Covenants.

         (a) Permit the Consolidated Leverage Ratio of Cemex at any time to exceed 3.5 to 1.

         (b) Permit the Consolidated Fixed Charge Coverage Ratio of Cemex for any period of four consecutive fiscal quarters of Cemex to be less than 2.5 to 1.

         (c) Incur any Debt or other obligation constituting a portion of Total Borrowings of the Borrower, if at the time of such incurrence, and after giving effect thereto, (i) the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Espana exceeds 0.35 to 1.0 or (ii) any senior unsecured long-term foreign currency denominated Debt of Cemex Espana is rated less than BBB- by S&P or is not rated by S&P.

         6.2. Liens. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any Group Member, whether now owned or held or hereafter acquired, other than the following ("Permitted Liens"):

         (a) Liens existing on the date of this Agreement described in
Schedule 6.2; provided that no such Lien is extended to cover any additional property after the date hereof, and that the amount of Debt secured thereby is not increased;

         (b) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by law or by Applicable GAAP shall have been made;

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP shall have been made;

         (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (e) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (f) (i) any Lien on property acquired by the Borrower or any Guarantor or any of their Subsidiaries after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and (ii) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Borrower or any Guarantor or any of their Subsidiaries after the date hereof, provided that (x) any such Lien permitted pursuant to this paragraph
(f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property that is an improvement to, or is acquired for specific use with, such acquired property and (y) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

         (g) any Lien renewing, extending or refunding any Lien permitted by paragraph (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced, and such Lien is not extended to other property;

         (h) any Liens created on shares of capital stock of Cemex or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that
(i) any shares of Subsidiary stock held in such trust or special purpose vehicle could be sold by Cemex in compliance with the provisions of this Agreement; and (ii) proceeds from the deposit or transfer of such shares into such trust or special purpose vehicle and from any transfer of or distributions in respect of the Group Member's interest in such trust or special purpose vehicle are applied as provided under Section 6.4; and provided further, that such Liens may not secure Debt of Cemex or any of its Subsidiaries (unless permitted under another clause of this Section 6.2);

         (i) any Liens on securities securing repurchase obligations in respect of such securities;

         (j) any Liens in respect of any Receivables Program Assets which are or may be sold or transferred pursuant to a Qualified Receivables Transaction, arising as a result of such Qualified Receivables Transaction and in connection therewith; and

         (k) in addition to the Liens permitted by the foregoing paragraphs
(b) through (j), Liens (including any existing Liens described under clause
(a) above) securing Debt of Cemex and its Subsidiaries (taken as a whole) not exceeding at any time an amount equal to 5% of the Adjusted Consolidated Net Tangible Assets of Cemex as of the date of the most recent consolidated balance sheet of Cemex as of the date of determination;

unless, in each case, the Borrower and the Guarantors have made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

         6.3. Consolidations and Mergers. In one or more related transactions,
(i) consolidate with or merge into any other Person or permit any other Person to merge into it, or (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person unless, with respect to any such transaction:

         (a) immediately after giving effect to such transaction, the Person formed by or surviving any such consolidation or merger, if it was not a Group Member prior to such consolidation or merger, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties or assets of such Loan Party or such Subsidiary (any such Person, a "Successor") shall be a company organized and validly existing under the laws of its place of incorporation or organization, which in the case of a Successor to the Borrower or any Guarantor, shall be any of Mexico, the United States, Canada, Denmark, France, Belgium, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom or any political subdivision thereof, and shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, all of the obligations of the Borrower, such Guarantor or such Subsidiary, as the case may be, under each of the Loan Documents to which it is a party;

         (b) in the case of any such transaction involving the Borrower or any Guarantor, the Borrower or such Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify each Lender and the Administrative Agent against any tax, levy, assessment or governmental charge payable by withholding, deduction or otherwise thereafter imposed on such Lender or the Administrative Agent solely as a consequence of such transaction with respect to any payments to such Lender or the Administrative Agent under the Loan Documents;

         (c) immediately after giving effect to such transaction, including for purposes of this clause (c), the substitution of any Successor to any Loan Party for such Loan Party or the substitution of any Successor to a Subsidiary for such Subsidiary (treating any Debt or Lien incurred by any Loan Party or any Successor to such Loan Party, or by a Subsidiary of any Loan Party or any Successor to such Subsidiary, as a result of such transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (d) in the case of any such transaction involving the Borrower or any Guarantor, no Requirement of Law (whether applicable prior to, in connection with or upon giving effect to such transaction) shall be reasonably likely to have a Material Adverse Effect; and

         (e) in the case of any such transaction involving the Borrower or any Guarantor, the Borrower and, in the case of a Guarantor, such Guarantor, shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of reputable counsel acceptable to the Administrative Agent and the Required Lenders, each in form and substance satisfactory to the Administrative Agent and the Required Lenders and stating that such consolidation, merger, conveyance, transfer or lease and such written agreement comply with the relevant provisions of this Agreement, and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

         6.4. Sales of Assets, Etc. Sell, lease or otherwise Dispose of any assets (including the Capital Stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of any Group Member sold in the ordinary course of business and (b) assets not used, usable or held for use in connection with cement operations and related operations, unless the proceeds of the sale of such assets or property are retained by such Loan Party or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of such Loan Party or any of its Subsidiaries, whether secured or unsecured or (iii) investments in companies engaged in the cement industry or related industries.

         6.5. Restricted Payments. In the case of Cemex only, declare or pay any dividend (other than dividends payable solely in common stock of Cemex) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Cemex (other than any cash payment in respect of pre-existing scheduled obligations under repurchase agreements for stock of Cemex entered into by Cemex with third-party financial institutions) whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or obligations of any Person (collectively, "Restricted Payments") (i) while any Event of Default described in clause (a) or (b) of
Section 7 or any Default or Event of Default described in clause (d) of
Section 7 (but only with respect to Section 6.1) shall have occurred and be continuing or (ii) if any Default or Event of Default would exist after giving effect to such Restricted Payment.

         6.6. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Guarantor) unless such transaction is (a) not prohibited by this Agreement, and (b) upon commercially fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         6.7. Accounting Changes. (a) Make or permit any change in accounting policies or reporting practices, except as required or permitted by Applicable GAAP, or (b) permit the fiscal year of any Loan Party to end on a day other than December 31 or change any Loan Party's method of determining fiscal quarters, unless, in the case of clause (b), the Borrower shall have entered into negotiations with the Administrative Agent in order to amend the relevant provisions of this Agreement so as to equitably reflect such change in the Borrower's fiscal year end or method of calculating fiscal quarters with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made (and until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change had not occurred).

         6.8. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Debt owed to, any Loan Party or any other such Restricted Subsidiary, (b) make loans or advances to, or other investments in, any Loan Party or any other such Restricted Subsidiary or (c) transfer any of its assets to any Loan Party or any other such Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

         6.9. Change in Nature of Business. With respect to the Borrower, any Guarantor and any Material Subsidiary of Cemex, make any material change in the nature of its business as carried on at the date hereof.

         6.10. Margin Regulations. Use any part of the proceeds of the Loans for any purpose which would result in any violation (whether by the Borrower, any Guarantor, the Administrative Agent or the Lenders) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose, or engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

         6.11. Ownership of Cemex Espana. Permit the Borrower at any time to own less than an 80% direct voting and equity ownership interest in Cemex Espana, or its successors or transferees in the event of the merger or consolidation of Cemex Espana or the transfer, conveyance, sale, lease or other disposition of all or substantially all its properties and assets in accordance with Section 6.3.

         6.12. Ownership of the Borrower. Permit Cemex at any time to cease to control, or to own less than a 90.0% direct or indirect equity ownership interest in, the Borrower, or its Successors or transferees in the event of the merger or consolidation of the Borrower or the transfer, conveyance, sale, lease or other disposition of all or substantially all its properties and assets in accordance with Section 6.3

         6.13. Ownership of Trademark Companies. (a) Permit the Borrower, at any time after December 31, 2003, to own less than a 99.9% direct voting and equity ownership interest in CTW and each other Trademark Company, provided that such interest may be indirect in the case of any Trademark Company in which CTW owns a 99.9% direct voting and equity ownership interest.

         (b) Permit Cemex at any time to own less than a 99.9% direct or indirect voting and equity ownership interest in each Trademark Company.

         6.14. Incurrence of Debt by Trademark Companies. Permit any Trademark Company at any time to assume, incur or suffer to exist any Debt or other monetary liability of any kind to any Person other than any Group Member, except, in the case of any monetary liability not constituting Debt, in the ordinary course pursuant to its day to day business activities.

                         SECTION 7. EVENTS OF DEFAULT

         If any of the following specified events (each, an "Event of Default") shall occur:

         (a) any principal of any Loan is not paid when due in accordance with the terms hereof; or

         (b) any interest on any Loan, or any fee or other amount payable hereunder or under any other Loan Document, is not paid within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (c) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been materially incorrect on or as of the date made or deemed made and, if remediable, such failure shall remain unremedied for five days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such incorrectness and (ii) written notice thereof shall have been given to the Borrower or any other Loan Party by the Administrative Agent; or

         (d) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.1, Section 5.6 (with respect to the Borrower's or any Guarantor's existence only), Section 5.7, Section 5.10(a),
Section 5.13, Section 5.14 or Section 6 of this Agreement; or

         (e) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice to the Borrower or any other Loan Party from the Administrative Agent or the Required Lenders and (ii) a Responsible Officer of any Loan Party becoming aware of such failure; or

         (f) (i) one or more Group Members shall fail to pay any principal amount of Debt (excluding the Loans) and/or shall fail to meet any payment or collateralization obligation in respect of any Derivatives Obligations that, in one or more related or unrelated transactions is outstanding in a principal amount and/or (in the case of Derivatives Obligations) has a then-current Termination Amount, exceeding in the aggregate U.S.$50,000,000 (or the equivalent thereof in other currencies), in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and which failure, in the case of Derivatives Obligations, continues for a period of five Business Days; or (ii) any default, event of default or other event or condition shall occur under any indenture, agreement or other instrument relating to any Debt and/or Derivative Obligations that, in one or more related or unrelated transactions is outstanding in a principal amount and/or (in the case of Derivatives Obligations) has a then-current Termination Amount, exceeding in the aggregate U.S.$50,000,000 (or the equivalent thereof in other currencies), and the effect of such event or condition is to cause (automatically or by action of any Person, provided that such action shall have been taken) any principal amount of such Debt to become due and payable prior to the date on which it would otherwise become due and payable and/or any Termination Amount in respect of any such Derivatives Obligations to become due and payable; or

         (g) the Borrower, any Guarantor or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or shall take any corporate action indicating its consent to, approval of, or acquiescence in any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles) or Dutch law; or

         (h) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against any Group Member under any bankruptcy, insolvency, concurso mercantil or other similar law as now or hereafter in effect or shall take any corporate action indicating its consent to, approval of or acquiescence in any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles) or Dutch law; or

         (i) a final judgment or judgments or order or orders not subject to further appeal shall be rendered against one or more Group Members for the payment of money in excess of U.S.$50,000,000 (or the equivalent thereof in other currencies or currency units) in the aggregate and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect; or

         (j) any non-monetary judgment or order shall be rendered against any Group Member that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect; or

         (k) the obligations of the Borrower or of any Guarantor under this Agreement or any other Loan Document, shall for any reason fail to rank at least pari passu in all respects with all other senior unsecured, unsubordinated Debt of the Borrower or such Guarantor, as the case may be; or

         (l) any Loan Document shall at any time be suspended or revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof) or performance of any obligation thereunder shall become unlawful or the validity or enforceability thereof shall be contested by any Loan Party; or

         (m) any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by, any Loan Party of any Loan Document to which it is a party or to make such Loan Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Administrative Agent or the Lenders; or

         (n) any Governmental Authority shall (i) condemn, nationalize, seize or otherwise expropriate all or any substantial portion of the property of, or Capital Stock issued or owned by, any Loan Party or (ii) take any action that would adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents; or

         (o) a moratorium shall be agreed or declared in respect of any Debt of any Loan Party or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by any Loan Party for the purpose of performing any payment obligation under any Loan Document to which it is a party; or

         (p) there shall occur any circumstance, event or condition of a financial or other nature which the Required Lenders determine in good faith is reasonably likely to have a material adverse effect on the ability of any Loan Party to perform its obligations under this Agreement or any of the other Loan Documents; or

         (q) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more in voting power of the outstanding voting stock of any Guarantor shall be acquired by any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act); provided that the acquisition of beneficial ownership of capital stock (i) of Cemex by Marcelo Zambrano, Lorenzo H. Zambrano or any of their parents, spouses, progeny (including adopted children) or siblings, or any progeny (including adopted children) of any of their siblings, or (ii) of any Guarantor other than Cemex by any Group Member (provided that beneficial ownership by Cemex of such Guarantor shall not change as a result of any such acquisition) shall not constitute an Event of Default;

then, and in any such event, (A) if such event is an Event of Default specified in clause (d) (but only with respect to a failure to comply with Section 5.13(b) hereof), (h) or (i) above with respect to the Borrower or any Guarantor, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                            SECTION 8. THE AGENTS

         8.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the foregoing, the use of the term "agent" with respect to any Agent is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         8.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

         8.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, email, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the relevant Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the relevant Lenders entitled to so act, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless such Agent has received notice from a Lender or the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent promptly shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders entitled to so act, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement expressly requires that such actions be taken or not be taken only with the consent or upon the authorization of the Required Lenders or all Lenders if so required hereunder).

         8.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Agent or any such other Person hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or any such other Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by any Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the relevant Agent-Related Person's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though such Agent were not an Agent hereunder or under any Loan Document and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Agent and its Affiliates may receive information regarding the Borrower or the other Loan Parties or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or the other Loan Parties or their respective Affiliates) and acknowledge that no Agent nor any of their respective Affiliates shall be under an obligation to provide such information to them. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         8.9. Successor Administrative Agent. The Administrative Agent may or, at the request of the Required Lenders, shall resign as Administrative Agent upon ten days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders, with the consent of the Borrower, not to be unreasonably withheld, so long as no Default or Event of Default has occurred and is continuing, shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Effective upon such appointment by the Required Lenders and, if applicable, the Borrower or by the Administrative Agent, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no successor agent has accepted appointment as Administrative Agent by the date which is ten days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                            SECTION 9. GUARANTEES

         9.1. The Guarantees. Each of the Guarantors hereby jointly and severally unconditionally and irrevocably guarantees (as a primary obligor and not merely as surety) payment in full as provided herein of all Obligations payable by the Borrower to each Lender, the Administrative Agent, the Joint Bookrunners and the Lead Arrangers under this Agreement and the other Loan Documents, as and when such amounts become payable (whether at stated maturity, by acceleration or otherwise) and at the place and in the manner specified in this Agreement and the Notes, including with respect to Taxes or Other Taxes, and other matters as described in Section 2.12 hereof, which shall apply to each Guarantor fully as though it were the "Borrower" in making payments hereunder. Each of the Guarantors represents and acknowledges that, based on its business, corporate, legal and financial relations with the Borrower, it is in its best interests (i) to enter into this Agreement as joint and several Guarantor of the Borrower's Obligations and (ii) to subscribe as avalista each Note issued hereunder.

         9.2. Nature of Liability. The obligations of the Guarantors hereunder are guarantees of payment and shall remain in full force and effect until all Obligations of the Borrower have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from the Borrower or by any variation, extension, waiver, compromise or release of any or all Obligations from time to time therefor. Each Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the other Loan Documents.

         9.3. Unconditional Obligations. Notwithstanding any contrary principles under the laws of any jurisdiction, the obligations of each of the Guarantors hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be impaired, terminated, released, discharged or otherwise affected by the following:

         (a) the existence of any claim, set-off or other right which any Guarantor may have at any time against the Borrower, the Administrative Agent, any Lenders or any other Person, whether in connection with this transaction or with any unrelated transaction;

         (b) any invalidity or unenforceability of any provision of this Agreement or of any other Loan Document relating to or against the Borrower or any Guarantor for any reason;

         (c) any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by the Borrower under this Agreement or any of the other Loan Documents or the payment, observance, fulfillment or performance of any other Obligation;

         (d) any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of the Borrower or any Guarantor;

         (e) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower or any other Guarantor under any Loan Document, whether by operation of law or otherwise;

         (f) any modification of or amendment of or supplement to this Agreement or any other Loan Document (except to the extent expressly modifying, amending or supplementing the obligations of such Guarantor under this Section 9); or

         (g) any other act or omission to act or delay of any kind by the Borrower, any Guarantor, the Administrative Agent, the Lenders or any other Person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to any Guarantor's obligations hereunder.

         9.4. Independent Obligation. The obligations of each of the Guarantors hereunder are independent of the Borrower's obligations under the Loan Documents and of any guarantee or security that may be obtained for the Obligations. The Administrative Agent and the Lenders may neglect or forbear to enforce payment hereunder, under any Loan Document or under any guarantee or security, without in any way affecting or impairing the liability of each Guarantor hereunder. Neither the Administrative Agent nor any Lender shall be obligated to exhaust recourse or take any other action against the Borrower hereunder or under any agreement to purchase or security which the Administrative Agent or the Lenders may hold before being entitled to payment from the Guarantors of the obligations hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or the Lenders in favor of the Borrower or any Guarantor. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have the right to bring suit directly against any of the Guarantors, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Borrower and/or any other Guarantor.

         9.5. Waiver of Notices. Each of the Guarantors hereby waives notice of acceptance of this Section 9 and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or the taking of other action by the Administrative Agent or the Lenders against, and any other notice, to the Guarantors.

         9.6. Waiver of Defenses. Each of the Guarantors hereby waives any and all defenses to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this Section 9, including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of the Borrower, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors consents that, without notice to such Guarantor and without the necessity for any additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Administrative Agent and the Lenders may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this
Section 9 shall apply to the Obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any right against the Borrower or others (including the Guarantors) or otherwise act or refrain from acting, (c) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of the Borrower to creditors of the Borrower other than the Administrative Agent, the Lenders and the Guarantors, (d) apply any sums by whomsoever paid or howsoever realized, other than payments of the Guarantors of the Obligations, to any liability or liabilities of the Borrower under the Loan Documents or any instruments or agreements referred to herein or therein, to the Administrative Agent and the Lenders regardless of which of such liability or liabilities of the Borrower under the Loan Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under the Obligations or any of the instruments or agreements referred to in this Agreement and the other Loan Documents, or otherwise amend, modify or supplement the Obligations or any of such instruments or agreements, including the Loan Documents; and/or (f) request or accept other support of the Obligations or take and hold any security for the payment of the Obligations or the obligations of the Guarantors under this Section 9, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Furthermore, each of the Guarantors hereby waives to the extent permitted by law any right to which it may be entitled to under Articles 2830, 2836, 2842, 2845, 2846, 2848 and 2849 of the Mexican Federal Civil Code and related Articles contained in the Civil Codes of the States of Mexico. The Guarantors further expressly waive the benefits of order, excusion y division contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2837, 2838, 2840, 2841 and other related
Articles of the Mexican Federal Civil Code and related Articles contained in other Civil Codes of the States of Mexico.

         9.7. Bankruptcy and Related Matters.

         (a) So long as any of the Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, liquidation, reorganization, concurso mercantil or insolvency proceedings of, or against, the Borrower.

         (b) If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, reorganization, concurso mercantil or any similar event of the Borrower or any Guarantor or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Lenders.

         (c) The obligations of each of the Guarantors under this Section 9 shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of the Borrower or any Guarantor or similar proceedings or actions or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Borrower or any other Guarantor but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

         (d) Each of the Guarantors acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding or action referred to above in paragraph (c) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Obligations if said proceedings or actions had not been commenced) shall be included in the Obligations, it being the intention of the Guarantors, the Administrative Agent and the Lenders that the Obligations which are to be paid by the Guarantors pursuant to this
Section 9 shall be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Administrative Agent, or allowing the claim of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

         (e) Notwithstanding anything to the contrary contained herein, if all or any portion of the Obligations are paid by or on behalf of the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Administrative Agent and/or the Lenders as a preference, preferential transfer, fraudulent conveyance or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Section 9, to the extent permitted by applicable law.

         9.8. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         9.9. Right of Contribution. Subject to Section 9.8, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 9.9 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Lead Arrangers and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Lead Arrangers and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         9.10. General Limitation on Guarantees. In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganization, concurso mercantil or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this
Section 9.1 would otherwise, taking into account the provisions of Section 9.9, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability (without prejudice to the obligation of any other Guarantor hereunder) shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                           SECTION 10. MISCELLANEOUS

         10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the prior written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall
(i) forgive any payment Obligation, reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) increase or decrease the amount of any Lender's Commitment (except for a ratable decrease in the commitment of all Lenders), subject any Lender to any additional obligation, or eliminate or reduce the voting rights of any Lender under this Section 10.1, in each case without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under any Loan Document, release any Loan Party from all of its obligations under the Loan Documents, or release any Guarantor from its guarantee obligations under the Guarantee in Section 9 hereof, or modify such obligations under Section 9 in a manner materially adverse to the Lenders, in each case without the written consent of all Lenders; (iv) amend, modify or waive any condition precedent to the Loans set forth in Section 4 without the written consent of the Majority Lenders with respect to each Tranche; (v) amend, modify or waive any provision of Section 2.10 without the written consent of all Lenders in respect of each Tranche adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Lenders with respect to any Tranche without the written consent of all Lenders under such Tranche; (vii) amend or modify
Section 9 hereof in a manner materially adverse to any Guarantor, without the written consent of such Guarantor; (viii) amend or modify any direct right or covenant of any Guarantor under Section 5, Section 6 or Section 10 hereof (excluding, for the avoidance of doubt, any amendment or modification thereunder of the rights or obligations of the Borrower) in a manner materially adverse to any such rights or obligations of such Guarantor thereunder, without the written consent of such Guarantor or (ix) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being sent via a major international courier service, or, in the case of facsimile notice, when received, addressed as follows in the case of the Borrower, the Guarantors and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

           Borrower:                        Amsteldijk 166, 1079
                                            LH Amsterdam, The Netherlands
                                            Tel.: (31) 20 642-2048
                                            Fax: (31) 20 644-4095
                                            Attn: Managing Director(s)

           With a copy to:                  Mayer, Brown, Rowe & Maw LLP
                                            1675 Broadway
                                            New York, N.Y. 10019-5820
                                            Tel.: (212) 506-2500
                                            Fax: (212) 262-1910
                                            Attn: Peter V. Darrow

           Guarantors:                      Ave. Ricardo Margain Zozaya # 325
                                            Col. Valle del Campestre
                                            San Pedro Garza Garcia, N.L.
                                            Mexico, 66265
                                            Tel.: (52 81) 8888-4115
                                            Fax: (52 81) 8888-4415
                                            Attn:  Humberto Lozano

           With a copy to:                  Mayer, Brown, Rowe & Maw LLP
                                            1675 Broadway
                                            New York, N.Y. 10019-5820
                                            Tel.: (212) 506-2500
                                            Fax: (212) 262-1910
                                            Attn: Peter V. Darrow

           Administrative Agent:            Citibank, N.A.
                                            2 Penn's Way
                                            Suite 100
                                            New Castle, DE 19720
                                            Tel.: (302) 894-6054
                                            Fax: (212) 994-0961
                                            Attn:  Cristian Garcia

           With a copy to:                  Cleary, Gottlieb, Steen & Hamilton
                                            One Liberty Plaza
                                            New York, N.Y. 10006
                                            Tel.: (212) 225-2829
                                            Fax: (212) 225-3999
                                            Attn: Andres de la Cruz

           Agent's Dollar Payment Office:   Citibank, N.A.
                                            ABA No.: 021000089
                                            A/C: Medium Term Finance
                                            A/C #: 36852248
                                            Ref.: CEMEX
                                            Attn: Loan Administration Department

           Agent's Euro Payment Office:     Citibank, N.A.
                                            London, England
                                            SWIFT Code: CITIGB2L
                                            A/C: Citi NA New York Loans Agency
                                            A/C #: 8840261
                                            Ref.: CEMEX
                                            Attn: Loan Administration Department

           Agent's Yen Payment Office:      Citibank, N.A.
                                            Tokyo, Japan
                                            A/C: CIG Western Hemisphere Agency
                                            A/C #: 0221659414
                                            Ref.: CEMEX
                                            Attn: Loan Administration Department

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans.

         10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Joint Bookrunners and the Lead Arrangers for all their reasonable and duly documented out-of-pocket costs and expenses incurred in connection with the development, preparation, execution, delivery, negotiation, and syndication of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and duly documented fees and disbursements of New York, Mexican and Dutch counsel to the Administrative Agent, the Joint Bookrunners and the Lead Arrangers (provided that such counsel fees for the preparation and execution of this Agreement through the Closing Date shall not exceed U.S.$115,000) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in case of amounts to be paid on such date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and
(d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, punitive, indirect and consequential damages) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing, relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Fernando Herrera, at the address of Cemex set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of each Lender.

         (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of the entire amount of any such Loan for all purposes under this Agreement except as specified in the following three sentences and the other Loan Documents, and the Borrower, the Guarantors and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the amount of, or postpone the payment of, the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that in the case of Section 2.12, such Participant shall have complied with the requirements of said Section and provided further that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law and subject to the provisions of Section 10.6(d), at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Administrative Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower (which, in each case, shall not be unreasonably withheld or delayed, and which, in the case of the Borrower, shall be deemed to have been given if the Borrower fails to respond to a written request within 5 Business Days of delivery of such request), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that unless otherwise agreed by the Borrower (to the extent the Borrower's consent to such Assignment is then required) and the Administrative Agent, each such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount (i) in the case of Dollar Loans, equal to at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) in the case of Euro Loans, equal to at least (euro)5,000,000 or a whole multiple of
(euro)1,000,000 in excess thereof or (iii) in the case of Yen Loans, equal to at least (Y)500,000,000 or a whole multiple of (Y)100,000,000 in excess thereof, in each case except in the case of an assignment of all of a Lender's interests under any Tranche. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as between the Tranches. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) but shall retain such rights to indemnification and expense reimbursement to which it was entitled at such time.

         (d) Notwithstanding any provision of Section 10.6(c) to the contrary, for so long as it is a requirement of Dutch law that each Lender be a Professional Market Party, (i) any Assignor shall, at least 5 Business Days prior to the date of any proposed assignment, provide to the Borrower and the Administrative Agent information in respect of the prospective Assignee sufficient to enable the Borrower to verify the Professional Market Party status of such Assignee and (ii) no such assignment shall be permitted unless the Assignee is a Verifiable Professional Market Party or unless the Borrower determines that such Assignee qualifies as a Professional Market Party; provided that the Borrower shall be deemed to have made such determination if, on or prior to the fifth Business Day after the Assignor has provided the information described in clause (i) above, the Borrower has not made a good faith determination, based on an opinion of reputable Dutch counsel, and notified the Administrative Agent and the Assignor thereof (together with a copy of such opinion of counsel) in writing, that (x) the Assignee does not qualify as a Professional Market Party or (y) the Borrower is unable to determine whether the Assignee qualifies as a Professional Market Party.

         (e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of each Lender, as well as the interest rate, the currency and the principal amount of the Loans owing to each Lender, in each case, from time to time, giving effect to any reductions of Commitments and any prepayments of Loans made in accordance with the terms hereof. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and the Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer, by way of an endorsement (endoso) and delivery of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

         (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

         (h) The Borrower and each Guarantor agrees, upon receipt of written notice from the relevant Lender and return of any Notes to be replaced, to execute and deliver Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

         10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligation owing to it in respect of its Loans under any Tranche, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g) or (h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender under such Tranche, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders under such Tranche a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders under such Tranche; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any Guarantor, any such notice being expressly waived by the Borrower and each Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Debt or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any Guarantor. Each Lender agrees promptly to notify the Borrower, the relevant Guarantor and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, each Guarantor and the Administrative Agent.

         10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12. Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the United States for the Southern District of New York and any appellate court with respect thereto; in the event that the courts of the United States for the Southern District of New York and any appellate court with respect thereto are not available, then the parties submit to the courts of the State of New York located in the Borough of Manhattan, City of New York, and any appellate court with respect thereto;

         (b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and further waives any rights to which it may be entitled, on account of place of residence or domicile; and

         (c) waives, to the fullest extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (other than any such damages as to which a Party is entitled to indemnification by any other Party pursuant to Section 10.5).

         10.13. Appointment of Agent for Service of Process. (a) The Borrower and each Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent (the "Process Agent") to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any New York State or federal court sitting in New York City. Such service may be made by delivering a copy of such process to the Borrower or any Guarantor, as the case may be, in care of the Process Agent at its address specified above (or any future address of the Process Agent), and the Borrower and each Guarantor hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Borrower and each Guarantor further agrees to promptly appoint a successor Process Agent in New York City prior to the termination for any reason of the appointment of the initial Process Agent.

         (b) Nothing in Section 10.12 or in this Section 10.13 shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         10.14. Waiver of Sovereign Immunity. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Borrower and each Guarantor hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Borrower and each Guarantor agrees that the waivers set forth in this Section 10.14 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         10.15. Judgment Currency. (a) All payments made under this Agreement and the other Loan Documents shall be made in Dollars, except that payments of principal of or interest on Euro Loans and Yen Loans shall be made in Euro or Yen, as applicable. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower or any Guarantor in one currency into another currency, the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Administrative Agent or each Lender, as the case may be, could purchase the first currency with such other currency at or about 11:00 am. (New York City time) on the Business Day preceding that on which final judgment is given.

         (b) The obligations in respect of any sum due to any Lender or any Agent hereunder or under any other Loan Document shall, to the extent permitted by applicable law notwithstanding any judgment expressed in a currency (the "Judgment Currency") other than that in which the sum is denominated in accordance with the terms of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or Agent of any sum adjudged to be so due in the Judgment Currency such Lender or Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or Agent in the Agreement Currency, the Borrower and each Guarantor agrees, to the fullest extent it may legally do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent against such resulting loss.

         10.16. Acknowledgements of Loan Parties. The Borrower and each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) no Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower and each Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between or among any of the Lenders or between or among the Borrower and the Guarantors and any of the Lenders.

         10.17. Professional Market Party Status of Lenders. Each initial Lender hereunder hereby confirms that, as of the date hereof, it is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

         10.18. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates on a need-to know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or
(i) in connection with the exercise of any remedy hereunder or under any other Loan Document; and provided further that the Administrative Agent and each Lender (and each employee, representative, or other agent of the Administrative Agent or any Lender) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

         10.19. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.20. Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language (other than the documents required to be provided pursuant to Sections 4.4(i), (ii) and (iii), which shall be in the English, Dutch or Spanish language accompanied by an English translation or summary). Except in the case of the laws or official communications of Mexico or The Netherlands, the English language version of any such document shall control the meaning of the matters set forth therein.

         10.21. Conflict With Notes. In the case of any conflict between the terms of this Agreement and the terms of any Note, the terms of this Agreement shall govern in all respects (including, without limitation, with respect to the principal amount payable in respect of outstanding Loans and the currency in which such Loans are payable), except that if any action or proceeding in connection with any Note is brought by the holder thereof in any court in Mexico (any such proceeding, a "Mexican Proceeding"), the terms of such Note shall govern to the extent required by Mexican law. Notwithstanding the foregoing, no Lender shall claim in a Mexican Proceeding any amount in excess of the aggregate amounts to which it is entitled under this Agreement, and if any Lender shall recover as a result of any Mexican Proceeding amounts under any Note in excess of the aggregate amounts to which such Lender is entitled under this Agreement, such Lender agrees, as a separate obligation and notwithstanding any such judgment, to remit such excess to the Loan Party by whom such excess amount was paid to such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                           [Signature Pages Follow]

                               NEW SUNWARD HOLDING B.V.
Address:                       as Borrower
Rivierstaete Building,
Amsteldijk 166
1079 LH Amsterdam,
The Nctherlands


Attention:
Hans S, Leijdesdorff
Juan M. Portal
                               By:/s/ H.S. Leijdesdorff   /s/ J.M. Portal Celhay
                                  ---------------------   ----------------------
Telephone: (31-20) 642 4288       Name:                    Name:
Facsimile: (31 20)  643 0053      Title:                   Title:

                                 H.S. Leijdesdorff        J.M. Portal Celhay
                                 managing directtor       managing director

                                                CEMEX, S.A.D DE C.V.
Ave Ricardo Margain Zozaya #325                 as Guarantor
Col. Valle del Campestre
San Pedro Garza Garcia N.L., Mexico
66250
Attention:  Humberto Lozano                      By:/s/ Humberto Lozano
Telephone:  (00 52 81) 888 4115                     -------------------------
Facsimile:  (00 52 81) 888 4415                     Name:   Humberto Lozano
                                                    Title:  Attorney-in-Fact

                                               EMPRESAS TOLTECA DE MEXICO,
Ave Ricardo Margain Zozaya #325                S.A. DE C.V., as Guarantor
Col. Valle del Campestre
San Pedro Garza Garcia N.L., Mexico
66250
Attention:  Humberto Lozano                      By:/s/ Humberto Lozano
Telephone:  (00 52 81) 888 4115                     -------------------------
Facsimile:  (00 52 81) 888 4415                     Name:   Humberto Lozano
                                                    Title:  Attorney-in-Fact

                                               CEMEX MEXICO, S.A. DE C.V.
Ave Ricardo Margain Zozaya #325                as Guarantor
Col. Valle del Campestre
San Pedro Garza Garcia N.L., Mexico
66250
Attention:  Humberto Lozano                      By:/s/ Humberto Lozano
Telephone:  (00 52 81) 888 4115                     -------------------------
Facsimile:  (00 52 81) 888 4415                     Name:   Humberto Lozano

                                               CITIBANK, N.A.
390 Greenwich Street, 1st Floor                as Administrative Agent
New York, NY 10013
Mario Espinosa
(212) 723-6731
(212) 723-8543                                 By:/s/ Mario Espinosa
                                                  ---------------------
                                                 Name:  Mario Espinosa
                                                 Title:  Vice President

                                               ABN AMRO BANK N.V.,
Address:                                       as Lender
Prolongacion Reforma 600-320
Col. Santa Fe Pena Blanca
Mexico D.F. 01210
                                               By: /s/ Ignacio Pineros
                                                   ----------------------
                                                    Name:  Ignacio Pineros
Attention:                                          Title: Vice President
Manuel Gomez / Rosalia Noble


Telephone:
(52-55) 52-57-78-21 / (52-55) 52-57-78-42      By: /s/ John Pastore
                                                  -------------------------
                                                  Name:  John Pasture
Facsimile:                                        Title: Vice President
(52  55) 52 57 78 29

                                               ABN AMRO BANK N.V.,
Address:                                       as Lead Arranger
Prolongacion Reforma 600-320
Col. Santa Fe Pena Blanca
Mexico D.F. 01210
                                               By: /s/ Ignacio Pineros
                                                   ----------------------
                                                    Name:  Ignacio Pineros
Attention:                                          Title: Vice President
Manuel Gomez / Rosalia Noble


Telephone:
(52-55) 52-57-78-21 / (52-55) 52-57-78-42      By: /s/ John Pastore
                                                  -------------------------
                                                  Name:  John Pasture
Facsimile:                                        Title: Vice President
(52  55) 52 57 78 29

                                               BANK OF AMERICAN, N.A.,
                                               as Lender
Ave. Lazaro Cardenas 329-9
Col. Valle Oriente
San Pedro Garza Garcia, N.L. Mexico            By: /s/ Mauricio Rebolledo
C.P. 66220                                         ------------------------
Attention:  Alejandro Xotlanihua
Telephone (011) 52-81-8368-1953                Name:  Mauricio Rebolledo
Facsimile  (011) 52-81-8319-0481
                                               Title: Managing Director

                                               BANK OF AMERICAN, N.A.,
                                               as Co-Arranger
Ave. Lazaro Cardenas 329-9
Col. Valle Oriente
San Pedro Garza Garcia, N.L. Mexico            By: /s/ Mauricio Rebolledo
C.P. 66220                                         ------------------------
Attention:  Alejandro Xotlanihua
Telephone (011) 52-81-8368-1953                Name:  Mauricio Rebolledo
Facsimile  (011) 52-81-8319-0481
                                               Title: Managing Director

GRAN VIA DE HORTALEZA 3,                       BANCO ESPANOL DE CREDITO S.A.
28033 MADRID
SPAIN
                               as LENDER
ATT. ANTONIO SANCHEZ
TEL + 34 91 338 16 48
FAX + 34 31 338 28 88

                 By: /s/ Jose Antonio Villanueva       /s/ Jose Ignacio Aguirre
                     ---------------------------       ------------------------
                     Name:  Jose Antonio Villanueva     Jose Ignacio Aguirre

                                               BAYERISCHE LANDESBANK,
560 Lexington Ave                              as Lender
New York, NY 10022
Attn:  Gina Hoey-Sandella
Tel: (212) 310-9990
Fax: (212) 230-9117                            By:/s/ Oliver Hildenbrand
                                                  --------------------------
                                                  Name: Oliver Hildenbrand
                                                  Title:   Vice President


                                               By: /s/ James H. Boyle
                                                  --------------------------
                                                  Name: Jame H. Boyle
                                                  Title:   Vice President

[Address]:                              BBVA BANCOMER S.A., Institucion de Banca
Vasconcelos 101 Ote. Piso 1             Multiple, Grupo Financiero BBVA
Col. Residencial San Agustin            Bancommer, as Co-Arranger
Garza Garcia, N.L. Meixic
[Attention]: Sergio del Rio
[Telephone]: 52-81-8368-6917
[Facsimile]:  52-18-83686980            By: /s/ Carlos Velazquez Thierry
                                           -----------------------------------
                                        Name:  Carlos Velazquez Thierry
                                        Title: Managing Director


                                        By: /s/ Sergio Antonio del Rio Herrera
                                           -----------------------------------
                                        Name:  Sergio Antonio del Rio Herrera
                                        Title: Director

[Address]:                              BBVA BANCOMER S.A., Institucion de Banca
Vasconcelos 101 Ote. Piso 1             Multiple, Grupo Financiero BBVA
Col. Residencial San Agustin            Bancommer, as Lender
Garza Garcia, N.L. Meixic
[Attention]: Sergio del Rio
[Telephone]: 52-81-8368-6917
[Facsimile]:  52-18-83686980            By: /s/ Carlos Velazquez Thierry
                                           -----------------------------------
                                        Name:  Carlos Velazquez Thierry
                                        Title: Managing Director


                                        By: /s/ Sergio Antonio del Rio Herrera
                                           -----------------------------------
                                        Name:  Sergio Antonio del Rio Herrera
                                        Title: Director

SIGNATURE PAGE FOR:

BORROWER: "NEW SUNWARD HOLDING B.V." (CEMEX GROUP)
FACILITY: USD 1,15 BILLION MULTICURRENCY SINDICATED TERM LOAN
DATE: 15 OCTOBER, 2003



                                            BNP PARIBAS,
Address:                                    as Lender
BNP Paribas, Sucursal en Espana
c/ Ribera del Loira 28,
28042 Madrid
Spain


For Facility Admin and Operations,
please contact:                             By:/s/ Jose Gefaell
Alberto Snachez                                --------------------------------
Elena Garcia Juarez                            Name:  JOSE GEFAELL
                                               DNI: 36045004-W
                                               Title within BNP Paribas Madrid:
                                                  Director
Telephone:
34.91.388 81 15
34.91.388 81 19


Facsimile:
34.91 388 80 99                             By:/s/ Genoveva Ramon Borja
                                               --------------------------------
                                               Name: GENOVEVA RAMON BORJA
                                               DNI: 21513054-G
                                               Title: within BNP Paribas Madrid:
                                                 Director

SIGNATURE PAGE FOR:

BORROWER: "NEW SUNWARD HOLDING B.V." (CEMEX GROUP)
FACILITY: USD 1,15 BILLION MULTICURRENCY SINDICATED TERM LOAN
DATE: 15 OCTOBER, 2003



                                            BNP PARIBAS,
Address:                                    as Lead Arranger
BNP Paribas, Sucursal en Espana
c/ Ribera del Loira 28,
28042 Madrid
Spain


For Facility Admin and Operations,
please contact:                             By:/s/ Jose Gefaell
Alberto Snachez                                --------------------------------
Elena Garcia Juarez                            Name:  JOSE GEFAELL
                                               DNI:   36045004-W
                                               Title within BNP Paribas Madrid:
                                                  Director
Telephone:
34.91.388 81 15
34.91.388 81 19


Facsimile:
34.91 388 80 99                             By:/s/ Genoveva Ramon Borja
                                               --------------------------------
                                               Name: GENOVEVA RAMON BORJA
                                               DNI:  21513054-G
                                               Title: within BNP Paribas Madrid:
                                                 Director

                                            CAJA MADRID MIAMI AGENCY
Address: 701 Brickell Av, Suite 2000        as Lender
           Miami, FL, 33131'

Attention: Javier Guzman                    By:
            Ricardo Benede

Telephone: 305 371 3833

                                            /s/ Pedro Olabarria
                                            -------------------
Facsimile: 305 371 0402                     Name:  Pedro Olabarria
                                            Title: Deputy General Manager,



                                            By: /s/ Javier Guzman
                                                ---------------------
                                            Name   Javier Guzman
                                            Title: Head of Capital Markets

                                            CALIFORNIA COMMERCE BANK,
2029 Century Park East                      as Lender
Los Angeles, CA 90067
Attention: Jeff Healy
Telephone: 310-203-3431
Facsimile: 310-203-3590                     By: /s/ Jeff Healy
                                               -------------------------------
                                               Name:  Jeff Healy
                                               Title: Vice President



                                            By: /s/ Jorge A. Figueroa
                                               -------------------------------
                                               Name:  Jorge A. Figueroa
                                               Title: Senior Vice President

Citibank Building, 4th Floor              CITIBANK N.A. NASSAU, BAHAMAS BRANCH,
110 Thompson Boulevard                    as Lender
Nassau, Bahamas
Attention: Leslie Munroe
Phone: (242) 302-8651
Facsimile: (242) 302-8655                 By: /s/ Leslie Munroe
                                              -----------------------------
                                              Name:  Leslie Munroe
                                              Title: Attorney-In-Fact

                                           CITIGROUP GLOBAL MAKRETS INC.,
390 Greenwich Street, 1st Floor            as Lead Arranger
New York, NY 10013
Mario Espinosa
(212) 723 6731                             By: /s/ Mario Espinosa
(212) 723 8543                                --------------------------
                                              Name:  Mario Espinosa
                                              Title: Managing Director

                                          CITIGROUP GLOBAL MAKRETS INC.,
390 Greenwich Street, 1st Floor           as Joint Bookrunner
New York, NY 10013
Mario Espinosa
(212) 723 6731                            By: /s/ Mario Espinosa
(212) 723 8543                                --------------------------
                                              Name:  Mario Espinosa
                                              Title: Managing Director

                                           CREDIT AGRICOLE INDOSUEZ,
Paseo de la Castellana, 1                  Branch in Spain as Lead Arranger,
28046 Madrid (SPAIN)                       Syndication Agent & Lender
Rafael PARDO
Tel:  00 34 91 432 74 88
Fax: 00 34 91 432 74 13






By:  /s/ Carlos Aranguren Gutierrez
    ---------------------------------
Name:  Carlos ARANGUREN GUTIERREZ
Title: Director de Creditos y Asesoria Juridica






By:  /s/ Rafael Pardo Bragado
    ---------------------------------
Name:  Rafael PARDO BRAGADO
Title: Director Generael Adjunto

                                            REDIT LYONNAIS, S.A. Branch in Spain
Juan Bravo, 3B                              as Lead Arranger, Syndication Agent
28.006 Madrid (SPAIN)                       & Lender
Maria REAL DE ASUA
+ (34) 91 319 19 73
+ (34) 91 34 19 92



By: /s/ Angel Benguigui
    -----------------------
Name:  Angel BENGUIGUI
Title: General Manager

                                               ING BANK, N.V.
Zeelandia Office Park, Kaya W.F.G.             as Arranger and Lender
Mensing 14 P.O. Box 3985, Curacao,
Netherlands Antilles

A.B. Rosaria                                   By: /s/ A.B. Rosaria
                                                   --------------------
                                                  Name:  A.B. Rosaria
                                                  Title: Risk Manager
Telephone: -599 9 432 70 00
Facsimile: -599 9 432 7511 / 5 12




Zeelandia Office Park, Kaya W.F.G.             ING BANK, N.V.
Mensin 14 P.O. Box 3895, Curacao,              as Arranger and Lender
Netherlands Antilles

H.F.J. ten Holt                                By: /s/ H.F.J. ten Holt
                                                  -----------------------------
                                                  Name:  H.F.J. ten Holt
                                                  Title: Director Chief
                                                         Financial Officer
Telephone: -599 9 432 70 00
Facsimile: -599 9 432 7511 / 5 12

                                               JPMORGAN CHASE BANK,
277 Park Avenue                                as Lender
New York, NY (10172)

Nicolas M. Ferro                               By: /s/ Nicolas M. Ferro
Tel: (212) 622-7484                                -----------------------
Fax: (212) 534-0358                                Name:  Nicolas M. Ferro
                                                   Title: Vice-president

                                               J.P. MORGAN SECURITIES INC.,
J.P. Morgan Securities Inc.                    as Lead Arranger
New York, NY 10017
Tel. 212-834-4377
Fax. 212-834-6618                              By: /s/ Therese Rabieh
                                                  ---------------------------
                                                  Name:  Therese Rabieh
                                                  Title: Managing Director

                                               J.P. MORGAN SECURITIES INC.,
J.P. Morgan Securities Inc.                    as Joint Bookrunner
New York, NY 10017
Tel. 212-834-4377
Fax. 212-834-6618                              By: /s/ Therese Rabieh
                                                  ---------------------------
                                                  Name:  Therese Rabieh
                                                  Title: Managing Director

                                               MIZUHO CORPORATE BANK, LTD.,
Address:      1251 Ave. of The Americas        Arranger
              New York, NY 10020
Attention:    David Costa
              Vice President
              Project & International          By: s/ Tsukasa Takasawa
              Finance Group                        ----------------------------
Telephone:    212-282-4964                         Name:  Tsukasa Takasawa
Facsimile:    212-282-4385                         Title: Senior Vice President

                                               MIZUHO CORPORATE BANK, LTD.,
Address:      1251 Ave. of The Americas        as Lender
              New York, NY 10020
Attention:    David Costa
              Vice President
              Project & International          By: s/ Tsukasa Takasawa
              Finance Group                        ----------------------------
Telephone:    212-282-4964                         Name:  Tsukasa Takasawa
Facsimile:    212-282-4385                         Title: Senior Vice President

                                            NATEXIS BANQUES POPULAIRES, SUCURSAL
Address: Paseo de Recoletos, 7-9            EN ESPANA
28004 Madrid - SPAIN
Attention: Jose Luis SANCHEZ
Telephone: 34 91 837 47 06
Facsimile: 34 91 837 47 80
                                            By: /s/ Jose Maria Iceta
                                                -----------------------
                                               Name:  Jose Maria ICETA
                                               Title: General Manager


                                            By: /s/ Frederic Marechaux
                                               -----------------------
                                               Name:  Frederic MARECHAUX
                                               Title: Corporate Banking

                                            SCH OVERSEAS BANK, INC.,
[Address]: SCH Overseas Bank, Inc.          as Lender
Ponce do Leon Ave., 221 - 11th floor
Hato Rey
Puerto Rico                                 By: /s/ Jose Luis Munoz Cintron
[Attention]: Awilda Rosado Lugo                --------------------------------
[Telephone]: 1-787-274-7200                    Name:  Jose Luis Munoz Cintron
[Facsimile]: 1-787-250-3394                    Title: Vicepresident



                                            By: /s/ Simon Ergas Testa
                                               --------------------------------
                                               Name:  Simon Ergas Testa
                                               Title: Director

                                            SCH OVERSEAS BANK, INC.,
[Address]: SCH Overseas Bank, Inc.          as Lead Arranger
Ponce do Leon Ave., 221 - 11th floor
Hato Rey
Puerto Rico                                 By: /s/ Jose Luis Munoz Cintron
[Attention]: Awilda Rosado Lugo                --------------------------------
[Telephone]: 1-787-274-7200                    Name:  Jose Luis Munoz Cintron
[Facsimile]: 1-787-250-3394                    Title: Vicepresident



                                            By: /s/ Simon Ergas Testa
                                               --------------------------------
                                               Name:  Simon Ergas Testa
                                               Title: Director

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.
1251 Avenue of the Americas                 as Co-Arranger and Lender
New York , NY 10020-1104
Attention: Hiroshi Azuma, VP
Telephone: 212-782-4184
Facsimile:  212-782-6400                    By: /s/ Hiroshi Azuma
                                               -------------------------------
                                                Name:  Hiroshi Azuma
                                                Title: VP & Head of EMD

Oficina de Representacion en Mexico         THE BANK OF NOVA SCOTIA
Blvd. M. Avila Camacho No. 1, P.8           as Co-Arranger
Col. Lamas do Chapultepec
11009 Mexico, D.F.
Tel: (52) (55) 5520 7799                    By: /s/ Robert D. Hirsh
Fax: (52) (55) 5395 9050                       --------------------------------
     (52) (55) 5395 9051                        Name:  Robet D. Hirsh
                                                Title: Representative

Oficina de Representacion en Mexico         THE BANK OF NOVA SCOTIA
Blvd. M. Avila Camacho No. 1, P.8           as Lender
Col. Lamas do Chapultepec
11009 Mexico, D.F.
Tel: (52) (55) 5520 7799                    By: /s/ Robert D. Hirsh
Fax: (52) (55) 5395 9050                       --------------------------------
     (52) (55) 5395 9051                        Name:  Robet D. Hirsh
                                                Title: Representative

                                           THE ROYAL BANK OF SCOTLAND PLC.,
[Address]:                                 Arranger and Lender
Marques de Cubas 4
Madrid 28014
Spain

[Attention]: Javier Figar                  By /s/ Juan Carlos Garcia Centeno
                                             ----------------------------------
                                             Name:  Juan Carlos Garcia Centeno
[Telephone]: 00.34.91.701.51.26              Title: Country Head: Spain and
                                                    Portugal
[Facsimile]:  00.34.91.701.53.07

                                            Wachovia Bank, National Association,
[Address]: 191 Peachtree St., NE            as Lender
[Attention]: Kay Reedy
[Telephone]: (404)332-5262
[Facsimile]:  (404)332-5905                 By: /s/ Kathleen Reedy
                                               ----------------------
                                               Name:  Kathleen Reedy
                                               Title: Director

                                            WESTLB AG, NEW YORK BRANCH
12116th Avenue, 25th Floo                   as Lender
New York, NY  10036

Attn: Elisabeth Wilds
Tel:   212-852-6322
Fax:  212-852-6148
                                            By: /s/ Salvatore Battinelli
                                                ----------------------------
                                                Name: Salvatore Battinelli,
                                                      Managing Director




                                            By: /s/ Daniel Hitchcock
                                               ----------------------------
                                               Name: Daniel Hitchcock, Director

                                                                                             Schedule 1.1

                                                 Commitments



                                          Tranche A                  Tranche B              Tranche C
Lender                                Commitment ((euro))           Commitment ($)        Commitment ((Y))
------                                -------------------           --------------        ----------------

ABN Amro                              (euro)29,909,250             $35,000,000           (Y)3,268,800,000
BNP Paribas                           (euro)29,909,250             $35,000,000           (Y)3,268,800,000
Citibank N.A. Nassau, Bahamas         (euro)29,909,250              $5,000,000           (Y)3,268,800,000
Branch
California Commerce Bank                           - -             $30,000,000                        - -
Credit Agricole Indosuez/             (euro)29,909,250             $61,000,000             (Y)435,840,000
Credit Lyonnais
JPMorgan                              (euro)29,909,250             $35,000,000           (Y)3,268,800,000
Santander                             (euro)29,909,250             $35,000,000           (Y)3,268,800,000
ING Bank                               (euro)8,545,500             $75,000,000                        - -
Mizuho                                (euro)13,886,438             $26,250,000           (Y)2,451,600,000
Royal Bank of Scotland                (euro)13,886,438             $26,250,000           (Y)2,451,600,000
Bank of Tokyo-M.                                   - -                     - -           (Y)5,448,000,000
BBVA                                   (euro)9,827,325             $23,500,000           (Y)1,634,400,000
Bank of America                        (euro)9,827,325             $23,500,000           (Y)1,634,400,000
ScotiaBank                                         - -             $50,000,000                        - -
Banesto                                (euro)7,477,313              $8,750,000             (Y)817,200,000
Bayerische Landesbank                              - -             $15,000,000                        - -
Caja Madrid                                        - -             $25,000,000                        - -
Natexis                                (euro)7,477,313              $8,750,000             (Y)817,200,000
Wachovia                               (euro)5,981,850              $7,000,000             (Y)653,760,000
West LB AG, NY Branch                              - -             $25,000,000                        - -
--------------------------------------------------------------------------------------------------------------
                    TOTAL            (euro)256,365,000            $550,000,000          (Y)32,688,000,000
--------------------------------------------------------------------------------------------------------------


                                                                  Schedule 3.7

                                  Litigation


1. The anti-dumping order imposed by the United States Department of Commerce on August 30, 1990, pursuant to which subsidiaries of CEMEX, S.A. de C.V. that import cement from the United Mexican States must make cash deposits with the United States Customs Service to guarantee the eventual payment of anti-dumping duties, and the related reviews.

2. CEMEX, S.A. de C.V. and some of its subsidiaries in Mexico have been notified of several tax assessments determined by the tax authorities in Mexico related to different tax periods, for approximately 4,806,400,000 Mexican Pesos. The tax assessments result primarily from: (i) recalculation of the inflationary tax deduction, since the tax authorities claim that "Advance Payments to Suppliers" and "Guaranty Deposits" are not by their nature credits; (ii) disallowed restatement of tax loss carryforwards in the same period in which they occurred; (iii) disallowed determination of tax loss carryforwards and; (iv) disallowed deduction of business asset taxes by the controlling entity because the tax authorities maintain that such deductions should be considered proportional to the equity interest that the controlling entity has in the controlled entities. The affected companies are pursuing all available legal actions in order to resolve these disputed tax assessments in CEMEX's favor.

                                                                 Schedule 3.16

                                 Subsidiaries

            Part A - Material Subsidiaries; Restricted Subsidiaries


Name                                                Jurisdiction of Incorporation      Percentage of
                                                                                       common stock owned
                                                                                       directly or indirectly by
                                                                                       CEMEX, S.A. de C.V.

1.  Cemex Mexico, S.A. de C.V.                       MEXICO                            100%
2.  Empresas Tolteca de Mexico, S.A. de C.V.         MEXICO                            100%
3.  Cemex Concretos, S.A. de C.V.                    MEXICO                            100%
4.  Cemex Trademarks Worldwide, Ltd.                 SWITZERLAND                       100%
5.  Sunward Acquisitions N.V.                        NETHRELANDS                       100%
6.  Cemex Espana, S.A.                               SPAIN                             99.5%
7.  Cemex, Inc.                                      LOUISIANA                         100%
8.  Cemex Cement of Texas, L.P.                      TEXAS                             100%



                   Part B - All Other Subsidiaries of Cemex



1.       AGROPECUARIA ROSARITO, C.A.                                            VENEZUELA
2.       ALTAIR (INDIA) PRIVATE LIMITED                                         INDIA
3.       ALTERBRAIN  N.V.                                                       NETHERLANDS
4.       AMTEC NET, S. DE R.L.                                                  MEXICO
5.       ANACORP INC.                                                           CAYMAN ISLANDS
6.       APO CEMENT CORPORATION                                                 PHILIPPINES
7.       APO LAND & QUARRY CORPORATION                                          PHILIPPINES
8.       ARICEMEX, S.A.                                                         SPAIN
9.       ARIDOS SILICIOS, S.A.                                                  SPAIN
10.      ARKIO DE MEXICO, S.A. DE C.V.                                          MEXICO
11.      ARKIO DO BRASIL, S.A.                                                  BRAZIL
12.      ARKIO HOLDINGS N.V.                                                    NETHERLANDS
13.      ARKIO, INC.                                                            TEXAS
14.      ARRENDAMIX DE VENEZUELA, S.A.                                          VENEZUELA
15.      ARVORE - TECNOLOGIAS DE INFORMACAO, S.A.                               PORTUGAL
16.      ASESORIAS Y GESTIONES LIMITADA                                         COLOMBIA
17.      ASSIUT CEMENT COMPANY                                                  EGYPT
18.      AUTOTRANSPORTES DE HUICHAPAN, S.A. DE C.V.                             MEXICO
19.      AVIACION COMERCIAL DE AMERICA, S.A. DE C.V.                            MEXICO
20.      AYFER TEKSTIL LTD. STI.                                                TURKEY
21.      BEDROCK HOLDINGS, INC.                                                 PHILIPPINES
22.      BRINDES  N.V.                                                          NETHERLANDS
23.      C.A. VENCEMOS                                                          VENEZUELA
24.      CAL GUADALAJARA, S.A. DE C.V.                                          MEXICO
25.      CALES Y MORTEROS PORTER Y PORTER, S.A. DE C.V.                         MEXICO
26.      CALIKO LIMITED                                                         CAYMAN ISLANDS
27.      CANADIAN MEDUSA CEMENT LIMITED                                         ONTARIO
28.      CARBONIFERA DE SAN PATRICIO, S.A. DE C.V.                              MEXICO
29.      CARIBBEAN FUNDING LLC                                                  DELAWARE
30.      CECAR INC.                                                             CAYMAN ISLANDS
31.      CEDICE CARIBE, S.A. DE C.V.                                            MEXICO
32.      CEMAR INC.                                                             CAYMAN ISLANDS
33.      CEMCOKE INTERNATIONAL LIMITED CO.                                      TEXAS
34.      CEMENT TRANSIT COMPANY                                                 DELAWARE
35.      CEMENTIFICIO DI MONTALTO SPA                                           ITALY
36.      CEMENTILCE SRL                                                         ITALY
37.      CEMENTO BAYANO, S.A.                                                   PANAMA
38.      CEMENTOS ANAHUAC, S.A.                                                 MEXICO
39.      CEMENTOS DE CENTROAMERICA, S.A.                                        GUATEMALA
40.      CEMENTOS GUADALAJARA, S.A. DE C.V.                                     MEXICO
41.      CEMENTOS MEXICANOS, S.A. DE C.V.                                       MEXICO
42.      CEMENTOS MONTERREY, S.A. DE C.V.                                       MEXICO
43.      CEMENTOS NACIONALES, S.A.                                              DOMINICAN REPUBLIC
44.      CEMENTOS TOLTECA, S.A. DE C.V.                                         MEXICO
45.      CEMEX (CAMBODIA) CO. LTD.                                              CAMBODIA
46.      CEMEX (COSTA RICA), S.A.                                               COSTA RICA
47.      CEMEX (THAILAND) CO. LTD.                                              THAILAND
48.      CEMEX ACQUISITION LLC                                                  DELAWARE
49.      CEMEX ADMINISTRACIONES LTDA.                                           COLOMBIA
50.      CEMEX ASIA HOLDINGS  LTD.                                              SINGAPORE
51.      CEMEX ASIA PACIFIC INVESTMENTS B.V.                                    NETHERLANDS
52.      CEMEX ASIA PTE. LTD.                                                   SINGAPORE
53.      CEMEX ASIA VENTURES INC.                                               PHILIPPINES
54.      CEMEX ASIAN INVESTMENTS N.V.                                           NETHERLAND ANTILLES
55.      CEMEX BAHAMAS LIMITED                                                  BAHAMAS
56.      CEMEX BETON, S.A.S.                                                    FRANCE
57.      CEMEX CALIFORNIA CEMENT LLC                                            DELAWARE
58.      CEMEX CAPE VERDIAN INVESTMENTS  B.V.                                   NETHERLANDS
59.      CEMEX CAPITAL DE COLOMBIA, S.A.                                        COLOMBIA
60.      CEMEX CAPITAL, S.A. DE C.V.                                            MEXICO
61.      CEMEX CARACAS II INVESTMENTS B.V.                                      NETHERLANDS
62.      CEMEX CARACAS INVESTMENTS  B.V.                                        NETHERLANDS
63.      CEMEX CARIBE II INVESTMENTS B.V.                                       NETHERLANDS
64.      CEMEX CEMENT (BANGLADESH) LIMITED                                      BANGLADESH
65.      CEMEX CEMENT, INC.                                                     DELAWARE
66.      CEMEX CENTRAL PLAINS CEMENT LLC                                        DELAWARE
67.      CEMEX CENTRAL, S.A. DE C.V.                                            MEXICO
68.      CEMEX COLOMBIA, S.A.                                                   COLOMBIA
69.      CEMEX CONCRETE HOLDINGS, LLC                                           DELAWARE
70.      CEMEX CONCRETOS DE COLOMBIA, S.A.                                      COLOMBIA
71.      CEMEX CONCRETOS, S.A.                                                  PANAMA
72.      CEMEX CONSTRUCTION MATERIALS, L.P.                                     TEXAS
73.      CEMEX CORP.                                                            DELAWARE
74.      CEMEX CHILE INVESTMENTS B.V.                                           NETHERLANDS
75.      CEMEX DANISH INVESTMENTS B.V.                                          NETHERLANDS
76.      CEMEX DENMARK ApS                                                      DENMARK
77.      CEMEX EGYPT FOR DISTRIBUTION COMPANY                                   EGYPT
78.      CEMEX EGYPT FOR SERVICES                                               EGYPT
79.      CEMEX EGYPTIAN INVESTMENTS B.V.                                        NETHERLANDS
80.      CEMEX EIGHT INVESTMENTS B.V.                                           NETHERLANDS
81.      CEMEX EL SALVADOR, S.A.                                                EL SALVADOR
82.      CEMEX ELEVEN INVESTMENTS B.V.                                          NETHERLANDS
83.      CEMEX ENVIRONMENTAL LLC                                                DELAWARE
84.      CEMEX ESPANA FINANCE LLC                                               DELAWARE
85.      CEMEX ESPANA INTERNATIONAL CAPITAL LLC                                 DELAWARE
86.      CEMEX FINANCE EUROPE B.V.                                              NETHERLANDS
87.      CEMEX FINANCE, INC.                                                    DELAWARE
88.      CEMEX FOUNDATION                                                       OHIO
89.      CEMEX FOURTEEN INVESTMENTS B.V.                                        NETHERLANDS
90.      CEMEX GENERACION Y COMERCIALIZACION DE ENERGIA, S.A. E.S.P.            COLOMBIA
91.      CEMEX GLOBAL INVESTMENTS B.V.                                          NETHERLANDS
92.      CEMEX GRANULATS, SAS                                                   FRANCE
93.      CEMEX HOLDINGS INC.                                                    DELAWARE
94.      CEMEX HUNGARY KFT                                                      HUNGARY
95.      CEMEX INDONESIA INVESTMENTS B.V.                                       NETHERLANDS
96.      CEMEX INTERNACIONAL, S.A. DE C.V.                                      MEXICO
97.      CEMEX INTERNATIONAL CAPITAL LLC                                        DELAWARE
98.      CEMEX INTERNATIONAL FINANCE CO.                                        IRELAND
99.      CEMEX INVESTMENTS AKTIENGESELLSCHAFT                                   LIECHTENSTEIN
100.     CEMEX INVESTMENTS, INC.                                                DELAWARE
101.     CEMEX LAND COMPANY                                                     DELAWARE
102.     CEMEX LEASING, INC.                                                    ARIZONA
103.     CEMEX MANAGEMENT, INC.                                                 DELAWARE
104.     CEMEX MANILA INVESTMENTS B.V.                                          NETHERLANDS
105.     CEMEX NETHERLANDS, B.V.                                                NETHERLANDS
106.     CEMEX NICARAGUA, S.A.                                                  NICARAGUA
107.     CEMEX NY CORPORATION                                                   DELAWARE
108.     CEMEX PACIFIC COAST CEMENT CORPORATION                                 DELAWARE
109.     CEMEX PUERTO RICO, INC.                                                PUERTO RICO
110.     CEMEX READY MIX LLKHARASANAH EL-JHAZAA                                 EGYPT
111.     CEMEX SIERRA INVESTMENTS B.V.                                          NETHERLANDS
112.     CEMEX SIX INVESTMENTS B.V.                                             NETHERLANDS
113.     CEMEX SMI HOLDINGS LLC                                                 DELAWARE
114.     CEMEX STRATEGIC PHILIPPINES INC.                                       PHILIPPINES
115.     CEMEX TEN INVESTMENTS B.V.                                             NETHERLANDS
116.     CEMEX THIRTEEN INVESTMENTS B.V.                                        NETHERLANDS
117.     CEMEX TRADEMARKS HOLDING  LTD.                                         SWITZERLAND
118.     CEMEX TRADING CARIBE LTD.                                              ST. LUCIA
119.     CEMEX TRADING EUROPE, S.A.                                             SPAIN
120.     CEMEX TRADING, LLC                                                     DELAWARE
121.     CEMEX TRANSPORTE, S.A. DE C.V.                                         MEXICO
122.     CEMEX TRANSPORTES DE COLOMBIA, S.A.                                    COLOMBIA
123.     CEMEX TRUCKING, INC.                                                   CALIFORNIA
124.     CEMEX TWELVE INVESTMENTS B.V.                                          NETHERLANDS
125.     CEMEX VENEZUELA, S.A.C.A.                                              VENEZUELA
126.     CEMEX VENTURES, INC.                                                   DELAWARE
127.     CEMEXNET, S.A. DE C.V.                                                 MEXICO
128.     CEMSAL Ltd.                                                            GAHNA
129.     CEMTEC DE EUROPA, S.A.                                                 SPAIN
130.     CENTRAL DE MEZCLAS, S.A.                                               COLOMBIA
131.     CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.                           MEXICO
132.     CETACEA INVESTMENTS LIMITED                                            TRINIDAD & TOBAGO
133.     CETRA INC.                                                             CAYMAN ISLANDS
134.     CIMENT LA PIERRE, S.A.                                                 HAITI
135.     COLOMBIA INTERNATIONAL HOLDINGS INC.                                   BVI
136.     COMERCIALIZADORA CONSTRURAMA, S.A. DE C.V.                             MEXICO
137.     COMERCIALIZADORA FERREX, C.A.                                          VENEZUELA
138.     COMPANIA DE TRANSPORTES DEL MAR DE CORTES, S.A. DE C.V.                MEXICO
139.     COMPANIA MINERA ATOYAC, S.A. DE C.V.                                   MEXICO
140.     CONCRETOS MONTERREY, S.A. DE C.V.                                      MEXICO
141.     CONOMITA, S.A.                                                         VENEZUELA
142.     CONSTRUCCIONES E INVERSIONES DIAMANTE LTDA.                            COLOMBIA
143.     CONSTRUCTION FUNDING CORPORATION                                       IRELAND
144.     CONSTRUFORUM  B.V.                                                     NETHERLANDS
145.     CONSTRUMEGA ARGENTINA, S.A.                                            ARGENTINA
146.     CONSTRUMEXCLA, S.A. DE C.V.                                            MEXICO
147.     CONSTRUMIX.COM, S.A. DE C.V.                                           MEXICO
148.     CONSTRUPLAZA DE ARGENTINA, S.A.                                        ARGENTINA
149.     CONSTRUPLAZA SERVICIOS INFORMATICOS, S.L.                              SPAIN
150.     CONSTRUTODO, INC.                                                      DELAWARE
151.     CORBIN INTERNATIONAL INVESTMENTS LTD.                                  BVI
152.     CORPORACION GOUDA, S.A. DE C.V.                                        MEXICO
153.     CUBIC VENTURES HOLDINGS LTD                                            BVI
154.     CX (THAILAND) LIMITED                                                  THAILAND
155.     CX NETWORKS N.V.                                                       NETHERLANDS
156.     CHIQUIOJOS, S.A.                                                       COSTA RICA
157.     DESARROLLOS DIADANILO, C.A.                                            VENEZUELA
158.     DESARROLLOS MULTIPLES INSULARES, INC.                                  PUERTO RICO
159.     DIAMANTE TRANSPORTES LIMITADA                                          COLOMBIA
160.     DISTRIBUIDORA DE CEMENTO, S.A.                                         PANAMA
161.     DITEC INVERSIONES, S.L.                                                SPAIN
162.     DUNAV INVESTMENTS LTD.                                                 BVI
163.     EDGEWATER VENTURES CORPORATION                                         PHILIPPINES
164.     EL FAHD FOR CEMENT CO.                                                 EGYPT
165.     ENTREPRISES PASTORELLO TRAVAUX ROUTIERS, SAS                           FRANCE
166.     EQUIPOS INDUSTRIALES DE AGUASCALIENTES, S.A. DE C.V.                   MEXICO
167.     EQUIPOS PARA USO DE GUATEMALA, S.A.                                    GUATEMALA
168.     ESCAZU INVESTMENTS                                                     CAYMAN ISLANDS
169.     ESPARTANA SHIPPING CO.                                                 CAYMAN ISLANDS
170.     EURO-CARIBBEAN INVESTMENTS B.V.                                        NETHERLAND
171.     FABRICACION DE MAQUINARIA PESADA, S.A. DE C.V.                         MEXICO
172.     FLORIDA LIME CORPORATION                                               PUERTO RICO
173.     FUJUR, S.A. DE C.V.                                                    MEXICO
174.     FUNDACION DIAMANTE SAMPER                                              COLOMBIA
175.     GANDALF HOLDINGS CORPORATION                                           PHILIPPINES
176.     GESTION FRANCAZAL ENTREPRISES, SAS                                     FRANCE
177.     GIBRALTAR RE LIMITED                                                   ST. LUCIA
178.     GLOBAL SOFTWARE FACTORY, S.A. DE C.V.                                  MEXICO
179.     GOOD ASSETS LIMITED                                                    THAILAND
180.     GRANOS Y TERRENOS, S.A. DE C.V.                                        MEXICO
181.     GULF COAST PORTLAND CEMENT CO.                                         DELAWARE
182.     HISPAGOLD INVESTMENTS B.V                                              NETHERLANDS
183.     HORMICEMEX, S.A.                                                       SPAIN
184.     HORMIGONES AUTOL, S.A.                                                 SPAIN
185.     HOTELERA DEL ATLANTICO, S.A.                                           DOMINICAN REPUBLIC
186.     IKELA INVESTMENTS LTD.                                                 BVI
187.     IMPRA CAFE, S.A. DE C.V.                                               MEXICO
188.     INCALPA, S.A. DE C.V.                                                  MEXICO
189.     INDEPENDIENTE SHIPPING CO.                                             CAYMAN ISLANDS
190.     INDUSTRIAS E INVERSIONES SAMPER, S.A.                                  COLOMBIA
191.     INFOGLOBAL, SA DE CV                                                   MEXICO
192.     INFOSPHERE LOGISTICA, S DE R.L                                         MEXICO
193.     INFOSPHERE, SA DE CV                                                   MEXICO
194.     INMOBILIARIA CEMEX COZUMEL, S.A. DE C.V.                               MEXICO
195.     INMOBILIARIA CEMEX HUATULCO, S.A. DE.C.V.                              MEXICO
196.     INMOBILIARIA RIO LA SILLA, S.A. DE C.V.                                MEXICO
197.     INMOBILIARIA RIO SAN FERNANDO, S.A. DE C.V.                            MEXICO
198.     INMOBILIARIA RIO SAN MARTIN, S.A. DE C.V.                              MEXICO
199.     INMOBILIARIA VALLE DEL CAMPESTRE, S.A. DE C.V.                         MEXICO
200.     INMOBILIARIA VALLE DOS C.A.                                            VENEZUELA
201.     INMOBILIARIA Y ARRENDAMIENTO BAYANO, S.A.                              PANAMA
202.     INMOBILIARIA Y SERVICIOS TURCEM, S.A. DE C.V.                          MEXICO
203.     INTERAMERICAN INVESTMENTS, INC.                                        DELAWARE
204.     INTERNATIONAL COMPANY FOR  SILOS LTD.                                  EGYPT
205.     INTERNATIONAL INVESTORS LLC                                            DELAWARE
206.     INTERSILOS, S.A.                                                       SPAIN
207.     INVERSIONES CALLEGARI, C.A.                                            VENEZUELA
208.     INVERSIONES VILLAJOYOSA, S.A.                                          SPAIN
209.     ISLAND CEMENT COMPANY LIMITED                                          BAHAMAS
210.     ISLAND QUARRY AND AGGREGATES CORP.                                     PHILIPPINES
211.     JAMES H. DREW CORPORATION                                              INDIANA
212.     KOSMOS CEMENT COMPANY                                                  KENTUCKY
213.     LAI LIMITED                                                            CAYMAN ISLANDS
214.     LATIN NETWORK HOLDINGS B.V.                                            NETHERLANDS
215.     LATIN NETWORK MEXICO, S.A. DE C.V.                                     MEXICO
216.     LATINASIAN INVESTMENTS PTE. LTD.                                       SINGAPORE
217.     LATINET HOLDINGS B.V.                                                  NETHERLANDS
218.     LATINET INVESTMENTS, LLC                                               DELAWARE
219.     LATINEXUS MEXICO, S.A. DE C.V.                                         MEXICO
220.     LATINEXUS N.V.                                                         NETHERLANDS
221.     LATINPAGO  N.V.                                                        NETHERLANDS
222.     LE CIMENT DU NORD, S.A.                                                HAITI
223.     LIMESTONE MATERIALS, INC.                                              PUERTO RICO
224.     LINE, S.A.                                                             GUATEMALA
225.     LOMAS DEL TEMPISQUE, S.R.L.                                            COSTA RICA
226.     LOMEZ INTERNATIONAL B.V.                                               NETHERLANDS
227.     LOTHLORIEN HOLDINGS CORPORATION                                        PHILIPPINES
228.     MACORIS INVESTMENTS                                                    CAYMAN ISLANDS
229.     MACORP INC.                                                            BVI
230.     MADERAS Y GRANOS DE LA LAGUNA, S.A. DE C.V.                            MEXICO
231.     MADISA  B.V.                                                           NETHERLANDS
232.     MAQUINDUSTRIAS, S.A. DE C.V.                                           MEXICO
233.     MASTER ACCESORIOS INDUSTRIALES, S.A. DE C.V.                           MEXICO
234.     MAYA-BELIZE CEMENT LIMITED                                             BELIZE
235.     MERCIS, S.A. DE C.V.                                                   MEXICO
236.     MEXAM TRADE, INC.                                                      DELAWARE
237.     MEXCEMENT HOLDINGS, S.A. DE C.V.                                       MEXICO
238.     MILTON INTERNATIONAL CORP.                                             CAYMAN ISLANDS
239.     MINERAL RESOURCE TECHNOLOGIES, INC.                                    DELAWARE
240.     MOJAVE NORTHERN RAILROAD COMPANY                                       CALIFORNIA
241.     MONTASSER READY MIX                                                    EGYPT
242.     NEORIS ARGENTINA, S.A.                                                 ARGENTINA
243.     NEORIS CHILE, S.A.                                                     CHILE
244.     NEORIS DE MEXICO, S.A. DE C.V.                                         MEXICO
245.     NEORIS DO BRAZIL, S.A.                                                 BRAZIL
246.     NEORIS ESPANA, S.L.                                                    SPAIN
247.     NEORIS LOGISTICS, INC.                                                 FLORIDA
248.     NEORIS N.V.                                                            NETHERLANDS
249.     NEORIS USA, INC.                                                       FLORIDA
250.     NEORIS VENEZUELA, C.A.                                                 VENEZUELA
251.     NEORISPOR - EDICIOS DIGITAIS, S.A.                                     PORTUGAL
252.     NEW SUNWARD HOLDING B.V.                                               NETHERLANDS
253.     NORTH TRANSPORT, INC.                                                  DELAWARE
254.     OCCITAN INVESTMENTS B.V.                                               NETHERLANDS
255.     PACIFIC ASSETS N.V.                                                    NETHERLANDS
256.     PANAMA PACIFIC INVESTMENTS  B.V.                                       NETHERLANDS
257.     PANTAPOIEM - CRIACOES MULTIMEDIA, LTD.                                 PORTUGAL
258.     PARMA CEMENTI SPA                                                      ITALY
259.     PCG HOLDINGS, INC.                                                     DELAWARE
260.     PETROCEMEX, S.A. DE C.V.                                               MEXICO
261.     PETROLEUM COKE GRINDING, INC.                                          DELAWARE
262.     POLY BAGS AND PACKAGING, INC.                                          PUERTO RICO
263.     PONCE CAPITAL CORPORATION                                              PUERTO RICO
264.     PONCE EQUIPMENT AND MAINTENANCE COMPANY                                PUERTO  RICO
265.     POWERNET INTERNATIONAL, INC.                                           FLORIDA
266.     PRO AMBIENTE, S.A. DE C.V.                                             MEXICO
267.     PRODUCTORA DE BOLSAS DE PAPEL, S.A.                                    MEXICO
268.     PRODUCTOS CALCAREOS, S.A. DE C.V.                                      MEXICO
269.     PROFESIONALES EN LOGISTICA DE MEXICO, S.A. DE C.V.                     MEXICO
270.     PROFESSIONAL SOFTWARE SERVICES, S.A. DE C.V.                           MEXICO
271.     PROVEEDORA DE FIBRAS TEXTILES, S.A. DE C.V.                            MEXICO
272.     PROVEEDORA MEXICANA DE MATERIALES, S.A. DE C.V.                        MEXICO
273.     PT BINTANG POLINA PERKASA                                              INDONESIA
274.     PT CEMEX INDONESIA                                                     INDONESIA
275.     PUERTO RICAN CEMENT COMPANY, INC.                                      PUERTO RICO
276.     PUERTO RICO FINANCE LLC                                                DELAWARE
277.     PUNTOCOM HOLDINGS LTDA. ARGENTINA                                      ARGENTINA
278.     PUNTOCOM HOLDINGS LTDA. BRASIL                                         BRASIL
279.     PUNTOCOM HOLDINGS N.V.                                                 NETHERLANDS
280.     PUNTOCOM HOLDINGS USA, INC.                                            DELAWARE
281.     PUNTOCOM HOLDINGS, S.A. DE C.V.                                        MEXICO
282.     PUNTOCOM HOSTING N.V.                                                  NETHERLANDS
283.     PUNTOCOM INVESTMENTS, LLC                                              DELAWARE
284.     READY MIX CONCRETE, INC.                                               PUERTO RICO
285.     RED ROCK OF MINNESOTA, INC.                                            MINNESOTA
286.     RIVENDELL HOLDINGS CORPORATION                                         PHILIPPINES
287.     RODNEY H. GREENWAY, INC.                                               GEORGIA
288.     SANDSTONE STRATEGIC HOLDINGS, INC.                                     PHILIPPINES
289.     SANDWORTH PLAZA HOLDING B.V.                                           NETHERLANDS
290.     SAVAR INVESTMENTS                                                      CAYMAN ISLANDS
291.     SERVICIOS CEMEX CAPITAL, S.A. DE C.V.                                  MEXICO
292.     SERVICIOS CEMEX MEXICO, S.A. DE C.V.                                   MEXICO
293.     SERVICIOS MUNDIALES DE CONSULTORIA SEMUCOSA, S.A.                      VENEZUELA
294.     SERVICIOS PARA LA AUTOCONSTRUCCION, S.A. DE C.V.                       MEXICO
295.     SERVICRETO LTDA.                                                       COLOMBIA
296.     SHIRE HOLDINGS CORPORATION                                             PHILIPPINES
297.     SIERRA TRADING                                                         CAYMAN ISLANDS
298.     SINERGIA DEPORTIVA, S.A. DE C.V.                                       MEXICO
299.     SOCIETE DES CIMENTS ANTILLAIS                                          FRENCH ANTILLES (GUADALUPE)
300.     SOLID CEMENT CORP.                                                     PHILIPPINES
301.     SOUTHINGTON LIMITED                                                    BAHAMAS
302.     SUNBELT CEMENT HOLDINGS, INC.                                          DELAWARE
303.     SUNBELT INVESTMENTS INC.                                               DELAWARE
304.     SUNBELT TRADING, S.A.                                                  DOMINICAN REPUBLIC
305.     SUNBELT-RE LIMITED                                                     BERMUDA
306.     SUNBULK SHIPPING N.V.                                                  NETHERLAND ANTILLES
307.     SUNWARD HOLDINGS B.V.                                                  NETHERLANDS
308.     SUNWARD INVESTMENTS B.V.                                               NETHERLANDS
309.     TECNOLOGIA Y APLICACIONES MEDIOAMBIENTALES DE ALCANAR, S.L.            SPAIN
310.     TECNOLOGIA Y APLICACIONES MEDIOAMBIENTALES DE YEPES, S.L.              SPAIN
311.     TECNOLOGIAS Y APLICACIONES MEDIOAMBIENTALES, S.A.                      SPAIN
312.     TELENEXO  N.V.                                                         NETHERLANDS
313.     TENNESSEE GUARDRAIL, INC.                                              TENNESSEE
314.     TERMOELECTRICA DEL GOLFO, S. DE R.L. DE C.V.                           MEXICO
315.     TEXMATRIX  N.V.                                                        NETHERLANDS
316.     TOULOUSE MIDI PYRENNEES ENROBES, S.A.                                  FRANCE
317.     TRANSENERGY, INC.                                                      TEXAS
318.     TRANSPORTES DE CEMENTO, S.A.                                           SPAIN
319.     TRANSPORTES SAN PEDRO, S.A.                                            DOMINICAN REPUBLIC
320.     TRICAP INVESTMENTS I-A, LLC                                            DELAWARE
321.     TRICAP OPTION FUND A, LLC                                              DELAWARE
322.     TRIPLE DIME HOLDINGS INC.                                              PHILIPPINES
323.     TUNWOO CO. LTD                                                         TAIWAN
324.     UCIM, A.S.                                                             TURKEY
325.     UNIS INVESTMENTS                                                       CAYMAN ISLANDS
326.     VALCEM INTERNATIONAL B.V.                                              NETHERLANDS
327.     VALENCIANA DENMARK APS                                                 DENMARK
328.     VENCEMENT INVESTMENTS                                                  CAYMAN ISLANDS
329.     VENMARCA OCCIDENTE, C.A.                                               VENEZUELA
330.     VILMER INVESTMENTS                                                     CAYMAN ISLANDS
331.     VOGAN INVESTMENTS                                                      CAYMAN ISLANDS
332.     WESTERN RAIL ROAD COMPANY                                              TEXAS
333.     WIND ACQUISITION CORP I                                                DELAWARE
334.     WIND ACQUISITION CORP II                                               DELAWARE
335.     WIND ACQUISITION CORP III                                              DELAWARE



                                                                 Schedule 3.23

                         Restrictions on Distributions


None.

                                                                  Schedule 6.2

                                     Liens

                              CONSOLIDATED GROUP
                                 LIEN SCHEDULE
                      (Figures in millions of US Dollars)


         COMPANY                                    LENDER                         LIEN CONCEPT                          BALANCE $

CEMEX Construction Materials, L.P.             Navistar Financial            Equipment related with the Credit             2.25
CEMEX Construction Materials, L.P.             GE Capital 7964, 8069         Equipment related with the Credit             1.24
CEMEX Construction Materials, L.P.             City of Long Beach            Cement Terminal (Capital Lease Obligation)    9.81
CEMEX Construction Materials, L.P.             GE Capital 8050               Equipment related with the Credit.            0.00
CEMEX Construction Materials, L.P.             Hampton                       Land related with the Credit                  0.34
CEMEX Construction Materials, L.P.             Rodgers                       Land related with the Credit                  0.56
CEMEX Construction Materials, L.P.             RIO                           Land related with the Credit                  5.17
CEMEX Espana, S.A.                             La Caixa                      MAIN OFFICES                                  0.54
                                                                             C/ Hernandez de Tejada, 1 - 3
                                                                             Madrid
CEMEX, Inc.                                    Kaser Note                    Land related with the Credit                  1.42
CEMEX, Inc.                                    Diamond Sand/Greenway Note    Land related with the Credit                  0.00
Cemex, S.A. De C.V.                            BNP                           Cash Collateral                               3.70
Cemex, S.A. De C.V.                            Wachovia                      Cash Collateral                               0.00
Escazu Investments                             Citibank                      Cash Collateral                               9.30
Centro Distribuidor de Cemento, S.A. De C.V.   Goldman Sachs                 Cash Collateral                              10.88
                                                                                                                          -----
                                                                                                                          45.21


                                                                   EXHIBIT A-1

                            FORM OF TRANCHE A NOTE


                                PROMISSORY NOTE

(euro)___________

For value received, the undersigned, NEW SUNWARD HOLDING, B.V. (the "Borrower"), by this Promissory Note unconditionally promises to pay to the order of ______________________ (the "Lender"), the principal sum of
(euro)__________________ (________________________ EURO __/100) on
____________ ____, 20__, provided that if such day is not a Business Day, the maturity date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the maturity date shall be the immediately preceding Business Day (the "Maturity Date").

The Borrower further promises to pay to the Lender interest on the principal amount outstanding hereunder for each day during each Interest Period (as hereinafter defined) at a rate per annum equal to the Eurocurrency Rate (as hereinafter defined) for such Interest Period (as hereafter defined) plus 0.625% (zero point six hundred and twenty five percent). Interest shall be payable in arrears on each Interest Payment Date (as hereinafter defined).

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due under this Promissory Note, payable on demand, at a rate per annum equal to the Eurocurrency Rate then in effect plus 0.625% (zero point six hundred and twenty five percent) plus 2.00% (two point zero percent).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day). All payments to be made on or in respect of this Promissory Note shall be made not later than 10:00 a.m., London time, to the account number _________, ABA number _____________, Ref.: ___________ in __________________, maintained by the Administrative Agent (as hereinafter defined), in Euros and in immediately available funds.

All payments made and to be made hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (as hereinafter defined) ("Taxes"). If any Taxes are required to be withheld from any amounts payable hereunder, the amounts so payable to the holder hereof shall be increased to the extent necessary to yield to the holder hereof interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Promissory Note.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).
For purposes of this Note, the following terms shall have the following meanings:

"Administrative Agent" means Citibank, N.A.

"Business Day" means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close, and any day on which banks are not open for trading Euro in the London interbank market.


"Euro" and "(euro)" means the lawful currency of the participating member states of the European Monetary Union. "Interest Payment Date" means the last day of each Interest Period (as hereinafter defined).

"Interest Period" means, the period commencing on the execution date of this Promissory Note and ending [one] [three] [six] months thereafter and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending [one] [three] [six] months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period shall extend beyond the Maturity Date; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Eurocurrency Rate" means with respect to each day during each Interest Period, a rate per annum determined for such day (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the Eurocurrency Base Rate divided by the result of 1.00 minus the Eurocurrency Reserve Requirements.

"Eurocurrency Base Rate" means, with respect to each day during each Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the London inter-bank offered rate for deposits in Euro for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent in consultation with the Borrower or, in the absence of such availability, by reference to the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits in Euro for a period equal to or closest to (but greater than) such Interest Period are offered by the principal London office of the Administrative Agent in the Euro interbank market at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

"Eurocurrency Reserve Requirements" means for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System of the United States of America (or any successor, the "Board") or other Governmental Authority having jurisdiction over the Lender dealing with reserve requirements prescribed for funding in Euro (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

"Governmental Authority" means any foreign or domestic branch of power or government or any state, department or other political subdivision thereof, or any foreign or domestic governmental body, agency, authority (including any central bank or taxing authority), any entity or instrumentality (including any court or tribunal) exercising, or asserting jurisdiction to exercise, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, provided however, that if any action or proceeding in connection with this Promissory Note shall be brought in any courts in the United Mexican States, this Promissory Note shall be governed by the laws of United Mexican States. Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, in any court of the United States for the Southern District of New York or any courts of the State of New York located in the Borough of Manhattan, City of New York, or in the courts located in the City of Mexico, Federal District, United Mexican States. The Borrower and the Guarantors waive the jurisdiction of any other courts that may correspond for any other reason.

The Borrower and the Guarantors hereby waive diligence, presentment, protest or notice of total or partial non-payment or dishonor with respect to this Promissory Note.

This Promissory Note has been executed in both English and Spanish versions, both of which shall bind the Borrower; provided, however, that the English version shall be controlling, except in any action, suit or proceeding brought in the courts of the United Mexican States, in which case the Spanish version shall be controlling.

This Promissory Note consists of ___ pages, each of which is duly signed.

                                   [PLACE OF EXECUTION] ___________ ___, 2003.

                                    NEW SUNWARD HOLDING, B.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    GUARANTORS

                                    POR AVAL


                                    CEMEX, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    CEMEX MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado

                                                                   EXHIBIT A-2


                                PROMISSORY NOTE

US$___________

For value received, the undersigned, NEW SUNWARD HOLDING, B.V. (the "Borrower"), by this Promissory Note unconditionally promises to pay to the order of ______________________ (the "Lender"), the principal sum of US$_________________ (________________________ DOLLARS OF THE UNITED STATES OF
AMERICA __/100) on ____________ ____, 20__, provided that if such day is not a Business Day, the maturity date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the maturity date shall be the immediately preceding Business Day (the "Maturity Date").

The Borrower further promises to pay to the Lender interest on the principal amount outstanding hereunder for each day during each Interest Period (as hereinafter defined) at a rate per annum equal to the Eurocurrency Rate (as hereinafter defined) for such Interest Period (as hereafter defined) plus 0.925% (zero point nine hundred and twenty five percent). Interest shall be payable in arrears on each Interest Payment Date (as hereinafter defined).

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due under this Promissory Note, payable on demand, at a rate per annum equal to the Eurocurrency Rate then in effect plus 0.925% (zero point nine hundred and twenty five percent) plus 2.00% (two point zero percent).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day). All payments to be made on or in respect of this Promissory Note shall be made not later than 11:00 a.m., New York time, to the account number _________, ABA number _____________, Ref.: ___________ in __________________, maintained by the Administrative Agent (as hereinafter defined), in Dollars and in immediately available funds.

All payments made and to be made hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (as hereinafter defined) ("Taxes"). If any Taxes are required to be withheld from any amounts payable hereunder, the amounts so payable to the holder hereof shall be increased to the extent necessary to yield to the holder hereof interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Promissory Note.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).
For purposes of this Note, the following terms shall have the following meanings:

"Administrative Agent" means Citibank, N.A.

"Business Day" means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close, and any day on which banks are not open for trading Dollars in the London interbank market.


"Dollars" or "US$" means the lawful currency of the United States of America. .. "Interest Payment Date" means the last day of each Interest Period (as hereinafter defined).

"Interest Period" shall mean, the period commencing on the execution date of this Promissory Note and ending [one] [three] [six] months thereafter and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending [one] [three] [six] months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period shall extend beyond the Maturity Date; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Eurocurrency Rate" means with respect to each day during each Interest Period, a rate per annum determined for such day (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the Eurocurrency Base Rate divided by the result of 1.00 minus the Eurocurrency Reserve Requirements.

"Eurocurrency Base Rate" means, with respect to each day during each Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the London inter-bank offered rate for deposits in U.S. Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent in consultation with the Borrower or, in the absence of such availability, by reference to the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits in U.S. Dollars for a period equal to or closest to (but greater than) such Interest Period are offered by the principal London office of the Administrative Agent in the U.S. Dollars interbank market at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

"Eurocurrency Reserve Requirements" means for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System of the United States of America (or any successor, the "Board") or other Governmental Authority having jurisdiction over the Lender dealing with reserve requirements prescribed for funding in Eurodollars (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

"Governmental Authority" means any foreign or domestic branch of power or government or any state, department or other political subdivision thereof, or any foreign or domestic governmental body, agency, authority (including any central bank or taxing authority), any entity or instrumentality (including any court or tribunal) exercising, or asserting jurisdiction to exercise, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, provided however, that if any action or proceeding in connection with this Promissory Note shall be brought in any courts in the United Mexican States, this Promissory Note shall be governed by the laws of United Mexican States. Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, in any court of the United States for the Southern District of New York or any courts of the State of New York located in the Borough of Manhattan, City of New York, or in the courts located in the City of Mexico, Federal District, United Mexican States. The Borrower and the Guarantors waive the jurisdiction of any other courts that may correspond for any other reason.

The Borrower and the Guarantors hereby waive diligence, presentment, protest or notice of total or partial non-payment or dishonor with respect to this Promissory Note.

This Promissory Note has been executed in both English and Spanish versions, both of which shall bind the Borrower; provided, however, that the English version shall be controlling, except in any action, suit or proceeding brought in the courts of the United Mexican States, in which case the Spanish version shall be controlling.

This Promissory Note consists of ___ pages, each of which is duly signed.


                                    _______, [PLACE OF EXECUTION]
                                    ___________ ___, 2003.

                                    NEW SUNWARD HOLDING, B.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    GUARANTORS

                                    POR AVAL


                                    CEMEX, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    CEMEX MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado

                                                                   EXHIBIT A-3



                                PROMISSORY NOTE

(Y)___________

For value received the undersigned, NEW SUNWARD HOLDING, B.V. (the "Borrower"), by this Promissory Note unconditionally promises to pay to the order of ______________________ (the "Lender"), the principal sum of
(Y)___________ (________________________ YEN OF JAPAN __/100) on ____________
____, 20__, provided that if such day is not a Business Day, the maturity date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the maturity date shall be the immediately preceding Business Day (the "Maturity Date").

The Borrower further promises to pay to the Lender interest on the principal amount outstanding hereunder for each day during each Interest Period (as hereinafter defined) at a rate per annum equal to the Eurocurrency Rate (as hereinafter defined) for such Interest Period (as hereafter defined) plus 0.862% (zero point eight hundred and sixty two percent). Interest shall be payable in arrears on each Interest Payment Date (as hereinafter defined below).

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due under this Promissory Note, payable on demand, at a rate per annum equal to the Eurocurrency Rate then in effect plus 0.862% (zero point eight hundred and sixty two percent) plus 2.00% (two point zero percent).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day). All payments to be made on or in respect of this Promissory Note shall be made not later than 10:00 a.m., Tokyo time, to the account number _________, ABA number _____________, Ref.: ___________ in __________________, maintained by the Administrative Agent (as hereinafter defined), in Yen and in immediately available funds.

All payments made and to be made hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (as hereinafter defined) ("Taxes"). If any Taxes are required to be withheld from any amounts payable hereunder, the amounts so payable to the holder hereof shall be increased to the extent necessary to yield to the holder hereof interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Promissory Note.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).
For purposes of this Note, the following terms shall have the following meanings:

"Administrative Agent" means Citibank, N.A.

"Business Day" means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close, and any day on which banks are not open for trading in Yen in the London and Tokyo interbank markets.

"Yen" and "(Y)" means the lawful currency of Japan.

"Interest Payment Date" means the last day of each Interest Period (as hereinafter defined).

"Interest Period" means, the period commencing on the execution date of this Promissory Note and ending six months thereafter and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending six months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period shall extend beyond the Maturity Date; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Eurocurrency Rate" means with respect to each day during each Interest Period, a rate per annum determined for such day (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the Eurocurrency Base Rate divided by the result of 1.00 minus the Eurocurrency Reserve Requirements.

"Eurocurrency Base Rate" means, with respect to each day during each Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the London inter-bank offered rate for deposits in Yen for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent in consultation with the Borrower or, in the absence of such availability, by reference to the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits in Yen for a period equal to or closest to (but greater than) such Interest Period are offered by the principal London office of the Administrative Agent in the Yen interbank market at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

"Eurocurrency Reserve Requirements" means for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System of the United States of America (or any successor, the "Board") or other Governmental Authority having jurisdiction over the Lender dealing with reserve requirements prescribed for funding in Yen (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

"Governmental Authority" means any foreign or domestic branch of power or government or any state, department or other political subdivision thereof, or any foreign or domestic governmental body, agency, authority (including any central bank or taxing authority), any entity or instrumentality (including any court or tribunal) exercising, or asserting jurisdiction to exercise, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, provided however, that if any action or proceeding in connection with this Promissory Note shall be brought in any courts in the United Mexican States, this Promissory Note shall be governed by the laws of United Mexican States. Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, in any court of the United States for the Southern District of New York or any courts of the State of New York located in the Borough of Manhattan, City of New York, or in the courts located in the City of Mexico, Federal District, United Mexican States. The Borrower and the Guarantors waive the jurisdiction of any other courts that may correspond for any other reason.

The Borrower and the Guarantors hereby waive diligence, presentment, protest or notice of total or partial non-payment or dishonor with respect to this Promissory Note.

This Promissory Note has been executed in both English and Spanish versions, both of which shall bind the Borrower; provided, however, that the English version shall be controlling, except in any action, suit or proceeding brought in the courts of the United Mexican States, in which case the Spanish version shall be controlling.

This Promissory Note consists of ___ pages, each of which is duly signed.


                                    _______, [PLACE OF EXECUTION] ___________
                                    ___, 2003.

                                    NEW SUNWARD HOLDING, B.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    GUARANTORS

                                    POR AVAL


                                    CEMEX, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    CEMEX MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado


                                    EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                    _________________________________________
                                    By/Por: ______________
                                    Title/Cargo: Attorney-in-Fact / Apoderado

                                                                     EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to Section 5.2(b) of the Term Loan Agreement, dated as of October 15, 2003 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among NEW SUNWARD HOLDING B.V. (the "Borrower"), CEMEX, S.A. DE C.V. ("Cemex"), CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V. (collectively, the "Guarantors"), the Lenders party thereto, CITIBANK, N.A., as Administrative Agent and the other Persons party thereto. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

         Each of the undersigned (each, a "Responsible Officer") hereby certifies that:

         1. Such Responsible Officer is the duly elected, qualified and acting officer, holding the office indicated beneath the signature of such Responsible Officer on the attached signature page, of the Person specified opposite the signature of such Responsible Officer (with respect to such Responsible Officer, the "Company") or, if the Responsible Officer is the Chief Financial Officer of Cemex, of Cemex.

         2. Such Responsible Officer has reviewed and is familiar with the contents of this Compliance Certificate.

         3. Such Responsible Officer has reviewed the terms of the Loan Agreement and the Loan Documents and has made or caused to be made under such Responsible Officer's supervision, a detailed review of the transactions and condition of the Company during the accounting period covered by the financial statements of the Company attached hereto as Attachment 1 (the "Financial Statements"), and certifies that such Financial Statements are fairly stated in all material respects [quarterly statements: (subject to normal year-end audit adjustments)]. To the best of such Responsible Officer's knowledge, each Loan Party has observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Loan Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it. Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and such Responsible Officer has obtained no knowledge of the existence, as of the date of this Compliance Certificate, of a Default or Event of Default [, except as set forth below].

         4. Attached hereto as Attachment 2 is a certificate containing all information and computations necessary for determining compliance by the Loan Parties and each of their Subsidiaries with the provisions of the Loan Documents (including, without limitation, the covenants set forth in Section
6.1 of the Loan Agreement) and setting forth a calculation of the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Espana as of the last day of the period covered by the Financial Statements, all of which data and computations are true, complete and correct.


         IN WITNESS WHEREOF, I have executed this Compliance Certificate this_____ day of , 200__.



[________________________  NEW SUNWARD HOLDING B.V.]


Name:
Title:



[________________________  CEMEX, S.A. DE C.V. ]


Name:
Title:



[________________________  CEMEX ESPANA, S.A. DE C.V.]


Name:
Title:



 [________________________ CEMEX MEXICO, S.A. DE C.V.]


Name:
Title:



[________________________  EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.]


Name:
Title:

                                                                  Attachment 1
                                                     to Compliance Certificate




                      Financial Statements for [Company]

                                                                  Attachment 2
                                                     to Compliance Certificate


                    [Relevant information and calculations]

                                                                     EXHIBIT C


                       FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Term Loan Agreement, dated as of October 15, 2003 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among NEW SUNWARD HOLDING B.V. (the "Borrower"), CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V. (collectively, the "Guarantors"), the Lenders party thereto, CITIBANK, N.A., as administrative agent and the other Persons party thereto. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

         The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to each Loan set forth on Schedule 1 hereto, in a principal amount with respect to each such Loan as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other Loan Party or the performance or observance by the Borrower, any of its Affiliates or any other Loan Party of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3. The Assignee as of the date hereof and as of the Effective Date (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and the Loan Agreement and to take assignment of, and hold, the Assigned Loans; (b) represents and warrants that it is [a Professional Market Party] [not required under the Dutch Banking Law to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower]; and acknowledges that each other party to the Agreement has relied upon such representation and warranty; (c) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (d) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. As of the Effective Date, the Assignee (a) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (b) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

4. The assignment and acceptance of the Assigned Interests hereunder shall become effective on the date described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement except that it shall retain such rights to indemnification and expense reimbursement to which it was entitled prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                  Schedule 1
                         to Assignment and Acceptance


Name of Assignor: ____________________________________________

Name of Assignee: ____________________________________________

Effective Date of Assignment:  _____________



--------------------- ------------------------------
      Tranche               Principal Amount
--------------------- ------------------------------
         A              (euro) [                  ]
--------------------- ------------------------------
         B              $ [                       ]
--------------------- ------------------------------
         C              (Y) [                     ]
--------------------- ------------------------------



Assignor                                        Assignee


By  ___________________________                 By ___________________________
    Name:                                          Name:
    Title:                                         Title:



Accepted for Recordation in Register:           Consent of
CITIBANK, N.A., as                              NEW SUNWARD HOLDING B.V.
Administrative Agent                            (if required)


By  ___________________________                 By ___________________________
    Name:                                          Name:
    Title:                                         Title:

                                                                     EXHIBIT D

                          FORM OF NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent
[Insert Address]

Attention:  [                  ]


Ladies and Gentlemen:

         This irrevocable notice shall constitute the "Notice of Borrowing" pursuant to Section 2.2 of the Term Loan Agreement, dated as of October 15, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among NEW SUNWARD HOLDING B.V., a company organized and existing under the laws of The Netherlands (the "Borrower"), CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V. (collectively, the "Guarantors"), the Lenders party thereto, CITIBANK, N.A., as Administrative Agent and the other Persons party thereto. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Loan Agreement.

         1. The date of the borrowing will be October __, 2003 (the "Closing Date").

         2. The principal amount of the Tranche A Loans will be (euro) [ ]. The initial Interest Period for the Tranche A Loans will commence on the Closing Date and end [one][three][six] month[s] thereafter.

         3. The principal amount of the Tranche B Loans will be $ [ ]. The initial Interest Period for the Tranche B Loans will commence on the Closing Date and end [one][three][six] month[s] thereafter.

         4. The principal amount of the Tranche C Loans will be(Y)[ ].

         5. No Default or Event of Default has occurred and is continuing on the date hereof, or would occur after giving effect to the borrowing requested to be made on the Closing Date.

         6. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents is true and correct on the date hereof as if made on and as of such date.

         7. The Borrower agrees to indemnify each Lender within 15 days after demand for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of default by the Borrower in making the above-described borrowing of Loans on the Closing Date. Such indemnification shall include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount not so borrowed, for the period from the date of such failure to borrow to the last day of the Interest Period that would have commenced on the date of such failure at the applicable rate of interest for such Loans provided for in the Loan Agreement (excluding, however, the margin included therein) over (ii) the amount of interest (as determined in good faith by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section 7 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.

         8. Schedule A to this Notice of Borrowing sets forth payment instructions for the Loans to be made on the Closing Date.


                                        NEW SUNWARD HOLDING B.V.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        Date:  October __, 2003

                                                                 Schedule A to
                                                           Notice of Borrowing



Payment Instructions - Tranche A

Bank:

Address:

ABA #:

Account #:

Ref.:


Payment Instructions - Tranche B

Bank:

Address:

ABA #:

Account #:

Ref.:



Payment Instructions - Tranche C

Bank:

Address:

ABA #:

Account #:

Ref.:

                                                                   EXHIBIT E-1


             FORM OF LEGAL OPINION OF MAYER, BROWN, ROWE & MAW LLP

October [  ], 2003

Citibank, N.A.
2 Penn's Way
Suite 100
New Castle, DE 19720
Attn:  Cristian Garcia



And to the Lenders and other Persons
listed on Schedule I hereto


                           New Sunward Holding B.V.
                    U.S. $1,150,000,000 Term Loan Agreement

Ladies and Gentlemen:

         We have acted as special New York counsel for New Sunward Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of The Netherlands ("New Sunward"), CEMEX, S.A. de C.V. ("CEMEX"), CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico") and Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca"), each a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States, in connection with the preparation, execution and delivery of the Term Loan Agreement dated as of October 15, 2003 (the "Loan Agreement") among New Sunward, as Borrower, CEMEX, CEMEX Mexico, and Empresas Tolteca, as Guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement, Citibank, N.A., as administrative agent, ABN-AMRO Bank N.V., BNP Paribas, Citigroup Global Markets Inc., Credit Agricole/Credit Lyonnais, ING Bank N.V., J.P. Morgan Securities Inc., Mizuho Corporate Bank, Ltd., Santander Central Hispano and the Royal Bank of Scotland Plc. as arrangers, Bank of America, N.A., Bank of Tokyo-Mitsubishi, BBVA Bancomer S.A., Institucion de Banca Multiple, Grupo Financeiro BBVA Bancomer, and Scotiabank, as co-arrangers, Credit Agricole/Credit Lyonais, as syndication agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint bookrunners.

         This opinion is furnished to you pursuant to Section 4.6(i) of the Loan Agreement. Terms defined in the Loan Agreement are used herein with their defined meanings.

         In rendering the opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

         1. the executed Loan Agreement; and

         2. the executed Tranche A, Tranche B and Tranche C Notes; and

         3. such other agreements, instruments and other documents, or copies thereof, identified to our satisfaction, as we have deemed necessary, as a basis for the opinions hereinafter expressed.

         In our examination of such documents and copies, we have assumed the legal capacity of all natural persons the authenticity and completeness of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity with the originals of all documents submitted to us as facsimile, electronic, certified or photostatic copies thereof. As to matters of fact material to the opinions expressed herein, we have relied on the documents examined and the accuracy and completeness of the representations and warranties therein contained.

         To the extent that our opinions expressed herein involve conclusions as to matters governed or controlled by the laws of The Netherlands and Mexico we have, with your permission, assumed the accuracy of, and relied upon, and our opinion is subject to the limitations, qualifications and assumptions contained in, the opinions of Warendorf, Dutch Counsel to the Borrower, and Lic. Ramiro G. Villareal Morales, Mexican Counsel to the Guarantors, respectively.

         In rendering the opinions expressed below, we have assumed, without independent investigation, that:

                  (a) the Borrower is validly existing and in good standing under the laws of The Netherlands;

                  (b) each of the Guarantors is validly existing and in good standing under the laws of the United Mexican States;

                  (c) each Loan Party has the power and authority to execute, deliver and perform all of its obligations under the Loan Documents to which it is a party; that execution and delivery of such Loan Documents and the consummation by each Loan Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Loan Party; each of the Loan Documents has been duly authorized, executed and delivered by each Loan Party;

                  (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by each Loan Party of any Loan Documents to which it is a party or the transactions contemplated thereby except that no assumption has been made as to the Loan Parties regarding matters of the law of the State of New York or United States federal law;

                  (e) the Loan Documents are the legal, valid, and binding obligation of each party thereto (other than Loan Parties under the law of the State of New York or United States federal law), enforceable against such parties in accordance with their respective terms; and

                  (f) the execution, delivery and performance by each Loan Party of any of its obligations under the Loan Documents to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (a) the organizational documents of such Loan Party, (b) any lease, indenture, instrument or agreement to which such Loan Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 1 herein), (c) any rule, law or regulation to which such Loan Party is subject (other than the law of the State of New York and United States federal law as to which we express our opinion in paragraph 2 herein) or (d) any judicial or administrative order or decree of any governmental authority (other than the applicable orders as to which we express our opinion in paragraph 3 herein).

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The execution and delivery by each Loan Party of the Loan Documents to which it is a party, and the performance by each Loan Party of its respective obligations under the Loan Documents to which it is a party, do not and will not (i) contravene, violate or create a default under any of the terms or provisions of any agreement or document listed on Schedule II hereto (such agreements and documents, which the Loan Parties have advised us constitute all agreements and instruments which are governed by the law of the State of New York and which relate to the issuance of Debt or Derivative Obligations that are material to Cemex and its Subsidiaries taken as a whole, the "Applicable Contracts"); or (ii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Group Member under any Applicable Contract. We do not express an opinion, however, as to whether the execution, delivery or performance by the Loan Parties of the Loan Documents will constitute a violation of or default under any covenants, restrictions or provisions with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the respective Loan Parties.

         2. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party nor the compliance by any Loan Party with the terms and provisions thereof will contravene or otherwise violate the law of the State of New York or United States federal law.

         3. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party nor compliance by any Loan Party with the terms thereof will contravene or otherwise violate any order or decree of any Governmental Agency of the State of New York or the United States (each, an "Order") against any of the Loan Parties and listed on
Schedule III hereto, which the Loan Parties have advised us includes all Orders against any Loan Party.

         4. Each Loan Document to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms.

         5. No approval by or authorization of or filing or registration with the State of New York or any United States federal governmental commission, board, agency or other governmental body is necessary in connection with the execution, delivery and performance by the Borrower or the Guarantors of the Loan Documents or for the enforceability thereof against any Loan Party or the consummation of the transactions contemplated thereby.

         6. None of the Loan Parties is subject to regulation as in "investment company" within the meaning of, or is registered or otherwise required to be registered under, the United States Investment Company Act of 1940, as amended.

         7. Neither the execution, delivery or performance by the Loan Parties of the Loan Documents nor the compliance by the Loan Parties with the terms and provisions thereof will violate any provision of the United States Public Utility Holding Company Act of 1935, as amended.

         8. The choice of New York law provisions set forth in the Loan Agreement and the Notes will be recognized as a valid choice of law in the courts of the State of New York and the United States federal courts sitting in the State of New York in any action to enforce such documents.

         9. Under the laws of the State of New York relating to submission to jurisdiction, (i) each of the Loan Parties has validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York and the United States of America for the Southern District of New York (collectively, the "New York Courts") in any action arising out of or related to the Loan Agreement or the Notes, and (ii) each of the Loan Parties has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 10.13 of the Loan Agreement and service of process effected in the manner set forth in Section 10.13 of the Loan Agreement will be effective to confer valid personal jurisdiction over each of the Loan Parties.

         10. Neither the execution and delivery by any of the Loan Parties of the Loan Documents not the performance thereof (including the making of any payments thereunder or pursuant thereto) are or will be subject to any tax, duty, fee, withholding or other charge, including any registration or transfer tax, stamp duty or similar levy imposed by the law of the State of New York or United States federal law.

         Our opinions above are also subject to the following qualifications and limitations:

         (a) Our opinions in paragraph 4 are subject to the following qualifications:

                  (i) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                  (ii) the effect of foreign laws, judicial determinations or governmental actions affecting creditors' rights or the Borrowers's or the Guarantors' ability to perform their obligations under Loan Documents.

         (b) Our opinions expressed above are limited to the law of the State of New York and United States federal law, and we do not express any opinion herein concerning any other law.

         (c) We express no opinion as to:

                  (i) the effect of the compliance or non-compliance of any party (other than the Loan Parties) to the Loan Documents with any state or federal laws or regulations applicable to such party because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction;

                  (ii) the enforceability of the Loan Agreement to the extent it provides for interest in violation of the usury laws or for any waivers with respect to such laws;

                  (iii) the applicability or effect of any fraudulent transfer or similar law on any of the Loan Documents or any transactions contemplated thereby; or

                  (iv) the enforceability of the provisions of each of the Loan Documents providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under each of the Loan Documents from a court judgment in another currency.

         We understand that you are separately receiving an opinion with respect to the foregoing assumptions from Warendorf, Dutch Counsel to the Borrower and Lic. Ramiro G. Villareal Morales, Mexican Counsel to the Guarantors, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we do not express any opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

         This opinion is furnished to you in connection with the closing under the Loan Agreement and is solely for your benefit. Without our prior written consent, this letter may not be used or relied upon by, or assigned to, any other person for any purpose (including any other person that seeks to assert your rights in respect of this letter), except that Warendorf, Dutch Counsel to the Borrower and Lic. Ramiro G. Villareal Morales, Mexican Counsel to the Loan Parties, may rely upon this opinion as to matters of the law of the State of New York and United States federal law in rendering their opinions in connection with the Loan Agreement, and any Person becoming a Lender after the date hereof may rely on this opinion as if addressed to such Person as of the date hereof.


                                                        Very truly yours,



PVD/WAC

Attachments

                                  Schedule I




         [Lenders and Agents]

                                  Schedule II

                             Applicable Contracts

1. Indenture, dated as of July 22, 1996, among CEMEX, as issuer, TOLMEX, S.A. de C.V. ("TOLMEX"), Empresas Tolteca de Mexico, S.A. do C.V. ("Empresas Tolteca de Mexico"), Cemento Portland National, S.A. de C.V. ("CPN"), Cementos Monterrey, S.A, de C.V. ("Monterrey"), Cementos Mexicanos, S.A. de C.V. ("Mexicanos"), Grupo Empresarial Maya, S.A. de C.V. ("GEMSA") and Cementos Maya, S.A. ("Maya"), as guarantors, and First Trust of New York, National Association, as trustee, relating to the issuance of U.S. $300 million aggregate principal amount of 12-3/4% Notes due July 15, 2006 of CEMEX (the "12 3/4 % Notes"), as supplemented by the First Supplemental Indenture to such Indenture, dated as of December 31, 1998 among CEMEX, as issuer, TOLMEX and Mexicanos, as continuing guarantors, CPN (as continuing guarantor and successor to Maya), CEMEX Control, S.A. de C.V. ("CEMEX Control") (as successor guarantor to GEMSA and Monterrey), Serto Construcciones, S.A. de C.V. ("Serto") (as successor guarantor to Empresas Tolteca de Mexico), and U.S. Bank Trust National Association ("U.S. Bank") (formerly First Trust of New York, National Association), as trustee (the "12 3/4% Notes Trustee"), and as supplemented by the Second Supplemental Indenture to such Indenture, dated as of April 3, 2002, among CEMEX, as issuer, CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico") (formerly, Serto and successor by merger to TOLMEX, Empresas Tolteca de Mexico, CPN, Cementos Mexicanos and Maya) and Empresas Tolteca de Mexico S.A. do C.V. ("Empresas Tolteca") (formerly CEMEX Control and successor by merger to Monterrey and GEMSA), as guarantors, and the 12 3/4% Notes Trustee.

2. Purchase and Guarantee Indenture, dated as of May 14, 1998, among CEMEX International Capital LLC ("LLC"), as capital securities issuer, CEMEX, as capital securities purchaser, Compania Valenciana de Cementos Portland, S.A. ("Valenciana"), as capital securities guarantor and TOLMEX, Empresas Tolteca de Mexico, CPN, Monterrey, Mexicanos, GEMSA and Maya, as purchase guarantors, to The Bank of New York, as capital trustee (the "Capital Trustee"), relating to U.S. $250 million principal amount of LLC's 9.66% Putable Capital Securities (the "9.66% Putable Capital Securities") issued by LLC, as supplemented by the First Supplemental Indenture to such Indenture, dated as of April 3, 2002, among LLC, as capital securities issuer, CEMEX, as capital securities purchaser, Valenciana, as capital securities guarantor and CEMEX Mexico (formerly Serto and successor by merger to TOLMEX, Empresas Tolteca de Mexico, CPN, Mexicanos and Maya) and Empresas Tolteca (formerly CEMEX Control and successor by merger to Monterrey and GEMSA), as purchase guarantors, and the Capital Trustee.

3. Indenture, dated as of October 1, 1999, among CEMEX, as issuer, TOLMEX, Serto, CPN, Cemex Control and Mexicanos, as guarantors, and U.S. Bank Trust National Association, as trustee (the "9.625% Notes Trustee"), relating to the issuance of U.S. $200 million aggregate principal amount of 9.625% Notes due October 1, 2009 of CEMEX (the "9.625% Notes"), as supplemented by the First Supplemental Indenture to such Indenture, dated April 17, 2002, among CEMEX, as issuer, CEMEX Mexico (formerly Serto, and successor by merger to TOLMEX, CPN and Mexicanos) and Empresas Tolteca de Mexico (formerly CEMEX Control), as guarantors, and the 9.625% Notes Trustee.

4. Credit Agreement, dated as of June 11, 2001, by and among CEMEX, as borrower, Bank of America, N.A., as administrative agent, J.P. Morgan Securities Inc., as documentation agent, Bank of America Securities LLC and J.P. Morgan Securities Inc., as co-syndication agents, joint lead arrangers and joint bookrunners, and the several banks and other financial institutions named therein, as lenders, for an aggregate principal amount of U.S.$600,000,000.

5. Transaction, dated as of March 4, 2003, by and among JPMorgan Chase Bank and Centro Distribuidor de Cemento, S.A. de C.V., for an interest rate swap with a notional amount of US$600,000,000.00.

6. First Amended and Restated Reimbursement and Credit Agreement, dated as of August 8, 2003 among CEMEX, as issuer, CEMEX Mexico and Empresas Tolteca de Mexico, as guarantors, Barclays Bank PLC, New York Branch, as issuing bank, documentation agent and administrative agent and the several lenders party thereto, and Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as joint arranger and Banc of America Securities LLC, as Joint Arranger and syndication agent and the Depositary Agreement, dated as of August 8, 2003 among CEMEX, Barclays Bank PLC, New York Branch, as issuing bank, and U.S. Bank Trust National Association, as depositary, issuing agent and paying agent.

7. Note and Guarantee Agreement, dated as of March 15, 2001, among CEMEX, Inc., as the issuer, Cemex Espana, S.A. (formerly Compania Valencia de Cementos Portland, S.A.), as parent guarantor, Sandworth Plaza Holding B.V., Cemex Caracas Investment B.V., Cemex Caribe Investments B.V., Cemex Manila Investments B.V., and Valcem International B.V., as guarantors and the purchasers listed therein, relating to the placement of 7.66% Series A Guaranteed Senior Notes due 2006, 6.89% Series B Guaranteed Senior Notes due 2006, and 7.91% Series C Guaranteed Senior Notes due 2008.

8. Note Purchase Agreement, dated as of June 23, 2003, among Cemex Espana, S.A., Cemex Espana Finance LLC, and the purchasers listed therein, relating 4.77% Senior Notes, Series 2003, Tranche 1, due June 15, 2010, 5.36% Senior Notes, Series 2003, Tranche 2, due June 15, 2013, and 5.51% Senior Notes, Series 2003, Tranche 3, due June 15, 2015.The guarantee referred to in Item 1 is governed by Mexican law and the purchase guarantee referred to in Item 2 is governed by Mexican law.

                                 Schedule III

                                    Orders

The anti-dumping order imposed by the United States Department of Commerce on August 30, 1990 pursuant to which the subsidiaries of CEMEX S.A. de C.V. that import cement from the United Mexican States must make cash deposits with the United States Customs Service to guarantee the eventual payment of anti-dumping duties, and the related reviews.

                                                                   EXHIBIT E-2


                      FORM OF LEGAL OPINION OF WARENDORF

Citibank, N.A.
2 Penn's Way, Suite 100
New Castle, DE 19720
U.S.A.
Attn:  Mr. Cristian Garcia

And to the Lenders and other Persons listed on Schedule I hereto

Date       [   ] October 2003
Our ref    03A C 101249

Ladies and Gentlemen:

         We have acted as special Dutch counsel to New Sunward Holding B.V. (the "Company") in connection with the US$1,150,000,000 term loan agreement (the "Loan Agreement") dated 15 October 2003 and made between the Company, as Borrower, Cemex S.A. de C.V., Cemex Mexico S.A. de C.V. and Empresas Tolteca de Mexico, S.A. de C.V., as Guarantors, the Several Lenders from time to time party thereto, Citibank N.A., as Administrative Agent, ABN AMRO Bank N.V., BNP Paribas, Citigroup Global Markets Inc., Credit Agricole Indosuez/Credit Lyonnais, J.P. Morgan Securities Inc., and Santander Central Hispano, as Mandated Lead Arrangers, ING Bank N.V., Mizuho Corporate Bank, Ltd. and the Royal Bank of Scotland Plc., as Arrangers, Bank of America N.A., Bank of Tokyo-Mitsubishi, BBVA BANCOMER S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, and ScotiaBank, as Co-Arrangers, Credit Agricole Indosuez/Credit Lyonnais, as Syndication Agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners.

For purposes of this opinion, we have examined and relied on the documents listed in Schedule II and Schedule III which shall form part of this opinion and such other documents as we have deemed relevant for the purposes of this opinion. The documents listed in Schedule II are referred to as the "Documents" and the documents listed in Schedule III as the "Certificates."

Unless otherwise defined in this opinion or unless the context otherwise requires, words and expressions defined in the Loan Agreement shall have the same meanings when used in this opinion. We understand that you require this opinion from us pursuant to Section 4.6 of the Loan Agreement.

In connection with such examination and in giving this opinion, we have assumed:

a) the genuineness of the signatures to the Documents and the Certificates, the authenticity and completeness of the Documents and the Certificates submitted to us as originals, the conformity to the original documents of the Documents and the Certificates submitted to us as copies and the authenticity and completeness of these original documents;

b) the legal capacity (handelingsbekwaamheid) of the natural persons acting on behalf of the parties, the due incorporation and valid existence of, the power, authority and legal rights of, and the due authorisation and execution of the Documents by, each of the parties thereto (other than the Company) under any applicable law (other than Dutch law);

c) the due compliance with all matters of, and the validity, binding effect and enforceability of the Documents under any applicable law (other than Dutch law) and in any jurisdiction (other than The Netherlands) in which any obligation under the Documents falls to be performed;

d) the accuracy, completeness, validity and binding effect of the Certificates and the matters certified or evidenced thereby at the date hereof and any other relevant date;

e) that neither the Company nor any third party has filed a petition with any court for the bankruptcy (faillissement), dissolution (ontbinding en vereffening), moratorium of payments (surseance van betaling), judicial review of corporate management (enquete) or other similar proceedings of the Company and that no receiver, trustee, administrator or similar officer has been appointed in respect of the Company. We do not opine, and we have assumed, that the Company has not been declared bankrupt (failliet) and has not been granted a moratorium of payments (surseance van betaling) or given similar protection from its creditors in any jurisdiction, that no court order was made for the dissolution (ontbinding en vereffening) of the Company, and that no request for any such orders or judgments was made; inquiries by telephone,however, on the date hereof, with the offices of the Bankruptcy Registrar (faillissementsgriffie) of the District Court (rechtbank) of Amsterdam and the Civil Registrar (civiele griffie) of the District Court (rechtbank) of Amsterdam have not indicated that the Company has been declared bankrupt (failliet) or granted a moratorium of payments (surseance van betaling) in The Netherlands;

f) that the Extract fully and accurately reflects the corporate status and position of the Company. It is noted, hoever, that the Extract may not completely and accurately reflect this status and position insofar as there may be a delay between the taking of corporate action and the filing of the necessary documentation at the Commercial Register and a further delay between that filing and an entry appearing on the file of the relevant party at the Commercial Register;

g) that in each and every respect the terms and conditions of each of the Documents, the performance by th eparties thereto of their respective obligations thereunder and the transactions contemplated therein, including without limitation, all payments thereunder, are at arm's length; and

h) that foreign law which may apply with respect to the Documents or the transactions contemplated thereby would not be such as to affect this opinion.

This opinion is given only with respect to Dutch law as generally interpreted and applied by the Dutch courts at the date of this opinion. As to matters of fact we have relied on the Certificates and the representations and warranties contained in or made pursuant to the Documents. We do not express an opinion on the completeness or accuracy of the representations or warranties made by the parties to the Documents, matters of fact, matters of foreign law, international law, including, without limitation, the law of the European Union, and anti-trust and competition law, except to the extent that those representations and warranties and matters of fact and law are explicitly covered by the opinions below and except to the extent the law of the European Union (other than anti-trust and competition law) has direct force and effect in The Netherlands. No opinion is given on commercial, accounting or non-legal matters or on the ability (except to the extent affected by Dutch law) of the parties to meet their financial or other obligations under the Documents.

Based on and subject to the foregoing, and subject to the qualifications set out below and matters of fact, documents or events not disclosed to us, we express the following opinions:

9. The Company is duly incorporated and is validly existing under Dutch law as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and possesses the capacity to sue and to be sued in its own name.

10. The Company has, and had at the date of execution of the Loan Agreement, the corporate power and authority to execute the Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated therein.

11. The execution of the Documents to which the Company is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action.

12. Each of the Documents has been duly executed under applicable law on behalf of the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, and would be so treated in the Dutch courts. Each of the Documents is in proper form for its enforcement in those courts.

13. It is not necessary in order to ensure the validity, enforceability or admissibility in evidence of the Documents against the Company in the Dutch courts, that those Documents or any other document in connection therewith be notarized, filed, registered or recorded with, or that any consent, permit or other authorization be issued by, any governmental, judicial or public bodies or authorities in The Netherlands or that any transfer, stamp, registration or similar tax or charge be paid on or in respect thereof, or that any other action be taken in The Netherlands.

14. The execution by the Company of the Documents to which it is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated therein (i) do not conflict with or result in a violation of any provision of the Articles or any existing provision of, or rule or regulation under, the law of The Netherlands, or any political subdivision thereof, applicable to companies generally, (ii) do not result in a breach or violation of, or constitute a default under any agreement, judgment, injunction, order, decree or other instrument to which the Company is a party or which is binding on the Company or its assets, and (iii) do not or will not by their own terms result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the assets or properties of the Company.

15. The Company is in full compliance with the applicable provisions of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), as amended from time to time, and any implementing regulations including, but not limited to, the Exemption Regulation of the Dutch Minister of Finance of June 26, 2002 (Vrijstellingsregeling Wtk
     1992), as amended from time to time, and the Dutch Central Bank's (De Nederlandsche Bank) policy guidelines of July 10, 2002 issued in relation to the Dutch Exemption Regulation (beleidsregel kernbegrippen markttoetreding en handhaving Wtk 1992) as amended from time to time.

16. No authorisation, consent, approval, licence or exemption from, or filing or notification with, any governmental, judicial or public body or authority in The Netherlands is required for the execution of the Documents by the parties thereto, the performance of their respective obligations thereunder and the consummation of the transactions contemplated therein.

17. The obligations of the Company under the Documents to which it is party will rank at least pari passu with all the other present or future unsecured and unsubordinated obligations of the Company, except for those obligations that are preferred (voorrecht of voorrang) by law.

18. Each of the choice of the law of the State of New York to govern the Documents to which it is a party and the choice of the law of the United Mexican States, as the case may be, to govern the Notes is a valid choice of law and the law so chosen would accordingly be applied by the Dutch courts if any of the Documents or any claim thereunder comes under their jurisdiction upon proper proof of the relevant provisions of the law chosen. The submission by the Company in the Documents to which it is a party to the non-exclusive jurisdiction of the courts of United States for the Southern District of New York and the courts of the State of New York and the irrevocable appointment in those Documents by the Company of an agent to accept service of process in respect of the jurisdiction of the courts of the United States of America for the Southern District of New York and the courts of the State of New York is valid and legally binding on the Company.

19. In proceedings taken in The Netherlands, neither the Company nor any of its assets has any immunity from the jurisdiction of any Dutch court or from any legal action or proceeding (including, without limitation, suit, attachment prior to judgment, attachment in aid of execution, execution or other legal process).

20. A final judgement rendered by a Court in the United States of America for the Southern District of New York or any courts of the State of New York located in the Borough of Manhattan, City of New York, or, as the case may be, the courts in the City of Mexico, Federal District, United Mexican States, would not automatically be enforceable in The Netherlands. However, a final judgement obtained in any such foreign court and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in New York or, as the case may be, in Mexico, with respect to the payment obligations of Company under any of the Documents would generally be upheld and be regarded by a Dutch court of competent jurisdiction as conclusive evidence when asked to render a judgement in accordance with that judgement by said New York or Mexican court, without substantive re-examination or re-litigation of the subject matter thereof, if that judgement has been rendered by a court of competent jurisdiction, in accordance with the principles of due process, its content and enforcement do not conflict with Dutch public policy and it has not been rendered in proceedings of a penal or revenue or other public nature.

21. It is not necessary for or by reason of the execution, performance or enforcement in The Netherlands of the Documents, that the Lenders or any Agent should be licensed, registered, qualified or otherwise entitled to carry on business in The Netherlands.

22. There are no exchange control restrictions in The Netherlands, which would restrict the ability of any of the Lenders or any Agent to exercise its rights against the Company under the Documents or to remit the proceeds of enforcement thereof out of The Netherlands. A Dutch resident, however, must notify the Dutch Central Bank (De Nederlandsche Bank N.V.) in writing of all payments in excess of EUR 12,500 (or the equivalent thereof in any other currency or in any currency unit) made by that resident to non-Dutch residents or by those residents to the resident.

23. A judgment rendered by a Dutch court against the Company with respect to its payment obligations under the Documents to which it is a party would, if requested, be expressed and payable in the currency in which such payment obligations are denominated.

24. There is no tax, levy, impost, deduction, charge or withholding imposed by The Netherlands or any political subdivision or taxing authority thereof on or by virtue of the execution and delivery of any of the Documents or on any payment to be made by the Company under any Document;

25. No Agent or Lender is or will be or deemed to be resident, domiciled, carrying on business or subject to taxation in The Netherlands by reason only of the execution, delivery, performance and/or enforcement of the Documents;

26. The rate of rates of interest provided for in the Documents, including all late payment charges and interest at the default rate provided for therein, do not and will not violate or conflict with, or give rise to any defense to payment of any obligation of the Company or to any claim, counterclaim, set-off or recoupment under, any usury or other law or regulation of The Netherlands governing the maximum rate of interest or amount of other charges that may be charged or incurred in transactions of the type contemplated under the Documents;

27. No actions, suits, investigations or proceedings, legal or administrative, are currently pending in The Netherlands, or, so far as we are aware, threatened, (a) to restrain the execution and delivery of, the exercise of any of the rights of the Company and/or performance or enforcement of or compliance with any of its obligations under, any Document or (b) that are reasonably likely to have a Material Adverse Effect.

The opinions expressed above are subject to the following qualifications:

(A) Our opinions expressed herein are subject to and limited by applicable bankruptcy, suspension of payment, insolvency, reorganisation and other laws relating to or affecting the rights of creditors or secured creditors generally.

(B) Delivery of documents is not a concept of Dutch law and we have therefore assumed the due delivery of the Documents by the parties thereto under any applicable law in which such concept is relevant.

(C) Matters of limitation of rights and obligations created by an agreement are governed by the statute of limitation of the law applicable to this agreement.

(D) The enforcement in The Netherlands of the Documents is subject to the Dutch rules of civil procedure as applied by the Dutch courts.

(E) The availability in the Dutch courts of remedies, such as injunction and specific performance, is at the discretion of the courts.

(F) The Dutch courts may stay or refer proceedings if concurrent proceedings are being brought elsewhere.

(G) The Dutch courts may render judgments for a monetary amount in foreign currencies, but these foreign monetary amounts may be converted into euro for enforcement purposes. Foreign currency amounts claimed in a Dutch (provisional) suspension of payment or bankruptcy proceeding will be converted into euro at the rate prevailing at commencement of that proceeding.

(H) A power of attorney granted by a Dutch company will automatically, i.e. by operation of law, terminate upon the bankruptcy of the company or become ineffective, when this company has been granted a (provisional) suspension of payment. To the extent that the appointment of a process agent by the Company constitutes the granting of a power of attorney to that process agent, the service of process on that agent, after the Company has been declared bankrupt or it has been granted a (provisional) suspension of payments, would not be valid and effective, except to the extent authorised by the public receiver (curator) or administrator (bewindvoerder), as the case may be.

This opinion, which is strictly limited to the matters stated herein and which is not to be read as extending by implication to the other matters in connection with the Documents or otherwise, is given subject to the General Terms of Warendorf referred to at the bottom of the front page of this opinion letter, which General Terms include a limitation of liability, and on the basis that it is governed by and to be construed in accordance with Dutch law and that any action, arising out of it is to be determined by the competent court in Amsterdam which shall have exclusive jurisdiction in relation thereto. We do not assume any obligation to advise you (or any other person entitled to rely on this opinion) of subsequent changes in, or in the interpretation of, Dutch law.

This opinion is given solely for the benefit of Citibank, N.A. and the other Persons listed on Schedule I hereto in this particular matter and the context specified herein. It may not, without our prior written consent, be transmitted or otherwise disclosed to, or relied upon by, others, referred to in other matters or context whatsoever, or be quoted or made public in any way; provided that any Person becoming a Lender after the date hereof may rely on this opinion as if addressed to such Person as of the date hereof.

Yours faithfully,


Warendorf

                                  SCHEDULE I





[Lenders and Agents]

                                  SCHEDULE II

                                   Documents




         a) A copy of the executed Loan Agreement;

         b) copies of the executed Notes;

                                 SCHEDULE III


                                 Certificates




a) a copy of the deed of incorporation, incorporating the articles (statuten) of the Company, dated 1 May 2000;

b) a copy of the deed of amendment of the articles of the Company, dated 15 October 2003 and a copy of the full text of the articles as amended (together with the deed referred to in paragraph (a), the "Articles")

c) a copy of the register of shareholders of the Company (the "Shareholders Register");

d) an extract in respect of the Company from the Commercial Register (Handelsregister) in Amsterdam, dated as of the date hereof (the "Extract");

e) a copy of the resolutions of the Board of Managing Directors (Bestuur) of the Company, dated 15 October 2003;

f) a copy of the resolutions of the General Meeting of Shareholders of the Company dated 15 October 2003;

                                                                   EXHIBIT E-3


                           FORM OF LEGAL OPINION OF
                       LIC. RAMIRO G. VILLAREAL MORALES

October [  ], 2003


Citibank, N.A.
         as Administrative Agent under the Loan Agreement, as hereinafter defined (the "Administrative Agent")

and

The Lenders listed on Schedule 1 hereto which are parties to the Loan
         Agreement on the date hereof


Ladies and Gentlemen:

         I am General Counsel to CEMEX, S.A. de C.V. ("CEMEX"), Cemex Mexico, S.A. de C.V. and Empresas Tolteca de Mexico, S.A. de C.V. (collectively, the "Guarantors") and have acted as Mexican counsel to New Sunward Holding B.V. (the "Borrower", and, together with the Guarantors, the "Loan Parties") in connection with the preparation, execution and delivery of (a) the Term Loan Agreement (the "Loan Agreement") dated as of October 15, 2003 among the Loan parties, the several lenders from time to time party thereto (the "Lenders"), Citibank, N.A., as Administrative Agent, ABN AMRO Bank N.V., BNP Paribas, Citigroup Global Markets, Inc., Credit Agricole/Credit Lyonnais, J.P. Morgan Securities, Inc., and Santander Central Hispano, as Mandated Lead Arrangers, ING Bank N.V., Mizuho Corporate Bank, Ltd., and The Royal Bank of Scotland PLC., as Arrangers, Bank of America, N.A., Bank of Tokyo-Mitsubishi, BBVA Bancomer, S.A., and Scotiabank, as Co-Arrangers, Credit Agricole/Credit Lyonnais, as Syndication Agent, and Citigroup Global Markets, Inc. and J.P. Morgan Securities, Inc. as Joint Bookrunners, and (b) the Notes delivered as of the date hereof. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined. This opinion is furnished pursuant to Section 4.6(iii) of the Loan Agreement.

         In connection with the opinions expressed below, I have examined and relied on originals or copies of the following:

         (a) the executed Loan Agreement;

         (b) the executed Notes; and

         (c) all such other agreements and instruments, and such other corporate and public records and documents as I have deemed relevant or appropriate for purposes of this opinion.

         I have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery of the Loan Agreement by the Lenders and the Agent; (ii) the validity, binding effect and enforceability of the Loan Documents under the laws of the State of New York and the United States of America; (iii) the genuineness and authenticity of all opinions, documents and papers submitted to me; and (iv) that copies of all opinions, documents and papers submitted to me are complete and conform to the originals thereof.

         Based upon the foregoing and subject to the further qualifications set forth below, I am of the opinion that:

         (a) Each of the Guarantors is a corporation (sociedad anonima de capital variable) duly organized and validly existing under the laws of Mexico and has full corporate power and authority to own or lease its property or assets, to conduct its business as currently conducted and to enter into, perform and duly comply with its obligations under the Loan Agreement and each of the other Loan Documents.

         (b) The execution, delivery and performance by each of the Loan Parties of the Loan Documents and the consummation of the transactions contemplated thereby, (i) in the case of the Guarantors, are within the corporate power and authority of each of the Guarantors, have been duly authorized by all necessary corporate and legal action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the estatutos sociales or other organizational documents of any of the Guarantors and (ii) in the case of the Loan parties, do not contravene, or constitute or create a default under, any agreement, judgment, injunction, order, decree or other instrument binding on CEMEX or any of its Subsidiaries, or result in the creation or imposition of any Lien on any asset of CEMEX or any of its Subsidiaries.

         (c) No consent, authorization, exemption, license, registration or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body in Mexico is required for the execution, delivery and performance by each of the Guarantors of the Loan Documents, including without limitation any governmental consent, authorization, exemption, license, registration or approval or other action required by exchange control regulations to enable each of the Guarantors to punctually pay its obligations under the Loan Documents.

         (d) The Loan Agreement and each of the Notes have been duly executed and delivered by each Guarantor. The Loan Agreement and the Notes constitute legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their respective terms.

         (e) The payment obligations of each Guarantor under the Loan Documents constitute direct and unconditional obligations of each Guarantor and will rank at least pari passu in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor, except for labor claims, claims of tax authorities for unpaid taxes, social security quotas, worker's housing fund quotas and retirement fund quotas ranking senior by operation of law (but not by contract or agreement). If any Guarantor is unable to meet its obligations under the Loan Documents, the Administrative Agent and the Lenders shall have full recourse against such Guarantor in Mexico.

         (f) Each of the Guarantors is an entity with legal capacity to sue and be sued and is subject to civil and commercial law with respect to their respective obligations under the Loan Documents to which each of them is a party. Neither the Guarantors nor any of their properties has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Mexican law in respect of their obligations under the Loan Documents, as the case may be.

         (g) Except as disclosed in the Loan Agreement, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to the best of my knowledge after due inquiry, threatened by or against CEMEX, any of its Subsidiaries or against any of their properties or revenues (i) with respect to the Loan Documents or any of the transactions contemplated thereby or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (h) It is not necessary under the laws of Mexico (i) in order to enable any of the Lenders or the Administrative Agent, to enforce any rights under the Loan Documents or (ii) solely by reason of the execution, delivery or performance of the Loan Documents, that any of the Lenders or the Administrative Agent be licensed or qualified with any Governmental Authority in Mexico or be entitled to carry on business in Mexico.

         (i) Neither any Lender nor the Administrative Agent will be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of the Loan Agreement or any other Loan Document.

         (j) There is no tax, levy, stamp duty, impost deduction, charge or withholding imposed by Mexico or any political subdivision thereof (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of any of the Loan Documents or (ii) on any payment made by any of the Guarantors pursuant to any of the Loan Documents, except that a withholding tax will be imposed by Mexico on payments of interest made by any Guarantor to a non-resident of Mexico for tax purposes. The Guarantors are permitted to pay additional amounts payable under Section
2.12 of the Loan Agreement and under the Notes.

         (k) Each of the Loan Documents is in proper legal form under the laws of Mexico for the enforcement thereof against each of the Guarantors under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents in a court in Mexico, it is not necessary that any of the Loan Documents be filed, registered or recorded with any Governmental Authority in Mexico, or that any registration charge or stamp or similar tax be paid on or in respect of any of the Loan Documents.

         (l) The submission by each Guarantor to the non-exclusive jurisdiction of the courts referred to in Section provided for in Section
10.12 of the Loan Agreement, the appointment of the agent for service of process and the designation of the method of service of process in the Loan Agreement are valid and effective under the laws of Mexico and are irrevocably binding on each Guarantor.

         (m) The choice of New York law to govern the Loan Agreement and each of the other Loan Documents is a valid and effective choice of law under the laws of Mexico.

         (n) The Notes qualify as pagares for executory proceedings (accion ejecutiva mercantil) under Mexican law.

         (o) Any final judgment obtained against any of the Guarantors in any of the courts specified in the Loan Documents, in respect of any sum payable by any Guarantor under the Loan Documents, would be recognized and enforced by the courts of Mexico without any retrial or re-examination of the issues, pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside of Mexico may be enforced by Mexican courts, provided that:

         (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Loan Agreement or any other Loan Document;

         (ii) such judgment is strictly for the payment of a certain sum of money based on an in personam (as opposed to an in rem) action;

         (iii) service of process was made personally on a Guarantor, as the case may be, or on its process agent appointed pursuant to Section 10.13 of the Loan Agreement (a court of Mexico would consider the service of process upon the duly appointed agent, by means of a notarial instrument, to be personal service of process meeting procedural requirements of Mexico), provided such service of process is personally made upon the defendant or its duly appointed process agent;

         (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

         (v) the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

         (vi) such judgment is final in the jurisdiction where obtained;

         (vii) the action in respect of such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

         (vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

         I have no reason to believe that the enforcement of a non-Mexican judgment relating to the Loan Documents would be contrary to Mexican law, Mexican public policy, international treaties or agreements binding on Mexico or generally accepted principles or international law, provided that Mexican procedural requirements have been complied with.

         This opinion is subject to the following qualifications:

         1. Enforcement of the Loan Agreement and the other Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally;

         2. In the event that proceedings are brought in Mexico seeking performance of the obligations of the Guarantors in Mexico, pursuant to the Mexican Monetary Law, such Guarantors may discharge their obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made;

         3. Covenants which purport to bind any of the Guarantors on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by CEMEX, are not enforceable through specific performance, but nevertheless are enforceable against such Guarantors and non-compliance with any such covenants would constitute an Event of Default entitling the Lenders to demand the acceleration of amounts payable under the Loan Agreement;

         4. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

         5. In any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, worker's housing fund quotas and retirement fund quotas will have priority over claims of the Administrative Agent and the Lenders; and

         6. With respect to the provisions contained in the Loan Agreement in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico.

         7. In rendering any opinion in paragraph (b), I have assumed that to the extent any document referred to in clause (ii) of such paragraph (b) is governed by the law of a jurisdiction other than those referred to in the following paragraph, such document would be enforced as written.

         I express no opinion as to any laws other than the laws of Mexico. Insofar as the opinions set forth above are governed by New York or Dutch law, I have relied, without making any independent investigation with respect thereto, on the opinions of Mayer, Brown, Rowe & Maw LLP and Warendorf dated the date hereof, delivered to you pursuant to the Loan Agreement.

         This opinion is furnished only to you in connection with the closing under the Loan Agreement and is solely for your benefit. Without my prior written consent, this opinion may not be used or relied upon by, or assigned to, any other person for any purpose, except that Mayer, Brown, Rowe & Maw LLP and Warendorf may rely upon this opinion as to matters of the laws of Mexico in rendering their opinions in connection with the Loan Agreement, and any Person becoming a Lender after the date hereof may rely on this opinion as if addressed to such Person as of the date hereof. This opinion is not to be circulated, quoted or otherwise referred to for any other purpose without my prior written consent, except to the extent that the ability to circulate, quote or refer to this letter is necessary so that the transactions contemplated by the Loan Documents are not treated as a "confidential transaction" within the meaning of Treasury Regulations section 1.6011-4(b)(3)d.


                                                Very truly yours,



                                                Ramiro Villarreal

                                                                     EXHIBIT F


                       FORM OF PROCESS AGENT ACCEPTANCE


To Citibank, N.A., as Administrative Agent
[Insert Address]
Attention:  [                 ]

Ladies and Gentlemen:

         Reference is made to the Term Loan Agreement, dated as of October 15, 2003 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among NEW SUNWARD HOLDING B.V. (the "Borrower"), CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V. (collectively, the "Guarantors"), the Lenders party thereto, CITIBANK, N.A., as administrative agent and the other Persons party thereto and the Notes referred to therein. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

         Pursuant to Section 10.13 of the Loan Agreement, the Borrower and each Guarantor has irrevocably appointed the undersigned (at the undersigned's office located at 111 Eighth Avenue, 13th Floor, New York, New York 10011) as its agent in its name, place and stead to accept service of any writ, process or summons in respect of any legal actions or proceedings in New York arising out of or in connection with the Loan Agreement or any Note.

         The undersigned hereby (a) informs you that it accepts such appointment by the Borrower and each Guarantor as set forth in Section 10.13 of the Loan Agreement and (b) agrees with you that (i) it will not terminate such agency relationship prior to the date one year after the final maturity of the loans made under the Loan Agreement, (ii) it will maintain an office in New York, New York, U.S.A. at all times to and including said date and will give you prompt notice of any change of its address during such period and
(iii) it will promptly forward to the Borrower or any Guarantor any summons, complaint or other legal process that the undersigned receives in connection with its appointment as such agent and attorney-in-fact of such person.

                                                 Very truly yours,


                                                 CT CORPORATION SYSTEM



                                                 By:
                                                    ------------------------
                                                     Name:
                                                     Title:

                                                                     EXHIBIT G

                         FORM OF NON-EXTENSION NOTICE

Citibank, N.A., as Administrative Agent
[Insert Address]
Attention:  [                       ]


New Sunward Holding B.V.
[Insert Address]
Attention:  [                       ]


Ladies and Gentlemen:

         This notice shall constitute a "Non-Extension Notice" pursuant to
Section 2.5 of the Term Loan Agreement, dated as of October 15, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among NEW SUNWARD HOLDING B.V., a company organized and existing under the laws of The Netherlands (the "Borrower"), CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V. (collectively, the "Guarantors"), the Lenders party thereto, CITIBANK, N.A., as Administrative Agent and the other Persons party thereto. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Loan Agreement.

         With respect to our Tranche [B][C] Loan, in a principal amount outstanding of [$][(Y)][______], made in connection with the above-referenced Loan Agreement, we hereby give notice to you that the Tranche [B][C] Maturity Date shall not be extended to the Tranche [B][C] Extended Maturity Date.

                                          [NAME OF LENDER]


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

                                             Date:  [            ], 20__

                                                                     EXHIBIT H

                          FORM OF TERMINATION NOTICE
                        UNDER REVOLVING CREDIT FACILITY



Bank of America, N.A., as Administrative Agent
[Insert Address]
Attention:  [                          ]

Ladies and Gentlemen:

         This notice shall constitute an irrevocable notice of termination of Revolving Commitments pursuant to Section 2.6 of the Credit Agreement, dated as of June 11, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Revolving Credit Facility"), among CEMEX, S.A. DE C.V. (the "Borrower"), the several banks and other financial institutions or entities from time to time party thereto, BANK OF AMERICA, N.A., as administrative agent, J.P. MORGAN SECUTIES INC., as documentation agent, BANC OF AMERICA SECURITIES LLC and J.P. MORGAN SECURITIES INC., as co-syndication agents, joint lead arrangers and joint bookrunners and the several Lenders party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Revolving Credit Facility.

         The Revolving Commitments of the Lenders are hereby terminated in their entirety, effective as of the date that is five Business Days from the date hereof.

         Notwithstanding any provisions of the Revolving Credit Facility to the contrary, and without purporting to affect any rights or obligations of any party thereto other than as specified herein, the Borrower hereby irrevocably waives and forgoes any and all rights that the Borrower may have under the Revolving Credit Facility to make any further Borrowing thereunder and irrevocably releases each Lender from any obligations it may have under the Revolving Credit Facility to make any further Loans thereunder, in each case effective as of the date hereof.

                                                CEMEX, S.A. DE C.V.


                                                By:
                                                   ---------------------------
                                                Name:
                                                Title:

                                                Date:  October o, 2003